Exhibit 10.27

COLEMAN HIGHLINE

OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between CAP OZ 34, LLC, a Delaware limited liability company ("Landlord"), and ROKU, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	August 1, 2018
2. Premises (Article 1).
2.1 Building:

Each of the following is a "Building" and are, collectively, the "Buildings": (i) that certain six (6)-story building ("Building 3") to be located at 1173 Coleman Avenue, San Jose, California 95110, containing 194,790 rentable square feet ("RSF"), commonly known as Building Three, (ii) that certain five (5)-story building ("Building 4") to be located at 1167 Coleman Avenue, San Jose, California 95110, containing 163,272 RSF, commonly known as Building Four, and (iv) that certain three (3)-story amenities building ("Building A2") to be located at 1161 Coleman Avenue, San Jose, California 95110, containing 22,889 RSF, commonly known as the A2 Amenity Building.

2.2 Premises:

A total of 380,951 RSF, as further set forth in Exhibit A to this Lease, consisting of (i) the entirety of the 194,790 RSF of Building 3 ("Building 3 Premises"), (ii) the entirety of the 163,272 RSF of Building 4 ("Building 4 Premises"), and (iii) the entirety of the 22,889 RSF of Building A2 ("Building A2 Premises").

The Building 3 Premises, the Building 4 Premises and the Building A2 Premises are each referred to herein as a "Phase," and collectively as the "Premises".

3. Lease Term (Article 2).
3.1 Length of Term:	Approximately one hundred forty (140) full calendar months from the "Lease Commencement Date" under the Building 2 Lease (as that term is defined in Section 1.1.4 below).
3.2.1 Building 3 Lease Commencement Date:

The date (the "Building 3 Lease Commencement Date") that is the earlier to occur of (i) the date upon which Tenant first commences to conduct business operations in the Building 3 Premises and (ii) the date that is the latest to occur of (a) five (5) months after the Delivery Date (as that term is defined in Section 1.2 of Exhibit B attached to this Lease) for Building 3, (b) the Final Condition Date (as that term is defined in Section 1.3 of Exhibit B attached to this Lease) for Building 3, and (c) March 1, 2020.  The anticipated Delivery Date is September 24, 2019.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

3.2.2 Building 4 Lease Commencement Date:

The date (the "Building 4 Lease Commencement Date") that is the earlier to occur of (i) the date upon which Tenant first commences to conduct business operations in the Building 4 Premises and (ii) the date that is the latest to occur of (a) five (5) months after the Delivery Date (as that term is defined in Section 1.2 of Exhibit B attached to this Lease) for Building 4, (b) the Final Condition Date (as that term is defined in Section 1.3 of Exhibit B attached to this Lease) for Building 4, and (c) March 1, 2020.  The anticipated Delivery Date is September 24, 2019.

3.2.3 Building A2 Lease Commencement Date:

The date (the "Building A2 Lease Commencement Date") that is the earlier to occur of (i) the date upon which Tenant first commences to conduct business operations in the Building A2 Premises and (ii) the date that is the latest to occur of (a) five (5) months after the Delivery Date (as that term is defined in Section 1.2 of Exhibit B attached to this Lease) for Building A2, (b) the Final Condition Date (as that term is defined in Section 1.3 of Exhibit B attached to this Lease) for Building A2, and (c) March 1, 2019.  The anticipated Delivery Date is September 24, 2019.

The Building 3 Lease Commencement Date, the Building 4 Lease Commencement Date and the Building A2 Lease Commencement Date are each referred to herein as a "Lease Commencement Date," and collectively as the "Lease Commencement Dates".

3.3 Lease Expiration Date:		The last day of the one hundred fortieth (140th) full calendar month of the lease term for the Building 2 Lease.
4. Base Rent (Article 3):

The following Base Rent schedule was determined based on the total rentable square feet of the entire Premises, without regard to the phasing Lease Commencement Dates.  Following the determination of the actual Lease Commencement Dates for each Phase of the Premises, the parties shall execute an amendment to this Lease reflecting the applicable Lease Commencement Date for each Phase and the Base Rent (as increased as of the applicable Lease Commencement Date) owed for each Phase.  For example, the Base Rent for the Building 3 Premises will be based on a Monthly Base Rent of $3.71 per RSF during Lease Year 1.  If the Building 4 Lease Commencement Date is the first day of Lease Year 2, then the Base Rent for both the Building 3 Premises and the Building 4 Premises shall be based on a Monthly Base Rent of $3.82 per RSF for Lease Year 2.

Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Monthly Base Rent per RSF**
Lease Year 1	$16,950,795.72	$1,412,566.31	$3.71
Lease Year 2	$17,459,319.60	$1,454,943.30	$3.82
Lease Year 3	$17,983,099.20	$1,498,591.60	$3.93
Lease Year 4	$18,522,592.20	$1,543,549.35	$4.05
Lease Year 5	$19,078,269.96	$1,589,855.83	$4.17
Lease Year 6	$19,650,618.00	$1,637,551.50	$4.30
Lease Year 7	$20,240,136.60	$1,686,678.05	$4.43
Lease Year 8	$20,847,340.68	$1,737,278.39	$4.56
Lease Year 9	$21,472,760.88	$1,789,396.74	$4.70
Lease Year 10	$22,116,943.68	$1,843,078.64	$4.84
Lease Year 11	$22,780,452.00	$1,898,371.00	$4.98
788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the applicable six (6) month periods commencing on each of the Lease Commencement Dates, respectively, and ending on the last day of the sixth (6th) full calendar month following each of the Lease Commencement Dates, respectively, shall be abated.

*

The initial Monthly Installment of Base Rent amount was calculated by multiplying the initial Monthly Rental Rate per RSF amount by the number of rentable square feet of space in the Premises, and the Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12).  In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of the full calendar month that is Lease Month 13, the calculation of each Monthly Installment of Base Rent amount reflects an annual increase of three percent (3%) and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).

**	The amounts identified in the column entitled "Monthly Rental Rate per RSF" are rounded amounts provided for informational purposes only.

5. Tenant's Share (Article 4):	100%
6. Permitted Use (Article 5): 6.1 Office Permitted Use: 6.2 Amenities Permitted Use:

General office, research and development uses, and ancillary uses thereto, all of which uses shall comply with (i) all "Applicable Laws," as that term is set forth in Article 24 of this Lease, including "Environmental Laws" and "Environmental Permits" (each as defined in Exhibit G), (ii) all applicable zoning and building codes and (iii) the first-class nature of the Project.

Operation of a Cafeteria and/or Fitness Center (as those terms are defined in Section 5.2 below), conference center, meeting space, training facility and ancillary uses thereto, all of which uses shall comply with (i) all Applicable Laws, including Environmental Laws and Environmental Permits, (ii) all applicable zoning and building codes and (iii) the first-class nature of the Project.

7. Letter of Credit (Article 21):	$16,950,795.00, subject to reduction as set forth in Article 21 below.
8. Parking Pass Ratio (Article 28):

3.3 unreserved parking passes for every 1,000 RSF of the Building 3 Premises and Building 4 Premises, subject to Article 28 below, commencing on the applicable Lease Commencement Date.  Tenant's electrical vehicle parking rights and certain rights to additional parking are set forth in Article 28 below.

9. Address of Tenant (Section 29.18):	ROKU, Inc. 150 Winchester Circle Los Gatos, California 95032 Attn: Director of Real Estate With a copy to: ROKU, Inc. 150 Winchester Circle Los Gatos, California 95032 Attn: General Counsel
10. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

11. Broker(s) (Section 29.24): Representing Tenant: Newmark Cornish & Carey 2804 Mission College Blvd., Suite 120 Santa Clara, California 95054	Representing Landlord: CBRE, Inc. 225 West Santa Clara Street, 12th Floor San Jose, California 95113
13. Tenant Improvement Allowance (Exhibit B):	$82.50 per RSF of the Premises, including the RSF for each Building's lobby, each of which shall be built out by Tenant.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

ARTICLE 1

PREMISES, BUILDINGS, PROJECT, AND COMMON AREAS

1.1    Premises, Buildings, Project and Common Areas.

1.1.1    The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The outline of the Premises is set forth in Exhibit A attached hereto.  Landlord and Tenant hereby acknowledge and agree that the RSF of the Premises is stipulated as set forth in Section 2.2 of the Summary, and that such RSF shall not be subject to remeasurement or modification; provided, however, that Tenant shall have the right to verify the RSF of the Premises in accordance with Section 1.3 below solely for the purpose of confirming that Landlord has constructed the Base Building in accordance with the Base Building Plans (as that term is defined in Section 1.1 of the Tenant Work Letter).  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and the parties each covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Buildings" as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease or in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Buildings or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.  Subject to Applicable Laws, Tenant shall have the right to use, on an exclusive basis and without charge, the roof deck of Building A2 (the "Roof Deck").  Tenant's use of the Roof Deck shall be subject to such reasonable rules and regulations as may be prescribed in writing by Landlord from time to time and provided by written notice to Tenant.  Tenant shall not be permitted to install or place on the Roof Deck any furniture, fixtures, plants, graphics, signs or insignias or other items of any kind whatsoever, without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any alterations or improvements shall be constructed by Tenant as Alterations pursuant to Article 8 above, or as Tenant Improvements pursuant to the Tenant Work Letter.  The Roof Deck shall be considered part of the Premises for all purposes under this Lease.  Notwithstanding the foregoing, upon the applicable Lease Commencement Date and any applicable First Offer Commencement Date, the Building Systems, as that term is defined in Section 7.1 of this Lease, shall be in good working condition and repair, and Landlord hereby covenants that the Building Systems shall remain in good working condition for a period of twelve (12) months following the applicable Lease Commencement Date and any applicable First Offer Commencement Date pursuant to the terms and conditions of this Section 1.1.1.  Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense, as that term is defined in Section 4.2.4), repair or replace any failed or inoperable portion of such Building Systems during such twelve (12) month period ("Landlord's Warranty"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, and/or negligence (collectively, "Tenant Damage") of Tenant, its subtenants and/or assignees, if any, or any company which it acquired, sold or merged with Tenant, or any Tenant Parties, as that term is defined in Section 10.1 below, or by any modifications, Alterations, as that term is defined in Section 8.1 below, or improvements (including the Tenant Improvements, as that term is defined in Section 2.1 of the Tenant Work Letter) constructed by or on behalf of Tenant.  Landlord's Warranty shall not be deemed to require Landlord to replace any portion of the Building Systems, as opposed to repair such portion of Building Systems, unless prudent commercial property management practices dictate replacement rather than repair of the item in question.  To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.  If it is determined that the Building Systems (or any portion thereof) was not in good working condition and repair as of the applicable Lease Commencement Date, Landlord shall not be liable to Tenant for any damages, but as Tenant's sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion.

1.1.2    The Buildings and The Project.  The Premises is the principal component of the Buildings set forth in Section 2.1 of the Summary.  The Buildings are part of a mixed-use project known as "Coleman Highline."  The term "Project," as used in this Lease, shall mean (i) the Buildings, (ii) the Common Areas, (iii) the buildings within the Project known as Building One and Building Two depicted on the site plan attached hereto as Exhibit A-1 and located at 1143 Coleman Avenue ("Building 1") and 1155 Coleman Avenue ("Building 2"), respectively, (iv) once constructed, up to four (4) other office buildings (commonly known as Buildings Five through Eight), up to two (2) hotels, up to five (5) amenities structures, and up to two (2) retail buildings, all as depicted on the site plan attached hereto as Exhibit A-1, (v) the land (which is improved with landscaping, parking facilities, outdoor amenities areas and other improvements) upon which the Buildings and the adjacent buildings are located, and (vi) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project; provided that any such additions to the Project will not materially violate clauses (a) through (e) of Section 1.1.3 below without the prior written consent of Tenant, which may be given or withheld in Tenant’s reasonable discretion.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	5	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

1.1.3    Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas").  The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord, provided that Landlord shall at all times (1) maintain and operate the Common Areas in a first‑class manner at least consistent with "Comparable Buildings," as that term is defined in Section 4 of Exhibit F to this Lease; and (2) designate and operate the Common Areas in a manner that does not violate clauses (a) through (f) of the immediately following sentence.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project (other than the Premises) and the Common Areas, provided that Landlord shall not, without the prior written consent of Tenant, which may be given or withheld in Tenant’s reasonable discretion, make any permanent alterations, additions or changes which (a) change the nature of the Project to something other than a first class office building project, (b) materially, adversely affect Tenant's use of the Premises for the Permitted Use or materially interfere with Tenant’s business operations being conducted at the Premises, (c) materially adversely affect Tenant's ingress to or egress from the Project, Building, the Premises or the parking areas servicing the same, (d) materially impair the visibility of Tenant's signage rights as provided under this Lease, and/or (e) materially increase Tenant's monetary obligations under this Lease.  Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by Applicable Law or the Underlying Documents (as that term is defined in Section 5.5 below), or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, the Common Areas and Tenant's Parking Areas (as that term is defined in Article 28 below) twenty- four (24) hours per day, seven (7) days per week, every day of the year during the Lease Term.

1.1.4    Intentionally Omitted.

1.1.5    Other Project Leases.  Concurrently with the parties’ mutual execution and delivery of this Lease, and as a condition precedent to the effectiveness of this Lease, an affiliate of Landlord, CAP Phase 1, LLC, a Delaware limited liability company, and Tenant are executing and delivering a separate lease (as amended, supplemented or modified, the "Building 2 Lease") for Building 2, which is more particularly shown on the site plan attached hereto as Exhibit A-1.  Landlord acknowledges that Tenant intends to utilize the Premises and Building 2 as a unified corporate campus, and accordingly, the parties agree that each of the occupants of such buildings, or portion(s) thereof, shall have the same right during the Lease Term to use the amenities (including the Amenities Building) and the Common Areas as are granted to the occupants of the Premises under this Lease.

1.2    Right of First Offer. Landlord, on behalf of CAP Tranche 2, LLC (an affiliate of Landlord), hereby grants to the original Tenant set forth in this Lease (the "Original Tenant") and any Permitted Transferee Assignee a one-time right of first offer (the "Right of First Offer") with respect to the entirety of the building within the Project, if and once constructed, to be known as Building Five depicted on the site plan attached hereto as Exhibit A-1 and located at 1179 Coleman Avenue (the "First Offer Space"), on the terms and conditions set forth in this Section 1.2; provided that such First Offer Space is not the subject of any leasing negotiations (either orally or in writing) or a lease proposal, letter of intent, term sheet, or other lease document as part of an agreement involving three (3) or more office buildings at the Project.  Notwithstanding the foregoing, and subject to the terms and conditions of Section 1.2.6 below, such Right of First Offer shall (i) subordinate any agreement involving three (3) or more office buildings at the Project and all expansion rights set forth in such agreements (the "Superior Leases", and the tenants under such Superior Leases are "Superior Right Holders") (including, in each instance, renewals and expansions of any such Superior Leases, pursuant to rights in effect as of the date of this Lease regardless of whether such rights are exercised strictly in accordance with their terms).  Notwithstanding any contrary provision in the lease of any Superior Right Holder, such rights of any Superior Right Holder shall continue to be superior to Tenant's Right of First Offer in the event that such Superior Right Holder's lease is renewed or otherwise modified (and irrespective of whether any such renewal is currently set forth in such lease or is subsequently granted or agreed upon, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease).

1.2.1    Procedure for Offer.  From time to time, prior to leasing the First Offer Space to a third party (other than to a Superior Right Holder), Landlord shall deliver written notice to Tenant (the "First Offer Notice") describing First Offer Space (or portion thereof) that is then available and pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the First Offer Space described in the First Offer Notice.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth the Base Rent and the other "Economic Terms" (as that term is defined herein below) upon which Landlord is willing to lease such space to Tenant.  As used in this Section 1.2, "Economic Terms" shall refer to:  (i) the rental rate (including additional rent and considering any "base year" or "expense stop" applicable thereto); (ii) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such First Offer Space (which amount is a deduction from the cost to Tenant or such other party); and (iii) the amount of free rent (which amount is a deduction from the cost to Tenant or such other party).

1.2.2    Procedure for Acceptance.  If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall have the right to deliver notice to Landlord ("Tenant's First Offer Exercise Notice") of Tenant's election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice.  If, within the ten (10) business day period, Tenant does not deliver Tenant's First Offer Exercise Notice, then Landlord shall be free to enter into a lease ("Third Party Lease") for the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, during the 180-day period following the initial delivery of the First Offer Notice to

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Tenant, if the Economic Terms that Landlord is prepared to accept under a Third Party Lease are greater than ten percent (10%) more favorable to the tenant than the Economic Terms offered by Landlord to Tenant (as determined using a "Net Equivalent Lease Rate", as defined in Exhibit F attached hereto), then Landlord shall first make an offer of such more favorable Economic Terms (as such Economic Terms are determined using a Net Equivalent Lease Rate and adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party) (the "New Offer Terms") to Tenant by written notice (the "Additional Notice") setting forth the New Offer Terms, and Tenant shall have five (5) business days from Tenant's receipt of the Additional Notice to accept the New Offer Terms set forth in the Additional Notice (which procedure shall be repeated until Landlord enters into a lease or lease amendment with respect to such First Offer Space which does not require Landlord to deliver another Additional Notice to Tenant pursuant to the terms of this paragraph or Tenant exercises such Right of First Offer, as applicable).  If Landlord does not lease the First Offer Space within the foregoing one hundred eighty (180) day period, then Landlord shall also provide Tenant with an Additional Notice prior to entering into a Third Party Lease.

1.2.3    First Offer Term.  Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space (the "First Offer Term") shall commence upon the date set forth in the First Offer Notice (the "First Offer Commencement Date") and shall terminate on the date set forth in the First Offer Notice.

1.2.4    Construction in First Offer Space.  Tenant shall accept delivery of the First Offer Space in its then "as is" condition, and Tenant's construction of improvements in the First Offer Space shall comply with the terms of Article 8 of the First Offer Lease (defined below).  Any improvement allowance to which Tenant may be entitled shall be as set forth in the First Offer Notice.

1.2.5    First Offer Lease.  If Tenant timely exercises its Right of First Offer as set forth herein, then Landlord and Tenant shall, within thirty (30) days thereafter, execute a separate lease for such First Offer Space (the "First Offer Lease") which First Offer Lease shall contain the following:  (i) the terms and conditions set forth in the First Offer Notice and this Section 1.2; (ii) an obligation that Tenant deliver to Landlord under the First Offer Lease, concurrently with Tenant's execution of the First Offer Lease, a letter of credit in an amount equal to the first twelve (12) months of the base rent under the First Offer Lease that complies in all respects with the requirements of Article 21 of this Lease and that is subject to reduction in accordance with Section 21.9 of this Lease, except that the first reduction date of such letter of credit amount shall occur on the first day of the first full calendar month following the completion of one-third of the First Offer Term and the second reduction date of such letter of credit amount shall occur on the first day of the first full calendar month following the completion of two-thirds of the First Offer Term; and (iii) the non-business oriented terms and conditions of this Lease.  Notwithstanding the foregoing, the failure of Landlord and Tenant to execute and deliver such First Offer Lease shall not affect an otherwise valid exercise of Tenant's first offer rights or the parties' rights and responsibilities in respect thereof.

1.2.6Termination of Right of First Offer.  The Right of First Offer shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised by the Original Tenant or such Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant or any Permitted Transferee Assignee occupies the entire Premises.  Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.2, if, as of the date of the attempted exercise of any Right of First Offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, (i) Tenant is in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than once during the preceding twelve (12) month period, (ii) Tenant has made a Transfer (as defined in Section 14.1 below) of more than twenty-five percent (25%), in the aggregate, of the Premises other than to a Permitted Transferee (as that term is defined in Section 14.8 below), (iii) Tenant (or its Permitted Transferee, as the case may be) has vacated more than twenty-five percent (25%), in the aggregate, of the Premises for more than thirty (30) consecutive days, other than as a result of Alterations performed pursuant to Article 8 below or relating to a Casualty pursuant to Article 11 below, and/or (iv) less than fifteen (15) months then remain in the initial Lease Term (and in no event shall Tenant's Right of First Offer be applicable during the Option Term).

1.2.7    Binding Effect on Landlord.  For so long as CAP OZ 34, LLC, a Delaware limited liability company, or an entity which directly or indirectly controls, is controlled by, or is under common control with CAP OZ 34, LLC, a Delaware limited liability company, is the Landlord under this Lease (each, an "Original Landlord") and an Original Landlord is also the owner of the First Offer Space, Landlord's obligations under this Section 1.2 shall remain covenants binding on Original Landlord, and a default by the owner of the First Offer Space with respect to the Right of First Offer shall constitute a default by Original Landlord under this Lease.  Upon the transfer of Original Landlord's interest in the Premises and in this Lease to any third party (other than any other Original Landlord) or upon the transfer of Original Landlord's interest in the First Offer Space to any third party, Landlord shall automatically be released from all obligations under this Section 1.2 and Tenant agrees to look solely to the owner of the First Offer Space for the performance of the obligations under this Section 1.2 after the date of transfer.

1.3    Rentable Square Feet of Premises.  For purposes of this Lease, "rentable square feet" of the Premises shall be calculated pursuant to BOMA 2017 for Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2017), and its accompanying guidelines, as applicable to single-tenant buildings (i.e., rentable square footage equating to Gross Building Area) (collectively, "BOMA 2017").  Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises, based on the Base Building Plans (as that term is defined in Section 1.1 of the Tenant Work Letter) is as set forth in Section 2.2 of the Summary.  Within sixty (60) days after the Lease Commencement Date, Tenant may object to the amount of the rentable square footage of the Premises as set forth in this Lease; provided, however, Tenant may only object if the Building, as constructed, deviates from the Base Building Plans and, as a result of such deviation, the rentable square footage of the Premises is reduced, and

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-7-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

then any objection by Tenant to the rentable square footage of the Premises shall be limited solely to the amount of the actual deviation of the rentable square footages of the Premises, as constructed, deviates from the rentable square footages set forth in this Lease (the "Deviation").  Tenant's failure to deliver written notice of such objection within said sixty (60) day period shall be deemed to constitute Tenant's acceptance of the rentable square footage set forth in this Lease.  If Tenant objects to the amount of the rentable square footage, Landlord's space planner/architect and Tenant's space planner/architect shall promptly meet and attempt to agree upon the rentable square footage of the Premises as measured pursuant to BOMA 2017, it being understood that any adjustment must be limited to the Deviation.  If Landlord's space planner/architect and Tenant's space planner/architect cannot agree on the amount of the Deviation within thirty (30) days after Tenant's objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Deviation pursuant to BOMA 2017, subject to the limitations set forth herein.  Such third party independent measurement professional's determination shall be conclusive and binding on Landlord and Tenant.  Landlord and Tenant shall equally split the fees and expenses of the independent third party space measurement professional.  If the Lease Term commences prior to the calculation of the Deviation, Landlord's determination of the Deviation shall be utilized until a final determination of the Deviation is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.  In the event that pursuant to the procedure described in this Section 1.3 above, it is determined that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Rent, as those term is defined in Section 4.1 of this Lease, and the amount of the Tenant Improvement Allowance, as that term is defined in Section 2.1 of the Tenant Work Letter) shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1    In General.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary , and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided , however, that Lease Year 1 for this Lease shall commence on the same day as Lease Year 2 under the Building 2 Lease, and provided further that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C (the "Notice of Lease Term Dates"), attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) business days of receipt thereof (provided that if said Notice of Lease Term Dates is not factually correct, then Tenant shall make such changes as are necessary to make the Notice of Lease Term Dates factually correct and shall thereafter execute and return such Notice of Lease Term Dates to Landlord within such fifteen (15) business day period), and thereafter the dates set forth on such Notice of Lease Term Dates shall be conclusive and binding upon Tenant and Landlord, unless Landlord sends a Notice to Tenant rejecting Tenant’s changes, whereupon this procedure shall be repeated until the parties mutually agree upon the contents of the Notice of Lease Term Dates. In the event Landlord shall fail to send Tenant the Notice of Lease Term Dates within thirty (30) days following the Lease Commencement Date, such failure shall not be a default under this Lease, but Tenant may send to Landlord Notice of the occurrence of the Lease Commencement Date substantially in the form of the Notice of Lease Term Dates which Notice of Lease Term Dates Landlord shall acknowledge by executing a copy of the Notice of Lease Term Dates and returning it to Tenant (provided that if said Notice of Lease Term Dates is not factually correct, Landlord shall make such changes to the Notice of Lease Term Dates as are necessary to make such Notice of Lease Term Dates factually correct, which revised Notice of Lease Term Dates shall thereafter be subject to the procedure for finalization set forth in this Section 2.1).  Once the Notice of Lease Term Dates is executed and delivered by Landlord and Tenant, the same shall be binding upon Landlord and Tenant.

2.2    Option Term.

2.2.1    Option Right.  Landlord hereby grants Original Tenant one (1) option (the "Extension Option") to extend the Lease Term for the entire Premises (or with respect to the Reduced Premises, as described below) by a period of seven (7) years (the "Option Term").  Such Extension Option shall be exercisable only by "Notice" (as that term is defined in Section 29.18 of this Lease) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant has not then received notice of a monetary or material non-monetary default under this Lease that then remains uncured, and (ii) Tenant has not been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than twice during the preceding twelve (12) month period.  Upon the proper exercise of such option to extend, and provided that, at Landlord's election, as of the end of the Lease Term, (A) Tenant has not then received notice of a monetary or material non-monetary default under this Lease that then remains uncured, and (B) Tenant has not been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than twice during the preceding twelve (12) month period, then the Lease Term, as it applies to the entire Building 3 Premises, the entire Building 4 Premises and/or the entire Building A2 Premises, shall be extended for a period of seven (7) years.  The rights contained in this Section 2.2 shall only be exercised by the Original Tenant (or any assignee of the Original Tenant's interest in this Lease (but not any sublessee or other transferee of the Original Tenant's interest in this Lease), and shall terminate upon the date that Tenant makes a Transfer of more than fifty percent (50%), in the aggregate, of the initial Premises other than to a Permitted Transferee for all or substantially all of the remaining Lease Term.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

2.2.2    Reduced Premises.  If Tenant exercises the Extension Option, Tenant shall have the right to exercise the Extension Option as to all or a portion of the Premises then leased by Tenant under this Lease, provided that, if Tenant exercises the Extension Option with respect to less than the entire Premises (the "Reduced Premises"), then the Reduced Premises must consist of the entire Building 3 Premises or the entire Building 4 Premises or both, and (ii) Tenant may exercise the Extension Option with respect to the Building A2 Premises only if Tenant also exercises the Extension Option with respect to both the Building 3 Premises and the Building 4 Premises.  If Tenant exercises an extension option with respect to less than the entire Premises pursuant to the prior sentence, then for purposes of the remainder of this Section 2.2, Exhibit F, and during the period from and after the commencement of the Option Term, the term "Premises" shall mean the Reduced Premises.

2.2.3    Option Rent.  The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to ninety-seven and one-half percent (97.5%) of the "Market Rent," as that term is defined in, and determined pursuant to, Exhibit F attached hereto. The Option Rent for the Building 3 Premises and the Building 4 Premises shall be equal to the same per rentable square foot amount for each portion of the Premises.  In addition, if Tenant exercises the Extension Option with respect to the Building A2 Premises, the Option Rent for the Building A2 Premises shall be determined by determining the Option Rent for the Building 3 Premises and the Building 4 Premises, and shall then be applied on the same per rentable square foot basis to the Building A2 Premises, and the Option Rent for the Building A2 Premises shall not otherwise be subject to a separate determination of Market Rent.

2.2.4    Exercise of Option.  The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.  Tenant shall deliver notice (the "Exercise Notice") to Landlord not more than eighteen (18) months nor less than fifteen (15) months prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option.  Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Option Rent (the "Tenant's Option Rent Calculation").  Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation, stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Option Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "Landlord's Option Rent Calculation").  Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation.  If Tenant does not affirmatively accept or Tenant rejects the Option Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure set forth in Section 2.2.5 below, and the Option Rent shall be determined in accordance with the terms of Section 2.2.5 below.  Notwithstanding the foregoing, Tenant shall be permitted to submit a non-binding notice of interest (the "Interest Notice") to Landlord not less than eighteen (18) months prior to the expiration of the then Lease Term, and following Landlord's receipt of such Interest Notice, Landlord shall deliver to Tenant not less than sixteen (16) months prior to the expiration of the then Lease Term, Landlord's non-binding estimate of the Option Rent.

2.2.5    Determination of Market Rent.  In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects the Option Rent set forth in the Landlord's Option Rent Calculation pursuant to Section 2.2.4 above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their reasonable good-faith efforts.  If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the "Outside Agreement Date"), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.5.  Each party shall make a separate determination of the Market Rent (i.e., the determinations of one hundred percent (100%) of Market Rent (as opposed to the Option Rent determinations equal to ninety-seven and one-half percent (97.5%) of Market Rent) (the "Exchanged Market Rents"), within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2.2.5.1 through Section 2.2.5.4, below.  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's Exchanged Market Rents determination is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2 of this Lease.

2.2.5.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser or real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Buildings.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable).  The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.5.2    The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

2.2.5.3    Within ten (10) business days following the appointment of the Neutral Arbitrator, Landlord and Tenant shall in good faith endeavor to agree upon the terms of and enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:

(a)    Each of Landlord's and Tenant's Exchanged Market Rents exchanged by the parties pursuant to Section 2.2.5, above;

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-9-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

(b)    An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

(c)    Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

(d)    That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective Exchanged Market Rents (the "Briefs");

(e)    That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief (the “First Rebuttals”);provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;

(f)    That within five (5) business days following the parties’ receipt of each other’s First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted;

(g)    The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

(h)    That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

(i)    That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

(j)    Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Tenant's Initial Statement");

(k)    Following Tenant's Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Landlord's Initial Statement");

(l)    Following Landlord's Initial Statements the Advocate Arbitrator representing Tenant shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments offered in Landlord's Initial Statement ("Tenant's Rebuttal Statement");

(m)    Following Tenant's Rebuttal Statement, the Advocate Arbitrator representing Landlord shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments offered in Tenant's Initial Statement and Tenant's Rebuttal Statement;

(n)    That, not later than ten (10) business days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's Exchanged Market Rents determination is closer to the Market Rent;

(o)    That following notification of the Ruling, Landlord's or Tenant's Exchanged Market Rents determination, whichever is selected by the Neutral Arbitrator as being closer to the Market Rent, shall then be multiplied by ninety-seven and one-half percent (97.5%) to become the then applicable Option Rent; and

(p)    That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

(q)    If a date by which an event described in Section 2.2.5.3 above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.  If the parties fail to enter into an Arbitration Agreement within ten (10) days following the appointment of the Neutral Arbitrator, then the arbitration shall nonetheless proceed in accordance with this Section 2.2.5 notwithstanding such failure.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-10-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

2.2.6    In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party within thirty (30) calendar days after the Option Rent has finally been determined.  Upon final determination of the Option Rent, Landlord and Tenant shall execute an amendment reflecting Tenant’s exercise of the extension option and the extension of the Lease Term and the Option Rent as finally determined; provided that the failure of either party to execute such amendment shall not affect the validity of the terms of this Lease that apply to the Option Term.

ARTICLE 3

BASE RENT

3.1    In General.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate by written notice to Tenant, by a wire transfer in accordance with written instructions provided by Landlord or by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly set forth in this Lease.  Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord an amount equal to $706,283.15, which amount shall be applied to fifty percent (50%) of the first month of Base Rent due under this Lease.  Tenant shall deliver (i) the remaining fifty percent (50%) of the first month of Base Rent due under this Lease with respect to the Building 3 Premises no later than ten (10) business days following the Delivery Date for Building 3, (ii) the remaining fifty percent (50%) of the first month of Base Rent due under this Lease with respect to the Building 4 Premises no later than ten (10) business days following the Delivery Date for Building 4, and (iii) the remaining fifty percent (50%) of the first month of Base Rent due under this Lease with respect to the Building A2 Premises no later than ten (10) business days following the Delivery Date for Building A2.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2    Base Rent Abatement.  Provided that no monetary or material non-monetary event of default is occurring beyond any applicable notice and cure period, and subject to the terms of this Section 3.2 below, then during the initial six (6) full calendar months following the applicable Lease Commencement Date (collectively, the "Base Rent Abatement Period"), Tenant shall be entitled to an abatement of Base Rent (collectively, the "Base Rent Abatement").  The Base Rent Abatement shall apply separately with respect to the Building 3 Premises, the Building 4 Premises, and the Building A2 Premises.  Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under this Lease.  Tenant acknowledges and agrees that during such Base Rent Abatement Period, such Base Rent Abatement shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent Abatement.  Additionally, Tenant shall be obligated to pay all "Additional Rent" (as that term is defined in Section 4.1 of this Lease) during the Base Rent Abatement Periods.  In connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the Base Rent Abatement at any time prior to the expiration of the Base Rent Abatement Period by (1) providing written notice thereof to Tenant and (2) paying to Tenant the amount of Base Rent Abatement then remaining due discounted to present value at a per annum rate equal to the discount rate of the Federal Reserve Bank of San Francisco.  If Landlord elects to buy out all or a portion of the Base Rent Abatement, Landlord and Tenant shall, at Landlord’s option, enter into an amendment to the Lease.  In no event shall Landlord be obligated to pay a commission with respect to the Base Rent Abatement and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed with respect to the Base Rent Abatement by any broker or agent claiming the same by, through or under the indemnifying party.

ARTICLE 4

ADDITIONAL RENT

4.1    General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent."  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-11-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

4.2    Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1    "Tenant's Share" shall mean the amount set forth in Section 5 of the Summary.

4.2.2    "Direct Expenses" shall mean Operating Expenses and Tax Expenses.

4.2.3    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4    "Operating Expenses" shall mean, except as otherwise set forth in this Section 4.2.4, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  For purposes of clarification, any given type of Operating Expense shall be included either as paid or as accrued during an Expense Year (but not both as paid and as accrued) and such manner of accounting as to such type of Operating Expense shall be maintained consistently throughout the Lease Term.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities to the Common Areas, the cost of operating, repairing, and maintaining the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith (but excluding the costs of any utilities provided to the Premises and the premises of other tenants of the Project to the extent Tenant is then paying Landlord directly for such utility costs pursuant to Article 6 below); (ii) the cost of licenses, certificates, permits and inspections and the reasonable cost of contesting any governmental enactments that are reasonably likely to increase Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord (except for the cost of Pollution Legal Liability Environmental insurance) in connection with the Project as reasonably determined by Landlord; (iv) except to the extent constituting a capital expenditure (other than Permitted Capital Items), the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of operation, repair, restoration, and maintenance of all parking areas and amenities areas, including the amenities building and any cafeterias and conference spaces; (vi) subject to the exclusions from Operating Expenses below, fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (provided, however, if any of such fees are paid to parties who provide services for more than one building or project, only the prorated portion of those fees reflecting the percentage of such parties' working time devoted to the Project shall be included in Operating Expenses); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project (but excluding repairs and replacements that constitute capital repairs or capital improvements, other than Permitted Capital Items); (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance of curbs and walkways, and repair to roofs (but excluding the costs of janitorial services provided to the premises of other tenants of the Project to the extent Tenant is then providing its own janitorial services to the Premises pursuant to Article 6 below); (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably anticipated to reduce current or future Operating Expenses or to enhance or improve the safety or security of the Project or its occupants, (B) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (C) that are required under any governmental law or regulation (collectively, "Permitted Capital Items"); provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost at the rate of seven percent (7%)) over (X) its reasonable useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied, or (Y) with respect to those items included under item (A) above, their recovery/payback period as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses, and (xv) payments under any Underlying Documents (as that term is defined in Section 5.5 below).  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)    costs, including construction costs, permit, license and inspection costs, legal fees, space planners' fees, advertising, marketing and promotional expenses (except as otherwise expressly set forth above) and leasing commissions, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities);

(b)    except as expressly set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages or any other debt instruments and any other debt costs, if any, penalties, late fees, and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

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(c)    costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, from any tenant or occupant of the Project or by insurance from its carrier or any tenant's carrier or by anyone else;

(d)    any bad debt loss, rent loss, or reserves for bad debts or rent loss, or reserves of any kind;

(e)    costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)    the wages and benefits (including fringe benefits) of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project supervising manager or general manager; or Project supervising engineer

(g)    amount paid as ground rental for the Project by the Landlord;

(h)    except for a Project management fee (subject to item (o) below), overhead and profit increment paid to Landlord or to subsidiaries or affiliates of the Landlord for services or utilities in the Project to the extent the same exceeds the costs of such services rendered by qualified, unaffiliated third parties on a competitive basis (provided that Landlord shall have the right to include in Operating Expenses service or utility charges paid to affiliates or subsidiaries of Landlord, provided that such costs do not exceed market costs or rates for services or utilities);

(i)    all costs of commercial concessions (other than parking) operated by or on behalf of the Landlord, including without limitation rent, operating costs, utility costs and any compensation paid to clerks, attendants or other persons in connection with such concessions;

(j)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services to the Common Areas and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)    all items and services for which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)    rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Buildings, with adjustment where appropriate for the size of the applicable project;

(n)    costs, other than those incurred in ordinary insurance, maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(o)    any management fee for the management of the Project which exceeds two percent (2%) of the sum of Tenant's annual Base Rent obligations fully grossed up and adjusted to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like;

(p)    costs for repairs and/or replacements to the extent arising from the negligence or willful misconduct of Landlord, its affiliates or employees;

(q)    costs (including fines, penalties and late fees) incurred to correct violations of Applicable Laws, which violations are Landlord's obligation to correct pursuant to Article 24 below;

(r)    electric power costs and other utility costs for which any tenant directly contracts with a public service company;

(s)    tax penalties or other similar costs that are expressly excluded from Tax Expenses;

(t)    any above Building standard cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events;

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(u)    the cost of any training or incentive programs, other than for tenant life safety information services;

(v)    costs of correcting defects in any portion of the Project, or the equipment used therein and the replacement of defective equipment, except that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(w)    brokerage commissions, attorneys' and accountants' fees related thereto, loan brokerage fees, closing costs, interest charges and other similar costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change of ownership of the Project;

(x)    costs of repairs or other work occasioned by fire, windstorm, or other casualty, whether or not Landlord carries such insurance (except for any commercially reasonable insurance deductible which such deductibles shall be included in the definition of Operating Expenses);

(y)    repairs or other work paid for through condemnation proceeds;

(z)    all costs incurred by Landlord in connection with any dispute relating to the Landlord’s title to or ownership of the Project or any portion thereof;

(aa)    contributions to political or charitable organizations;

(bb)    expenses and costs relating in any way whatsoever to the identification, testing, monitoring and control, encapsulation, removal, remediation, replacement, repair, or abatement of any Hazardous Materials or mold within the Building or Project (to the extent the same is defined as Hazardous Materials under Applicable Law) and the cost of Pollution Legal Liability Environmental insurance;

(cc)    the costs of any "tenant relations" parties, events or promotions;

(dd)    costs and expenses of providing HVAC service to other tenant spaces in the Building during non-Building Hours;

(ee)    all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(ff)    advertising or promotional expenditures and the costs of acquiring and installing signs in or on any of the Building identifying the owner of the Building or any other tenant or occupant of the Building;

(gg)    except as expressly set forth in Section 4.2.3 above, costs of any mitigation fees, impact fees, subsidies, tap-in fees, connection fees or similar one-time charges or costs (however characterized), imposed as a condition of or in connection with the development of the Project or Building or any expansion thereof, though any such costs related to the Tenant Improvements shall be Tenant’s sole responsibility; and

(hh)    costs relating to the repair or replacement of structural portions of the roof, foundations, floors and exterior walls and all structural seismic upgrading costs.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  For purposes of this subsection, variable components include only those component expenses that are affected by variations in occupancy levels.  Except for the management fee (subject to item (o) above), Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the variable components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5    Taxes.

4.2.5.1    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

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4.2.5.2    Tax Expenses shall include, without limitation:  (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any tax or assessment levied in connection with Caltrain or any similar transportation system; (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (v) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.  All assessments that can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by Applicable Law.

4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  Notwithstanding anything to the contrary set forth in this Lease, except as set forth in Section 4.2.5.4 below, (a) only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord's consent shall constitute an event of default by Tenant under this Lease, and (b) Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, corporate, capital stock or capital gains taxes, documentary transfer taxes, penalties incurred as a result of Landlord's failure to timely pay taxes or to file any tax or informational returns, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4    So long as Tenant is leasing the entire initial Premises, Tenant may request from Landlord whether or not Landlord intends to file an appeal of any portion of Tax Expenses which are appealable by Landlord (the "Appealable Tax Expenses") for any tax fiscal year.  Landlord shall deliver written notice to Tenant within ten (10) days after such request indicating whether Landlord intends to file an appeal of Appealable Tax Expenses for such tax fiscal year.  If Landlord indicates that Landlord will not file an appeal of such Tax Expenses, then Tenant may provide Landlord with written notice ("Appeals Notice") at least thirty (30) days prior to the final date in which an appeal must be filed, requesting that Landlord file an appeal.  Upon receipt of the Appeals Notice, but subject to the terms and conditions of this Section 4.2.5.4 below, Landlord shall promptly file such appeal and thereafter Landlord shall diligently prosecute such appeal to completion.  Tenant may at any time in its sole discretion direct Landlord to terminate an appeal it previously elected pursuant to an Appeals Notice.  In the event Tenant provides an Appeals Notice to Landlord and the resulting appeal reduces the Tax Expenses for the tax fiscal year in question as compared to the original bill received for such tax fiscal year and such reduction is greater than the costs for such appeal, then the costs for such appeal shall be included in Tax Expenses and passed through to the tenants of the Building when funds are actually received.  Alternatively, if the appeal does not result in a reduction of Tax Expenses for such tax fiscal year or if the reduction of Tax Expenses is less than the costs of the appeal, then Tenant shall reimburse Landlord, within thirty (30) days after written demand, for any and all costs reasonably incurred by Landlord which are not covered by the reduction in connection with such appeal. Tenant's failure to timely deliver an Appeals Notice shall waive Tenant's rights to request an appeal of the applicable Tax Expenses for such tax fiscal year.  In addition, Tenant's obligations to reimburse Landlord for the costs of the appeal pursuant to this Section shall survive the expiration or earlier termination of this Lease in the event the appeal is not concluded until after the expiration or earlier termination of this Lease.  Upon request, Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord to obtain a reduction or refund of Tax Expenses.

4.3    Allocation of Direct Expenses

4.3.1    Method of Allocation.  The parties acknowledge that the Buildings are part of a multi-building project and that the Direct Expenses should be shared on a reasonable and logical basis between Tenant as tenant of the Buildings and the tenants of the other buildings in the Project.  In addition, the Project will be constructed in phases, with certain costs and expenses incurred in connection with a particular phase that should be shared exclusively amongst tenants of a particular phase.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and portions of the Direct Expenses, which portions shall be determined by Landlord on an equitable and consistent basis, shall be allocated to Tenant as tenant of the Buildings (as opposed to the tenants of any other

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buildings in the Project) and such portions shall be the Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to Tenant as tenant of the Buildings shall include all Direct Expenses attributable solely to the Buildings, an equitable portion of the Direct Expenses attributable to any phase or phases in which the Premises is located and an equitable portion of the Direct Expenses attributable to the Project as a whole.  For purposes of allocating Direct Expenses during the Lease Term, those Direct Expenses not reasonably attributable exclusively to the Buildings shall be allocated on a rentable area basis, except where otherwise dictated by prudent commercial property management and accounting practices or to achieve an equitable and customary allocation of Direct Expenses, provided that, in either case, such method of allocation is consistent with standard industry practice and Landlord does not discriminate against Tenant in connection with the determination of the method of allocation.  Any costs that are exclusively attributable to a particular building or phase within the Project which does not include a portion of the Premises shall be excluded from the definition of Direct Expenses for purposes of this Lease.

4.3.2    Cost Pools.  As set forth in Section 4.3.1 above, Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools").  Such Cost Pools may include, but shall not be limited to, the office space tenants, the hotel operator(s) or owner(s), and the retail space tenants of a portion  of the Project, and such allocations may be implemented to reflect that certain services or amenities are not provided to certain types of space or certain types of tenants, operators or owners of a portion of the Project (including use of the amenities building), in which event Tenant's Share of Direct Expenses related to such services or amenities may be equitably adjusted to reflect the space to which such services or amenities are generally provided or attributable (for example, Direct Expenses attributable to the amenities building shall be allocated to only tenants with access to and use of the amenities building).  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner, and if applicable, shall be allocated based on the rentable area of the space subject to the Cost Pool compared to the total rentable area of the Building or Project, as applicable.  Any costs allocated to a Cost Pool which does not include a portion of the Premises (e.g., the hotel Cost Pool) shall be excluded from the definition of Direct Expenses for purposes of this Lease.

4.4    Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to Tenant's Share of Direct Expenses for each Expense Year.

4.4.1    Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant within forty-five (45) days following the end of each Expense Year, a statement (the "Statement") which shall state, in general major categories, the Direct Expenses incurred or accrued, as applicable, for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses.  Upon request from Tenant, Landlord shall provide reasonably detailed information and documentation with respect to any of the general major categories and any particular expenses identified in the Statement.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term.  Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid by Tenant during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease, or if the amount of such credit exceeds the amount of Rent due for the remainder of the Lease Term, then Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such excess.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4 (provided that in the event that such failure continues for a period of four (4) months following receipt of notice from Tenant, Tenant may elect to seek specific performance).  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall within thirty (30) days after receipt of the Statement, pay to Landlord Tenant's Share of Direct Expenses less any amounts paid by Tenant as Estimated Direct Expenses for such Expense Year, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, except that Tenant shall be responsible for Tenant's Share of Direct Expenses attributable to any Expense Year (x) that were levied by any governmental authority or by any public utility companies, (y) for which Landlord had not previously received an invoice, and (z) are currently due and owing at any time following the applicable Expense Year, provided that Landlord delivers Tenant a bill for such amounts within six (6) months following Landlord's receipt of the bill therefor.

4.4.2    Statement of Estimated Direct Expenses.  In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth, in general major categories, Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses").  Upon request from Tenant, Landlord shall provide reasonably detailed information and documentation with respect to any of the general major categories and/or particular expenses related to such categories.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4 (provided that in the event that such failure continues for a period of four (4) months following receipt of notice from Tenant, Tenant may elect to seek specific performance), nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary; provided, however, any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase.  Thereafter, Tenant shall pay, with its

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next installment of Base Rent due (but not sooner than thirty (30) days after receipt of the Estimate Statement), a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4.3    Refund of Overpayment of Excess.  If the Statement shows that the Direct Expenses for any Expense Year ending or beginning within the Lease Term is less than the Estimated Direct Expenses actually paid by Tenant for that Expense Year, Landlord shall credit Tenant's next payment of Base Rent and Estimated Direct Expenses with the amount by which Tenant's payments of Estimated Direct Expenses exceed the actual Direct Expenses due for that Expense Year.  If that Statement is provided to Tenant after the end of the Lease Term, Landlord shall include with the Statement a refund of the amount by which Tenant's payments of Estimated Direct Expenses exceed the actual Tenant's Share of Direct Expenses due for that Expense Year.

4.4.4    Controllable Expenses.  Further, notwithstanding the foregoing, in no event shall Controllable Operating Expenses, as that term is defined below, for any Expense Year following the Expense Year that commences on January 1st of the second (2nd) full calendar year following the Lease Commencement Date (the "Measuring Expense Year") increase by more than five percent (5%) per Expense Year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of such Operating Expenses for each calendar year after the Measuring Expense Year shall equal the product of the Controllable Operating Expenses and the following percentages for the following calendar years: 105% for the first year following the Measuring Expense Year; 110.25% for the second year following the Measuring Expense Year; 115.76% for the third year following the Measuring Expense Year; 121.55% for the fourth year following the Measuring Expense Year; etc.  However, any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Lease Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord.  Upon the commencement of each Option Term, the Measuring Expense Year shall be reset to be the Expense Year that commences on January 1st of the Expense Year following the Expense Year in which such Option Term commences.  As used herein "Controllable Operating Expenses" shall mean all Operating Expenses, excluding the following: (i) utility charges, (ii) the cost of union labor, including payroll and benefits, which shall include labor which is not union as of the Effective Date, but which unionizes after the Lease, (iii) market-wide labor-rate increases due to extraordinary circumstances, including without limitation, boycotts and strikes, (iv) costs incurred due to an event of "Force Majeure," as that term is defined in Section 29.16 of this Lease and other extraordinary weather-related costs (such as those resulting from infestation, storms, drought and other severe weather), (v) Landlord's insurance costs and deductibles thereunder, (vi) costs relating to compliance with governmentally mandated transportation management programs, (vii) costs relating to the operation of the Shuttle Service (as that term is defined in Section 29.34 below), (viii) costs incurred to comply with governmental requirements and Applicable Laws, (ix) amortized costs of capital expenditures, (x) any costs incurred specifically at the request of Tenant and not expressly required to be incurred by Landlord pursuant to this Lease, (xi) Tax Expenses, and (xii) any other costs that are not reasonably within Landlord's control.

4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1    Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises, subject, however, to Tenant's right to contest any such taxes.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2    If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to the "Building Standard Amount" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.  Solely for the purpose of determining Tax Expenses in this Section 4.5.2, Landlord and Tenant agree that the value of building standard improvements is $82.50 per rentable square foot (the "Building Standard Amount").  To the extent that Landlord enforces the terms of this Section 4.5.2 against Tenant, then Landlord shall not include in Tax Expenses, taxes assessed against any other tenant improvements in the Project to the extent such taxes relate to the value of such tenant improvements in excess of the Building Standard Amount.

4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facilities; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, subject, however, in each case to Tenant's right to contest any such taxes.

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4.6    Landlord's Records.  Throughout the Lease Term, Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.  Landlord shall maintain for a period of at least three (3) years following the end of the Expense Year to which they pertain, the books and records relating to all Direct Expenses for such Expense Year.  Within one (1) year after receipt of a Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, and (B) is not working on a contingency fee basis (i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to the Statement at Landlord's corporate offices in the Comparable Area (as that term is defined in Exhibit F attached hereto), provided that (i) Tenant is not then in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods provided under this Lease), and (ii)Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement (but Tenant shall be deemed to have paid the same "under protest").  In connection with such audit, Tenant and Tenant's certified public accounting firm shall execute a commercially reasonable confidentiality agreement regarding such audit.  Any audit report prepared by Tenant's certified public accounting firm shall be delivered concurrently to Landlord and Tenant within the Audit Period.  Tenant's failure to audit the amount of Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement; provided, however, if Landlord revises a Statement after delivering the same to Tenant, then Tenant shall continue to have the right to dispute such revisions for a period of one hundred eighty (180) days after Landlord delivers such revised Statement to Tenant.  If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such audit by the Accountant proves that Direct Expenses set forth in the particular Statement were overstated by more than three percent (3%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord.  Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1    Office Permitted Use.  Tenant shall use the Building 3 Premises and Building 4 Premises solely for the Office Permitted Use set forth in Section 6.1 of the Summary and Tenant shall not use or permit the Building 3 Premises, Building 4 Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is in accordance with the terms and condition set forth in this Article 5 and is otherwise strictly and properly monitored according to, and in compliance with, all then applicable Environmental Laws.  Tenant shall comply with all Underlying Documents.

5.2    Amenities Permitted Use.  Tenant shall use the Building A2 Premises solely for the Amenities Permitted Use set forth in Section 6.2 of the Summary, and in accordance with this Section 5.2, and Tenant shall not use or permit the Building A2 Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.

5.2.1    Cafeteria.  To the extent permitted by Applicable Laws and Code, Tenant, at Tenant's sole cost and expense, may use a portion of the Building A2 Premises for the operation of a cafeteria (the "Cafeteria"), for the exclusive use of Tenant's employees and guests (collectively, the "Cafeteria Users") in an area of the Building A2 Premises reasonably designated by Landlord in consultation with Tenant.  No cooking odors shall be emitted from the Building A2 Premises other than through ventilation equipment and systems installed therein to service the Cafeteria in accordance with the provisions of this Section 5.2.1.  The Cafeteria shall be of a size permitted by Applicable Laws.  Tenant's obligations under this Section 5.2.1 are cumulative and in addition to all other obligations of Tenant under this Lease.

5.2.2    Fitness Center.  To the extent permitted by Applicable Laws and Code, Tenant may use a portion of the Building A2 Premises for the operation of a fitness center (the "Fitness Center") which may include, without limitation, the following primary uses:  weight and aerobic training, personal training, group training, aerobics, free weights, and treadmills, stationary bicycles, elliptical machines, and stair-climbing machines, and shall in no event include installation or operation of a swimming pool, sauna or whirlpool facilities.  The Fitness Center shall be for the exclusive use of Tenant's and its subtenant's employees and guests (collectively, the "Fitness Center Users") and Tenant shall not make the Fitness Center available to other tenants or occupants of the Project (or their employees) or to members of the general public.  The Fitness Center shall be of a size permitted by Applicable Laws and Code.  Tenant's obligations under this Section 5.2.2 are cumulative and in addition to all other obligations of Tenant under this Lease.

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5.2.3    General Terms Applicable to Cafeteria and Fitness Center.

5.2.3.1    Third Party Operator.  Tenant may exercise the right to operate a Cafeteria and/or Fitness Center through retention of a third party operator or operators to operate the Cafeteria and/or the Fitness Center (a "Third Party Operator"); provided that the Third Party Operator must comply with, all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease (other than Tenant's obligation to pay Base Rent or Direct Expenses under this Lease), including the requirement to obtain insurance in the requisite amounts and to indemnify, defend and hold Landlord harmless from and against any loss or other liabilities resulting from the use and operations contemplated by Sections 5.2.1 and 5.2.2 above.  Any violation of any provision of this Lease by the Third Party Operator shall be deemed to be a default by Tenant under such provision.  Third Party Operator shall have no recourse against Landlord whatsoever on account of any failure by Landlord to perform any of its obligations under this Lease or on account of any other matter, provided that the foregoing shall in no way be deemed to limit Tenant’s ability to pursue Landlord on behalf of a Third Party Operator on account of any failure by Landlord to perform any of its obligations under this Lease.  All notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Third Party Operator.  In no event shall any use or occupancy of any portion of the Building A2 Premises by the Third Party Operator release or relieve Tenant from any of its obligations under this Lease.  The Third Party Operator shall be a Tenant Party, and Tenant shall be fully and primarily liable for all acts and omissions of such Third Party Operator as fully and completely as if such Third Party Operator was an employee of Tenant.  In no event shall the occupancy of any portion of the Building A2 Premises by any Third Party Operator be deemed to create a landlord/tenant relationship between Landlord and such Third Party Operator or be deemed to vest in Third Party Operator any right or interest in the Building A2 Premises or this Lease, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Building A2 Premises by any Third Party Operator.  Upon request from Landlord, Tenant shall provide to Landlord a copy of any agreement between Tenant and the Third Party Operator and the insurance required to be maintained by the Third Party Operator prior to the Third Party Operator being allowed access to the Building A2 Premises by Tenant.  Any equipment or other property of the Third Party Operator in the Project shall be subject to Section 8.5 and Article 15 of this Lease.  However, nothing in this Section 5.2 shall diminish Landlord's rights elsewhere in this Lease or imply that Landlord has any duties to the Third Party Operator.  No disputes between Tenant and the Third Party Operator shall in any way affect the obligations of Tenant hereunder.

5.2.3.2    Licensing; Permits and Operation.  Tenant shall construct the Cafeteria and/or Fitness Center, if at all, as part of the Improvements or as an Alteration.  If Tenant elects to operate the Cafeteria and/or Fitness Center, Tenant shall give Landlord prior notice thereof and shall submit to Landlord (i) construction ready plans and specifications for the Cafeteria and/or Fitness Center for Landlord's review and approval (including, any cooking, ventilation, air conditioning, grease traps, kitchen and other equipment in or for the Building A2 Premises with respect to the Cafeteria) (such submission, review and approval shall be governed by the Tenant Work Letter and this Section 5.2), and (ii) all necessary consents, approvals, permits or registrations, required for the construction and operation of the Cafeteria and/or Fitness Center in accordance with Applicable Laws and Code.  If approved by Landlord, the Cafeteria and/or Fitness Center shall be installed and constructed in accordance with the Tenant Work Letter or Article 8 (as applicable), and this Section 5.2.  In addition, Landlord, in its reasonable discretion, may require the installation of emergency drainage and leak detection water sensors in connection with the installation of any shower facilities in the Fitness Center, at Tenant's sole cost and expense (or as a deduction from the Tenant Improvement Allowance, if installed as part of the Improvements).  In connection with the construction of the Fitness Center, Tenant shall also install any structural floor reinforcement and noise/vibration dampening measures reasonably required by Landlord. The Cafeteria and/or Fitness Center shall be maintained and operated by Tenant, at Tenant's expense:  (a) consistent with the character of Building A2 ; and (b) in compliance with all Applicable Laws and Code, such reasonable rules and regulations as may be adopted in writing by Landlord from time to time and provided by written notice to Tenant, and the other provisions of this Lease.

5.2.3.3    Waivers.  Tenant or the Third Party Operator of the Cafeteria and/or Fitness Center shall endeavor to obtain written waivers on commercially reasonable forms reasonably satisfactory to Landlord from all Cafeteria Users and Fitness Center Users agreeing and acknowledging that Landlord is not responsible for, nor affiliated with, the operation of the Cafeteria and/or Fitness Center and that Landlord and the other Landlord Parties shall have no responsibility with respect to, and are hereby released from any cost, loss, damage or claim arising from or relating to the quality, care or services provided by the Cafeteria and/or Fitness Center, or for any acts or omissions of any Third Party Operator in connection with the operation of the Cafeteria and/or Fitness Center, or otherwise arising from the use of the use of the Cafeteria by any Cafeteria Users or the use of the Fitness Center by any Fitness Center Users.

5.2.3.4    Personal Rights.  The right to operate the Cafeteria and/or Fitness Center in the Building A2 Premises pursuant to the terms and conditions of Sections 5.2.1 and 5.2.2 above is personal to (A) the Original Tenant, (B) any assignee of Tenant's interest in this Lease, (C) any Transferee subleasing more than fifty percent (50%) of the Premises, and (D) any Third Party Operator.

5.3    Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof, unless Landlord has agreed to permit such uses within other portions of the office component of the Project; (ii) offices or agencies of any foreign governmental or political subdivision thereof, unless Landlord has agreed to permit such uses within other portions of the office component of the Project; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; and (vi)  uses prohibited under the

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Underlying Documents.  Tenant's use shall not result in an occupancy density for the Premises which is greater than the density permitted by Applicable Laws and zoning requirements, and further provided that Landlord shall not be obligated to make any changes to the Base Building or Common Areas to accommodate Tenant's occupancy density.  Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations attached to this Lease as Exhibit D ("Rules and Regulations"), provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the other provisions of this Lease shall control.  Tenant shall not do or permit anything to be done in or about the Premises which will in any material way obstruct or interfere with the rights of other tenants or occupants of the Project, or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.4    Hazardous Materials.  Tenant shall comply with the terms specific to Hazardous Materials set forth on Exhibit G attached hereto and complete Landlord's Pre-Leasing Environmental Exposure Questionnaire (the "Environmental Questionnaire"), which is attached as Schedule 1 to Exhibit G.

5.5    Underlying Documents.  Tenant shall comply with all existing easements, licenses, operating agreements, declarations, restrictive covenants, and instruments pertaining to the sharing of costs by the Buildings, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses or agreements, and any agreements with transit agencies affecting the Project (collectively, "Existing Underlying Documents") and specifically including, without limitation, the Covenant to Restrict Use of Property Environmental Restriction recorded in the Official Records of the County of Santa Clara as Document No. 16119710 on or about February 21, 2002, and the Covenant to Restrict Use of Property Environmental Restriction recorded in the Official Records of the County of Santa Clara as Document No. 19451014 on or about May 31, 2007 (collectively, the "Existing CC&Rs").  Additionally, Tenant acknowledges that the Project may be subject to any future easements, licenses, operating agreements, declarations, restrictive covenants, and instruments pertaining to the sharing of costs by the Buildings, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses or agreements, and any agreements with transit agencies affecting the Project (collectively, the "Future Underlying Documents", and together with the Existing Underlying Documents, the "Underlying Documents") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such Future Underlying Documents; provided that such Future Underlying Documents shall not violate clauses (a) through (e) of Section 1.1.3 above, without prior written consent of Tenant, which may be given or withheld in Tenant's reasonable discretion.  Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restrictions," in a form substantially similar to that attached hereto as Exhibit J, agreeing to and acknowledging the Future Underlying Documents.

5.6    Ground Lease.  The Project is encumbered by that certain Ground Lease dated as of approximately an even date herewith (the "Ground Lease"), by and between Landlord, as ground lessee, and CAP Phase 1, LLC, as ground lessor (the "Ground Landlord").  Additionally, Tenant acknowledges that the Project may be subject to any ground lease and/or modification or amendment to the existing Ground Lease (collectively, the "Future Ground Lease") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such Future Ground Lease; provided that such Future Ground Lease shall not violate clauses (a) through (e) of Section 1.1.3 above, without prior written consent of Tenant, which may be given or withheld in Tenant's reasonable discretion.  Concurrently with the execution of this Lease by Tenant and Landlord, Landlord shall provide to Tenant the Nondisturbance Agreement in Exhibit H-1 attached hereto executed and notarized by the Ground Landlord.  As of the date hereof, Wells Fargo Bank, N.A. (the "Existing Lender"), has a deed of trust against the land that is the subject of the Ground Lease (the "Existing Loan").  Landlord has caused (or shall cause concurrently with the full execution and delivery of this Lease), the Existing Lender to subordinate the Existing Loan to the Ground Lease and to agree to accept the Ground Lease and not disturb Landlord's tenancy under the Ground Lease.

ARTICLE 6

SERVICES AND UTILITIES

6.1    Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1    HVAC.  Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") as appropriate, from the Building Systems (the "BB HVAC System") for normal office use in the Building 3 Premises and Building 4 Premises, and for the appropriate use applicable to the Building A2 Premises, at such temperatures and in such amounts as are standard for Comparable Buildings with comparable densities and heat loads in the vicinity of the Buildings (not to exceed the HVAC system's capacity) during any hours specified by Tenant.  Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe in writing for the proper functioning and protection of the BB HVAC System.

6.1.1.1    Supplemental HVAC.  As a part of the Tenant Improvements and subject to the terms of the Tenant Work Letter, Tenant, at its sole expense (or as a deduction from the Tenant Improvement Allowance), may install supplemental HVAC units in the Premises for the purpose of providing supplemental air-

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conditioning to the Premises (the "Tenant HVAC System").  All aspects of the Tenant HVAC System (including, but not limited to, any connection to the Building's chilled or condenser water system) shall be subject to Landlord's prior written approval, in accordance with Article 8 below or the Tenant Work Letter (as applicable).  Tenant may not connect into the Building's chilled or condenser water system without Landlord’s prior written consent.  Tenant shall be permitted, at Tenant's sole cost and expense, to access 277/480 volts of electricity (subject to availability) from the existing bus duct riser in connection with the Tenant HVAC System.  At Landlord's election prior to the expiration or earlier termination of this Lease, Tenant shall leave the Tenant HVAC System in the Premises upon the expiration or earlier termination of this Lease, in which event the Tenant HVAC System shall be surrendered with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto.  In the event that Landlord fails to elect to have the Tenant HVAC System left in the Premises upon the expiration or earlier termination of this Lease, then Tenant shall remove the Tenant HVAC System upon the expiration or earlier termination of this Lease, and repair all damage to the Buildings resulting from such removal, at Tenant's sole cost and expense.  Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation, repair, replacement, and removal (subject to the foregoing terms of this Section 6.1.1.2), of the Tenant HVAC System, and in no event shall the Tenant HVAC System interfere with Landlord's operation of the Buildings.  Any reimbursements owing by Tenant to Landlord pursuant to this Section 6.1.1.2 shall be payable by Tenant within five (5) business days of Tenant's receipt of an invoice therefor.

6.1.2    Electricity.  Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers) directly to Landlord within thirty (30) days after written notice and as Additional Rent under this Lease (and not as part of Operating Expenses).  Landlord shall designate the electricity utility provider from time to time.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.  Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.29, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, except for reasonable quantities of desktop computers and other typical desktop equipment.  Landlord shall provide electrical panels at each floor of the Premises, which panels Tenant may use for lighting and incidental equipment use.

6.1.3    Water.  Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.

6.1.4    Janitorial.  Landlord shall not provide janitorial services for the Premises. Tenant shall perform all janitorial services and other cleaning within the Premises in a standard consistent with janitorial services provided in Comparable Buildings, including without limitation, day porter service (including light bulb maintenance and restroom fixtures maintenance), interior window cleaning, cleaning supplies deliveries and stocking, restroom cleaning, other cleaning (including pressure washing, carpet cleaning, etc.), waste and trash removal, and exterminating and pest control.  Without Landlord's prior consent, Tenant shall not use (and upon notice from Landlord shall cease using) janitorial service providers who would, in Landlord's reasonable and good faith judgment, disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.

6.1.5    Elevators.  Landlord shall provide nonexclusive, non-attended automatic passenger elevator service.

6.1.6    Cooperation.  Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems, provided Tenant is given written notice of the same and such regulations and requirements do not materially impair Tenant’s use of the Premises for the Permitted Use or Tenant’s other rights and privileges under this Lease.  Landlord acknowledges Tenant's concern that Landlord be motivated to cause the Building Systems to function properly and provide services required to be provided under this Article 6.  Landlord agrees that, if Tenant so elects and appoints a property manager (the "Tenant Facility Coordinator"), Landlord shall permit the Tenant Facility Coordinator to review and consult with Landlord regarding the provision of services to the Premises and specific vendors and subcontractors providing services to the Building Systems serving the Premises.  Landlord shall meet with the Tenant Facility Coordinator, upon request, but not more frequently than on a quarterly basis regarding such items.

6.1.7    Access Control; Tenant's Security System.

6.1.7.1    Landlord's Obligations.  Landlord may, as part of Operating Expenses, provide on-site access control procedures and security services for the Common Areas and Parking Facilities.  If Landlord provides such access control procedures and security services, notwithstanding anything to the contrary contained in this Lease, the "Landlord Parties," as that term is defined in Section 10.1 of this Lease, shall not be liable for, and the Landlord Parties are hereby released from any responsibility for any damage either to person or property sustained by Tenant incurred in connection with or arising from any acts or omissions of such access control personnel, or the Landlord Parties; provided, however, that Landlord shall remain liable for personal injury and/or property damage to the extent directly caused by the negligence or willful misconduct of Landlord's access control personnel or the Landlord Parties (but in any event Landlord shall not be liable hereunder for the acts or omissions of any third parties at the Project).

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6.1.7.2    Tenant's Obligations.  Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or Project.  Any such security measures for the benefit of the Premises shall be provided by Tenant, at Tenant's sole cost and expense.  Tenant shall hire security personnel ("Tenant's Security Personnel"); provided that (i) Tenant's Security Personnel must not carry a firearm or other weapon, (ii) Tenant's Security Personnel must reasonably cooperate with Landlord's security personnel and reasonable rules and regulations reasonably established in writing by Landlord and delivered by written notice to Tenant relating to security and access control for the Project, and (iii) the security contractor (if any) providing Tenant's Security Personnel to Tenant hereunder shall comply with Landlord's reasonable insurance requirements, and (iv) any third party security contractor shall be subject to Landlord's approval, not to be unreasonably withheld, conditioned or delayed.  Tenant shall provide Landlord written notice of the names of Tenant's Security Personnel prior to any of Tenant's Security Personnel performing security services hereunder.  In addition, (a) Tenant's Security Personnel shall be licensed and bonded and shall at all times maintain any and all required licenses or other governmental permits required in connection with any weapons carried by Tenant's Security Personnel and/or the performance of its duties under this Lease and shall at all times conduct themselves in a manner consistent with a first class office building project, (b) a commercially reasonable background check shall be performed on all of Tenant's Security Personnel, and (c) all of Tenant's Security Personnel shall be union labor and comply with the Applicable Laws and Code.  Subject to the terms of this Lease, Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

6.1.7.3    Tenant's Security System in the Premises.  Subject to the terms and conditions of this Lease (including Article 8 hereof), Tenant may, at its own expense, install, maintain, repair and replace from time to time, its own security system ("Tenant's Security System") in the Premises.  Tenant shall coordinate the selection, installation and operation of Tenant's Security System with Landlord, and Landlord likewise shall cooperate with Tenant, in order to ensure that Tenant's Security System is compatible with Landlord's Building security systems and equipment, and to the extent that Tenant's Security System is not compatible with the Building Systems, Tenant shall not be entitled to install and/or operate the Tenant's Security System.  Tenant shall be solely responsible, at Tenant's sole cost and expense, for the installation, monitoring, operation and removal of Tenant's Security System.  Tenant may coordinate Tenant's Security System to provide that the Building Systems and Tenant's Security System will operate on the same type of key card, so that Tenant's employees are able to use a single card for both systems, but shall not otherwise integrate Tenant's Security System with the Building Systems.

6.2    Overstandard Tenant Use.  If Tenant uses heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease, and as a result of such use, Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the reasonable cost of the increased wear and tear on existing equipment caused by such excess consumption plus a reasonable administrative fee (but in no event duplicative of costs included in Operating Expenses) based on a percentage of such costs (as reimbursement for Landlord's costs to read the metering devices) and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices.  If Tenant's density or machines or equipment (1) affects the temperature otherwise maintained by the air conditioning system or (2) otherwise overloads any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of design, installation, operation, use, and maintenance, in each case, plus a standard reasonable administrative fee (but in no event duplicative of costs included in Operating Expenses), shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.  Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, a standard reasonable charge (but in no event duplicative of costs included in Operating Expenses) for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3    Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as set forth in Section 19.5.2, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises, constitute a breach of any implied warranty, or relieve Tenant from paying Rent (except as set forth in Section 19.5.2, below) or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.  The foregoing terms of this Section 6.3 shall not limit Landlord's liability, if any, pursuant to Applicable Laws for property damage or personal injury arising from Landlord's negligence or willful misconduct.

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ARTICLE 7

REPAIRS

7.1    Landlord's Repair and Maintenance Obligations.  Landlord shall maintain in good condition and operating order and keep in good repair and condition, in a manner consistent with the landlords of the Comparable Buildings, the structural portions of the Buildings, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men's and women's washrooms located in Common Areas (and excluding men's and women's washrooms on any full floors of the Premises and within any Building fully leased by Tenant), Building mechanical, electrical and telephone closets (collectively, "Building Structure"), the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems") and the Project Common Areas, including, without limitation, the Project parking facilities and landscaping.  Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant's use of the Premises for other than Permitted Use with respect to Building 3 and Building 4, and normal and customary operations for the applicable amenity usage with respect to Building A2, unless and to the extent such damage is covered by Landlord's Warranty or is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception").  The costs of performing Landlord's obligations under this Section 7.1 shall be included in Operating Expenses, but only to the extent permitted (and not excluded) by Section 4.2.4 above.

7.2    Tenant's Repair and Maintenance Obligations.  Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures, equipment, interior window coverings, and furnishings therein, and the floor or floors of the Buildings on which the Premises is located, in good order, repair and condition (subject to reasonable wear and tear) at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including Article 8 below, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems, except pursuant to the BS/BS Exception (and which are not covered by Landlord's Warranty), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair within fifteen (15) business days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the actual and reasonable out of pocket cost thereof, and a percentage of the cost thereof (not to exceed three percent (3%) of the cost of such work, to be uniformly established for the Buildings and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

7.3    Other Terms.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1    Landlord's Consent to Alterations.  Tenant shall have the right, without Landlord's consent but upon five (5) business days' prior notice to Landlord, to make strictly cosmetic, non‑structural additions and alterations ("Cosmetic Alterations") to the Premises that do not (i) require a construction permit, or (ii) cause a Design Problem (as that term is defined in the Tenant Work Letter).  Except for Cosmetic Alterations, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which constitutes a Design Problem.  If Landlord disapproves of any proposed Alterations, Landlord shall respond, in writing, stating the grounds for such disapproval, within ten (10) business days after receipt of Tenant’s request for approval of the proposed Alterations.  If Landlord fails to respond with its approval or disapproval within ten (10) business days after receipt of Tenant’s request, then Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size:  "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S ALTERATION" (the "Reminder Notice").  Any such Reminder Notice shall include a complete copy of Tenant's plans and specification for such Alteration.  If Landlord fails to respond within five (5) business days after receipt of a Reminder Notice, then Tenant’s Alteration for which Tenant requested Landlord's approval shall be deemed approved by Landlord.  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

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8.2    Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, reasonable requirements, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant reasonably approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations to the extent required pursuant to Section 8.5 below.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws, including without limitation the LEED certification requirements relating to the construction of the Alterations required by the City of San Jose, and pursuant to a valid building permit, issued by the City of San Jose, all in conformance with Landlord's tenant improvement manual promulgated by Landlord regarding construction performed by tenants of the Project and provided to Tenant in writing prior to the date of this Lease (as the same may be reasonably modified by Landlord, on a non-discriminatory basis, from time to time, "TI Manual"); provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  The "Base Building" shall mean the Building Structure and the Building Systems.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably obstruct the business of Landlord or other tenants in the Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Buildings or the Common Areas.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations, as well as an electronic CAD file, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3    Payment for Improvements.  If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord's reasonable requirements for final lien releases and waivers in connection with Tenant's payment for Alterations work to contractors.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to two percent (2%) of the cost of such Alterations work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such Alterations work.  If Tenant does not order any Alterations work directly from Landlord, Tenant shall reimburse Landlord for Landlord's  reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such Alterations work that requires the prior consent of Landlord under Section 8.1 above.

8.4    Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Tenant's contractors and subcontractors shall be required to carry Commercial General Liability insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease.  Tenant's Contractors and Subcontractors shall name Landlord as an additional insured on their General Liability Policies on a form at least as broad as CG 20 10 11/85.

8.5    Landlord's Property.  Except as expressly set forth in this Lease, Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises (excluding Tenant's removable trade fixtures, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant and, if not removed by Tenant prior to the end of the Lease Term, shall upon the expiration or earlier termination of the Lease Term become part of the Premises and the property of Landlord, and (ii) the Tenant Improvements shall, if not removed by Tenant prior to the end of the Lease Term become the property of Landlord upon the expiration or earlier termination of the Lease Term, and in furtherance thereof, prior to the expiration or earlier termination of the Lease Term, Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a reasonable building standard tenant improved condition.  Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Specialty Improvements (defined hereinbelow), and to repair any damage to the Premises and Project caused by such removal; provided, however, if, in connection with its notice to Landlord requesting Landlord's approval of any Alterations or Tenant Improvements, (x) Tenant requests Landlord's decision with regard to whether the applicable Alteration or Tenant Improvement constitutes a Specialty Improvement that will be required to be removed, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Specialty Improvements, then Tenant shall not be required to so remove such Specialty Improvements; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord's receipt of such request from Tenant with respect to Specialty Improvements, fails to address the removal requirement with regard to such Specialty Improvements, then the parties shall mutually and reasonably agree upon whether the Specialty Improvements are required to be removed prior to the end of the Lease Term for the portion of the Premises containing such Specialty Improvements.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Improvements, then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms and conditions of Article 16, below, until such work shall be completed, and/or (B) Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects,

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defends, indemnifies and holds Landlord harmless from and against any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Landlord shall not require Tenant to remove any improvements which do not constitute Specialty Improvements, and in all instances, Tenant shall be required to remove the Mandatory Removal Items.  "Specialty Improvements" means any Alterations or Tenant Improvements other than normal and customary general office improvements and with above-standard demolition costs, including laboratories, server rooms, data centers, computer rooms, raised flooring and specialty ceilings, any kitchens, showers, restrooms, washrooms or similar facilities in the Premises that are not part of the Base Building, excluding the Cafeteria and Fitness Center in Building A2, any private/internal stairways in the Premises, as opposed to fire stairs (and Tenant shall be required to demolish and "cap" any such private/internal stairways at the expiration or earlier termination of this Lease).  "Mandatory Removal Items" means the following: (a) any Alterations or Tenant Improvements which affect the Base Building, (b) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease, (c) any Alterations or improvements located outside of the Premises, (d) any improvements or signage incorporating Tenant's name or logo, (e) safes and vaults, and (f) any alteration, improvement or equipment not complying with Applicable Laws, all of which in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Buildings or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Buildings or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Buildings and Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1    Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, provided that the terms of the foregoing assumption and release shall not apply to Landlord's breach of this Lease or the negligence or willful misconduct of Landlord or any Landlord Parties.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant (collectively, "Tenant Parties" or individually, a "Tenant Party") or any such person, in, on or about the Project or any breach by Tenant of the terms of this Lease, either during or, with respect to those terms that survive the expiration or earlier termination of the Lease Term, after the expiration or earlier termination of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the extent caused by the negligence or willful misconduct of Landlord or the Landlord Parties.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees.  Landlord shall indemnify, defend, protect, and hold harmless Tenant from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties in, on or about the Project, or any breach by Landlord of the terms of this Lease, either during or, with respect to those terms that survive the expiration or earlier termination of the Lease Term, after the expiration or earlier termination of the Lease Term, provided that the terms of Landlord’s foregoing indemnity obligations shall not apply to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Parties.  Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies

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cover the matters subject to Tenant's or Landlord's, as applicable, indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 are subject to the terms of Section 29.13 below. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, for purposes of this Lease, consequential damages shall not be deemed to include property damage or personal injury damages.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2    Landlord's Insurance.  Throughout the Lease Term, Landlord shall procure and maintain in full force and effect with respect to the Building:  (i) a policy or policies of property insurance covering the full replacement value of the Building written on a physical loss or damage basis under a "special form" or "All Risk" form policy, together with any coverages or endorsements required by any lender and/or reasonably deemed prudent by Landlord to carry, such as, without limitation, sprinkler leakage, vandalism and malicious mischief coverage, and earthquake; and (ii) a policy of commercial general liability insurance with a limit of liability of not less than $10,000,000 per occurrence insuring Landlord's activities with respect to the Premises and the Building for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises or the Building.  Landlord may meet any of the foregoing occurrence limits with the use of blanket or umbrella policies.  Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Buildings shall be materially comparable to the coverage and amounts of insurance which are carried by landlords of Comparable Buildings.  Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises that (a) have been disclosed in writing to Tenant by Landlord and (b) pertain to Tenant's business operations, conduct or use of the Premises and the Building, whether imposed by Tenant's insurers, Landlord's insurers, or both.  If Tenant's conduct or use of the Premises for other than the Permitted Use, Office Permitted Use or Amenities Permitted Use, as applicable, causes any increase in the premium for such insurance policies, and Tenant fails to discontinue such use within fifteen (15) days after Tenant’s receipt of written notice from Landlord of such increase in the premium, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.  The minimum limits of policies of insurance required of Landlord under this Lease shall in no event limit the liability of Landlord under this Lease.

10.3    Tenant's Insurance.  Tenant shall maintain the following coverages in the following amounts.  Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests.  Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

10.3.1    Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease and including products and completed operations coverage for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$10,000,000 each occurrence $10,000,000 annual aggregate
Personal Injury Liability	$10,000,000 each occurrence $10,000,000 annual aggregate Reasonable Insured's participation

The limits above can be provided in combination with an excess or umbrella policy. In the event Tenant is unable to procure the prescribed limit in a single policy, an Excess or Umbrella policy will be acceptable only in the event it includes an endorsement specifying that the coverage provided in the Excess or Umbrella policy will provide coverage on a follow form, primary and non-contributory basis for all additional insureds.

The annual aggregate limits of Insurance shall apply separately to this location.

10.3.2    Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises (excluding the Base Building).  Such insurance shall be written on a "Special Form" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

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10.3.3    Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4    Contractual Liability Insurance sufficient to cover Tenant's liability and obligations under this Lease (including, but not limited to, Tenant's third-party indemnity obligations under Section 10.1 of this Lease), but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy and umbrella/excess liability insurance policy.

10.3.5    Commercial Auto Liability Insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, and scheduled to the umbrella/excess liability insurance policy.

10.3.6    Business Interruption Insurance in an amount sufficient to cover a period of interruption of not less than twelve (12) months.

10.4    Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, its officers, directors and employees, Landlord's property manager, and all other persons and/or entities as reasonably directed by Landlord as additional insureds (hereinafter "Additional Insureds"); (ii) specifically cover, including any Additional Insured endorsements, the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease, using Insurance Service Organization's form 2010 1185 or a comparable form approved by Landlord; (iii) if Tenant uses a Blanket Additional Insured Form, such form shall not exclude any Additional Insured from coverage because they are not a party to this Lease; (iv) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (v) other than with respect to Worker's Compensation coverage, be primary and non-contributory insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (vi) provide that said insurance shall not be canceled or coverage changed unless ten (10) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord (except for cancellation for non-payment of premium); and (vii) Tenant's commercial general liability coverage (including Additional Insured endorsements, and primary and non-contributory endorsements), property insurance and Worker's Compensation and Employer's Liability coverage shall include a waiver of subrogation endorsement in favor of Landlord.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.5    Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.  If Landlord or Tenant fail to carry the amounts and types of insurance required to be carried pursuant to this Article 10, in addition to any remedies Landlord or Tenant may have under this Lease, such failure shall be deemed to be a covenant and agreement by the party failing to carry such insurance to self-insure with respect to the type and amount of insurance such party so failed to carry, with full waiver of subrogation with respect thereto.

10.6    Additional Insurance Obligations.  Not more than once every five (5) years, Landlord may request, and Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.  Tenant shall not be required to procure or maintain increased amounts of insurance or other types of insurance coverage that are (a) beyond those typically maintained by similarly situated parties leasing reasonably similar amounts and types of space for use in Comparable Buildings or (b) not available at commercially reasonable rates.

10.7    Self-Insurance.  Notwithstanding anything to the contrary contained in Article 10 of this Lease, the Original Tenant only shall, at the Original Tenant’s election, be entitled to self‑insure its insurance requirements set forth in this Lease, provided that any self‑insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in Article 10 of this Lease, including, without limitation, a waiver of subrogation.  With respect to any claims which may result from incidents occurring during the Lease Term, the Original Tenant's self‑insurance obligation shall survive the expiration of the Lease Term to the same extent as the insurance required under Article 10 of this Lease, as hereby amended, would survive.  Notwithstanding anything to the contrary contained in this Article 10, the Original Tenant shall only have the right to self‑insure its insurance requirements under this Article 10 if the Original Tenant continues to maintain a net worth (excluding good will as an asset), as evidenced by Tenant's most recent year-end financial statement audited by a certified public accountant, of equal to or greater than One Billion and 00/100 Dollars ($1,000,000,000) (the "Financial Requirement").  The Original Tenant, no more than once per calendar year, within fifteen (15) days following a written request from Landlord, shall provide Landlord with Tenant's most recent year-end financial statement audited by a certified public accountant evidencing that the Original Tenant is continuing to satisfy the Financial Requirement.  Notwithstanding the foregoing, if Tenant’s financial statements are accessible online through filings

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with the United States Securities and Exchange Commission, or any other governmental authority of which Tenant notifies Landlord and Landlord is readily able to access the website of the other governmental authority, Tenant shall not be required to provide the requested financial information.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1    Repair of Damage to Premises by Landlord.  To the extent that Landlord does not have actual knowledge of the same, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises, Building Structure, Building Systems, or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and Applicable Laws or reasonably required by the holder of a mortgage on the Buildings or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that such modifications will not violate clauses (a) through (e) of Section 1.1.3 above without the prior written consent of Tenant, which may be given or withheld in Tenant's reasonable discretion.  In the event this Lease is not terminated pursuant to this Article 11, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements substantially to their original condition, except for modifications required by zoning and building codes and Applicable Laws.  Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval (which approval shall not be withheld unless a Design Problem exists), all plans, specifications and working drawings relating thereto, and Tenant shall select the contractors to perform such improvement work, subject to Landlord's reasonable approval.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that Landlord shall use commercially reasonable efforts to minimize any such inconvenience or annoyance.  If any such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises (or the affected portion thereof) are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of RSF of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total RSF of the Premises.  Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises (and including a reasonable period for the re-installation of Tenant's furniture, fixtures and equipment and moving back into the damaged portion of the Premises) assuming Tenant used reasonable due diligence in connection therewith (provided that in no event shall such Rent re-commence until such time as Landlord has restored the Base Building and the Common Areas necessary for Tenant’s use of the Premises to a commercially reasonable condition and Landlord has obtained all occupancy permits that are required to allow the legal occupancy of the affected Building and to allow the Tenant to conduct business operations from its Premises (assuming that Tenant has received a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, for its Premises, which shall remain Tenant’s obligation)); provided that Landlord shall be deemed to have restored the Base Building and the Common Areas on the date that Landlord would have completed such work, but for any delays caused by Tenant or any of Tenant's agents.

11.2    Landlord's Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Buildings and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Buildings or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) and Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction and not to commence rebuilding or reconstructing within one (1) year from the date of such damage and/or destruction; (ii) the holder of any mortgage on the Buildings or Project or ground lessor with respect to the Buildings or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt and Tenant does not agree to fund the amount in excess of the "Landlord Contribution," as that term is defined below, or shall terminate the ground lease, as the case may be, and in each such case, Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction and not to commence rebuilding or reconstructing within one (1) year from the date of such damage and/or destruction; (iii) except for the Landlord Contribution, the damage is not fully covered by Landlord's insurance policies (or would not have been covered under the insurance policies which Landlord is required to maintain under this Lease) and Landlord elects not to commence rebuilding or reconstructing within one (1) year from the date of such damage and destruction and elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction; or (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project, and Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction and not to commence rebuilding or reconstructing within one (1) year from the date of such damage and/or destruction; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and (a) the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after the date of the casualty, or (b) the damage occurs during the last twelve (12) months of the Lease Term, or (c) after commencing repairs, Landlord fails to complete the same by the “Anticipated Repair Completion Date” (as hereinafter defined), then Tenant may elect, no earlier than sixty (60) days after the date of the damage

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and in the case of (a) or (b) above not later than one hundred twenty (120) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  For the purposes of this Section 11.2, the "Landlord Contribution" shall mean $10,000,000.00.  At any time, from time to time, after the date occurring thirty (30) days after the date of the damage, Tenant may request that Landlord provide Tenant with its reasonable, good faith opinion of the date of completion of the repairs (the “Anticipated Repair Completion Date”), and Landlord shall respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or willful misconduct of Tenant and/or its partners or subpartners and/or their respective officers, agents, servants, employees, and/or independent contractors; (b) Tenant is not then in default under this Lease beyond any applicable notice and cure period; and (c) as a result of the damage, and notwithstanding any damage to the Building A2 Premises, Tenant cannot (and does not) reasonably conduct business from a material portion of the Building 3 Premises and a material portion of the Building 4 Premises.

11.3    Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Buildings or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Buildings or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord or payment of Rent by Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.  No receipt of monies by Landlord from Tenant or payment by Tenant to Landlord after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment, but any such paid amounts shall be credited against the sums Tenant would otherwise owe Landlord.  Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease nor shall Landlord's payment of monies due Tenant hereunder constitute a waiver by Landlord of any breach or default by Tenant under this Lease.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Buildings or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises, Buildings or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the RSF of the Premises is taken, or if access to the Premises is substantially impaired, or if any material portion of the parking for the Premises is taken, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant or is otherwise separately identifiable.  Notwithstanding anything in this Article 13 to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for the leasehold.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary

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taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of RSF of the Premises taken bears to the total RSF of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, but nothing herein shall preclude Tenant from seeking a recovery from the condemning authority to the extent Landlord's award is not reduced as a result thereof.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1    Transfers.  Tenant shall not, without the prior written consent of Landlord (except as otherwise provided in Section 14.8 below), which consent shall not be unreasonably withheld, conditioned or delayed (subject to the terms of Section 14.2, below), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors, subject to the terms of this Section 14 below (all of the foregoing are hereinafter sometimes referred to individually as a "Transfer" and collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard consent to Transfer documents in connection with the documentation of Landlord's consent to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof or by a certified public accountant, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space.  Any Transfer made without Landlord's prior written consent (or deemed consent) shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord ("Transfer Fee"), provided, Tenant shall not be required to pay more than Two Thousand Five Hundred Dollars ($2,500.00) as a Transfer Fee in connection with any one Transfer in the ordinary course of business, (b) Landlord shall provide supporting documentation for the Transfer Fee, and (c) no Transfer Fee shall be payable by Tenant in the event of any deemed approval of a proposed Transfer following Landlord’s failure to timely respond as set forth above.  The foregoing Transfer Fee cap shall increase by ten percent (10%) after each five (5) year period during the Lease Term.

14.2    Landlord's Consent.  Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Within fifteen (15) business days after receiving the completed Transfer Notice, Landlord shall approve or disapprove the proposed Transfer in writing.  If Landlord disapproves the Transfer, Landlord shall provide a reasonably detailed, written explanation. If Landlord fails to respond within the required time, Tenant may send a written "reminder notice". If Landlord fails to respond within five (5) business days after receipt of such reminder notice, then, with respect to a sublease only, Landlord shall, at Tenant's option, be considered to have consented to the Transfer.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1    The Transferee is engaged in a business which is not consistent with the quality of the Buildings, as judged by then existing tenants of the Building and of Comparable Buildings;

14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3    The Transferee is either a governmental agency or instrumentality thereof unless Landlord, with respect to the applicable Building, has leased space or has approved any assignment or subletting to comparable (in terms of use, security issues, express or implied power of eminent domain, reputation and character) governmental agencies or instrumentalities thereof;

14.2.4    The Transferee is not (considering any credit enhancements provided) a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

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14.2.5    The proposed Transfer would cause a violation of an exclusive use right granted by Landlord in good faith in another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease as a result of the proposed use to be made of the space by the proposed Transferee, provided that upon request from Tenant, Landlord shall provide Notice of all applicable exclusive use rights in the Project; or

14.2.6    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right, but not yet occupied by Tenant).

14.2.7    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project, and in either instance, Landlord has comparable space available.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within nine (9) months after Landlord's consent, but not later than the expiration of said nine-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3    Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per RSF basis if less than all of the Premises is transferred.  The Transfer Premium shall be calculated after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions (including use of furniture, fixtures and equipment) reasonably provided to the Transferee, (iii) any brokerage commissions and reasonable legal fees and other professional fees incurred by Tenant in connection with the Transfer, and (iv) any amounts payable to Landlord under Section 14.1 above (collectively, "Transfer Costs").  Tenant shall first recoup all Transfer Costs from the Transferee before any Transfer Premium must be paid to Landlord. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4    Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, Tenant shall give Landlord notice (the "Intention to Transfer Notice") at any time determined in Tenant’s sole discretion prior to or concurrent with Tenant’s delivery of a Transfer Notice that Tenant is contemplating a Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall only be obligated to deliver an Intention to Transfer Notice hereunder, and Landlord shall only have the right to recapture space with respect to, a Transfer pertaining to (x) the entire Premises for any portion of the remaining Lease Term and/or (y) at least fifty percent (50%) of the Premises within any particular Building for the lesser of (i) three (3) or more years, or (ii) all or substantially all of the remaining Lease Term.  Landlord's right to recapture as set forth in this Section 14.4 shall not be triggered unless and until Landlord receives an Intention to Transfer Notice from Tenant.  Tenant may indicate in a Transfer Notice that such Transfer Notice also serves as an Intention to Transfer Notice, but, in any event, if Tenant fails to deliver an Intention to Transfer Notice with respect to Contemplated Transfer Space, and thereafter delivers a Transfer Notice, such Transfer Notice shall be deemed to also serve as an Intention to Transfer Notice with respect to the Subject Space described in the Transfer Notice.  The Intention to Transfer Notice shall specify the portion of and amount of RSF of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  If Landlord elects to recapture, then the recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, (I) the Base Rent reserved herein shall be proportionately reduced based upon the number of RSF relinquished by Tenant on each applicable floor of the Premises and the applicable Base Rent per RSF for such floor of the

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Premises, and (II) Tenant’s Share shall be proportionately reduced based upon the number of RSF of the Premises relinquished by Tenant and the total RSF of the Building.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms and conditions of this Article 14, for a period of nine (9) months (the "Nine Month Transfer Period") commencing on the last day of such fifteen (15) business day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Transfer Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms and conditions of this Article 14.  If such a Transfer is not so consummated within the Nine Month Transfer Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Transfer Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.  At any time that any party other than Tenant and/or its Permitted Transferees are directly leasing from Landlord any portion of the office space within Building 3, Building 4 and/or Building A2, Landlord and Tenant shall promptly enter into a lease amendment consistent with the terms and conditions of this Lease, but documenting the nature of the applicable Building as no longer a single-tenant office building.

14.5    Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation evidencing the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer or another financial officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to the calculation of any Transfer Premium, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

14.6    Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7    Occurrence of Material Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, except as provided in Section 14.9 below, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period, then Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which payments Landlord shall apply towards Tenant's obligations under this Lease) until such monetary or material non-monetary default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in monetary or material non-monetary default hereunder beyond any applicable notice and cure period, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8    Deemed Consent Transfers.  Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 is hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a

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subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee is engaged in a business which is consistent with the quality of the Buildings, as judged by then existing tenants of the Building and of Comparable Buildings, (iv) such Permitted Transferee shall have a long term issuer credit rating from Moody's Professional Rating Service ("Moody's") of BB or better (or in the event such applicable Moody's ratings are no longer available, comparable ratings from Fitch Ratings Ltd. ("Fitch") or Standard and Poor's Professional Rating Service ("S&P")), (v) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant.  An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

14.9    Occupancy by Others.  Notwithstanding any contrary provision of this Article 14, Tenant shall have the right without the payment of a Transfer Premium, without being subject to Section 14.4, and without the receipt of Landlord's consent, to permit the occupancy of portions of the Premises to any individual(s) or entities with a business relationship with Tenant ("Tenant's Occupants") subject to the following conditions: (i) all such individuals or entities shall be of a character and reputation consistent with the quality of the Buildings, as judged by then existing tenants of the Building and of Comparable Buildings; (ii) such occupancy shall not be a subterfuge by Tenant to avoid its obligation under this Lease or the restrictions on Transfers pursuant to this Article 14, (iii) in the aggregate, such Tenant's Occupants do not occupy more than ten percent (10%) of the Premises; and (iv) such Tenant's Occupants do not have a separately demised space or separate exclusive entrance to their space.  Tenant shall promptly supply Landlord with any document or information reasonably requested by Landlord regarding any such individuals or entities.  Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14 and shall not require Landlord's consent.  Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1    Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2    Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, excepting reasonable wear and tear, damage from casualty which is not Tenant's obligation to repair, and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, including cables, conduits and floor monuments (unless otherwise agreed by Landlord), and such similar articles of any other persons claiming under Tenant, as Landlord may require to be removed in accordance with the terms of this Lease, and Tenant shall repair at its own expense all damage to the Premises and Buildings resulting from such removal.

15.3    End of Term Walk-Through. At least forty-five (45) days prior to the expiration of this Lease, Tenant may provide Landlord with a notice (the "Walk-Through Notice") requesting a walk-through of the Premises to confirm the condition thereof and any removal or restoration obligations.  Within thirty (30) days after Landlord’s receipt of such Walk-Through Notice, Landlord and Tenant shall conduct an exit walk-through of the Premises.  The exit walk-through is to be conducted on a date and time mutually acceptable to Landlord and Tenant; however, if the parties are unable to agree on a time and date, such walk-through shall be conducted at 10:00 a.m. on the thirtieth (30th) day after such Walk-Through Notice; except if such day falls on a Holiday, Saturday or Sunday in which case such walk-through shall be conducted on the next business day.  Within five (5) business days after such walk-through, Landlord will provide Tenant with a list of items, if any, that are Tenant's responsibility to remove or restore pursuant to Section 15.2 or Section 8.5 of this Lease.  If Tenant concurs with such list, Tenant shall proceed to comply with same (and all such work shall be completed prior to the Lease Expiration Date).  If Tenant disagrees with Landlord, Landlord and Tenant shall attempt to agree and modify the list in accordance with such agreement, but no such disagreement shall excuse Tenant from any failure to comply with its restoration and removal obligations under this Lease.

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ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate of one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  If Tenant holds over after the expiration of the Lease Term without the express written consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case daily damages in any action to recover possession of the Premises shall be calculated at a daily rate equal to the greater of (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis) or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period.   Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received.  Tenant acknowledges that any holding over without Landlord's express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises.  Therefore, if Tenant fails to vacate and deliver the Premises prior to the date that is the later of (i) thirty (30) days after the termination or expiration of this Lease, and (ii) thirty (30) days after Landlord's notification to Tenant that Landlord has reached agreement with a third-party for occupancy of the Premises or any portion thereof, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver.  Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney's fees in connection therewith.

ARTICLE 17

ESTOPPEL CERTIFICATES

17.1    Tenant Estoppel Certificate.  Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information regarding the Premises of this Lease reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Notwithstanding the foregoing, for any year during which (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its financial statements for any such year shall be deemed satisfied.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate (or provide written comments to any proposed certificate delivered by Landlord) within a two (2) business day period following the receipt of Landlord’s second written request therefor shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

17.2    Landlord Estoppel Certificate.  Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information (including, without limitation, the same representations and warranties and reliance language), and within the same periods of time, as set forth on Exhibit E, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender, and shall also contain any other factual information reasonably requested by Tenant.  If Landlord fails to timely execute, acknowledge and deliver such estoppel certificate (or provide written comments to any proposed certificate delivered by Tenant) within ten (10) business days following receipt thereof, Landlord shall be deemed to have disapproved such estoppel certificate.  Any such certificate may be relied upon by any prospective assignee, lender, subtenant or investor of Tenant.  If Landlord provides written comments to any estoppel certificate received from Tenant, then Landlord shall have five (5) business days following receipt of a revised estoppel certificate to execute, acknowledge and deliver to Tenant such revised estoppel certificate (or provide written comments to any such revised estoppel certificate delivered by Tenant) and the same process described above shall apply with respect to Landlord's failure to timely execute, acknowledge and deliver such revised estoppel certificate (or provide written comments to any proposed certificate delivered by Tenant).

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ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Buildings or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (collectively, "Lenders"), require in writing that this Lease be superior thereto.  Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "Nondisturbance Agreement") in favor of Tenant from any Lenders who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms and conditions of this Article 18.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (except for any rights to rent abatement and rights to offset rent expressly set forth in this Lease), to the Lender upon any such foreclosure sale or deed in lieu thereof, if so requested to do so by such Lender, and to recognize such Lender as the lessor under this Lease, provided such Lender shall agree to accept this Lease (including, without limitation, Landlord’s obligations to fund the Tenant Improvement Allowance in accordance with the Tenant Work Letter, or in the alternative, and notwithstanding anything herein to the contrary, the recognition of Tenant’s right to offset rent for Landlord’s failure to pay the Tenant Improvement Allowance as provided in the Tenant Work Letter) and not disturb Tenant's occupancy, so long as Tenant is not in default under this Lease beyond applicable notice and cure periods.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Subject to Tenant's receipt of the Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.  Any Nondisturbance Agreement provided by a Lender for construction financing following the termination of Landlord's existing loan shall also be substantially in the form of Exhibit H-2 attached hereto.

ARTICLE 19

DEFAULTS; REMEDIES

19.1    Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2    Except where a specific time period is otherwise set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Tenant's receipt of written notice thereof from Landlord; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3    Abandonment (as defined in California Civil Code Section 1951.3) of the Premises by Tenant; or

19.1.4    The failure by Tenant to observe or perform according to the provisions of Articles 5, 17 or 18 of this Lease or under the Tenant Work Letter where such failure continues for more than five (5) business days after Tenant's receipt of written notice from Landlord.

The notice periods provided herein are in addition to, and not in lieu of, any notice and/or cure periods expressly provided under the applicable terms of this Lease and/or provided by law.  No statutory notice may be sent until the cure periods set forth in this Section 19.1 have expired without a cure being effectuated.

19.2    Remedies Upon Default.  Upon the occurrence of any event of default by Tenant (beyond applicable notice and cure periods), Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever, except as required by Applicable Laws.

19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

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(i)    The worth at the time of award of unpaid rent which has been earned at the time of such termination; plus

(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3    Subleases of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4    Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Nothing in this Lease shall constitute a waiver by Tenant of its statutory rights to redeem or reinstate this Lease.

19.5    Landlord Default.

19.5.1    General.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2    Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date applicable to the Premises and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building or Tenant's Parking Areas; (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building or Premises that Landlord is required to provide under this Lease, and which are reasonably within Landlord's ability to control (the parties acknowledging that an interruption in utilities caused by a utility provider is not within Landlord's ability to control); or (iii) the presence of Hazardous Materials brought on the Premises by any Landlord

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Parties (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such notice, or occurs for five (5) non-consecutive business days during any calendar month, or occurs for ten (10) non-consecutive business days in a twelve (12) month period (provided Landlord is sent a notice for each such Abatement Event) (in either of such events, the "Eligibility Period"), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("Unusable Area"), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein (in Tenant's reasonable judgment), the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity to abate Rent for an Abatement Event.  To the extent Tenant is entitled to abatement because of an event covered by Articles 11 or 13 of this Lease, then Tenant's abatement rights shall be as set forth in Articles 11 and 13 above.  Except as provided in this Section 19.5.2 or elsewhere in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

19.5.3    Tenant's Right to Make Repairs.  Notwithstanding any of the terms set forth in this Lease to the contrary, if Tenant provides notice (or oral notice in the event of an "Emergency," as that term is defined, below) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required on any full floor of the Building leased by Tenant, including repairs to the Building Structure and/or Building System located on such floor, which event or circumstance with respect to the Building Structure or Building System materially or adversely affects the conduct of Tenant's business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such Notice, but in any event not later than thirty (30) days after receipt of such Notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' Notice to Landlord specifying that Tenant is taking such required action (provided, however, that the initial thirty (30) day Notice and the subsequent ten (10) day notice shall not be required in the event of an Emergency) and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action.  Landlord's failure to dispute Tenant's right to make repairs shall conclusively be deemed Landlord's waiver of any claim that Tenant improperly performed self-help in accordance with this Section 19.7 or that the costs incurred by Tenant in such performance are excessive.  In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings.  Following completion of any work taken by Tenant pursuant to the terms of this Section 19.5.3, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto.  If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice.  If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice ("Landlord's Set-Off Notice"), setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, and if so elected by Tenant shall be Tenant's sole remedy.  If Landlord delivers a Landlord's Set-Off Notice to Tenant, then Tenant shall not be entitled to such deduction from Rent; provided that Tenant may proceed to claim a default by Landlord under this Lease for any amount not paid by Landlord.  Any final award in favor of Tenant for any such default, which is not subject to appeal, from a court or arbitrator in favor of Tenant, which is not paid by Landlord within the time period directed by such award (together with interest at the Interest Rate from the date Landlord was required to pay such amount until such offset occurs), may be offset by Tenant from Rent next due and payable under this Lease.  For purposes of this Section 19.5.3, an "Emergency" shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Building Systems, Building Structure, Tenant Improvements, or Alterations, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant's business operations.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that so long as no default (beyond applicable notice and cure periods) exists under this Lease, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other express or implied covenant of quiet enjoyment.

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ARTICLE 21

LETTER OF CREDIT

21.1    Delivery of Letter of Credit.  Tenant shall cause the Bank (as that term is defined below) to deliver to Landlord, within three (3) business days of Tenant's execution of this Lease, a letter of credit (the "L‑C") that complies in all respects with the requirements of this Article 21 in the amount set forth in Section 8 of the Summary (the "L‑C Amount").  The L‑C shall: (i) be issued by a Bank; (ii) be in the form attached hereto as Exhibit J; (iii) be irrevocable, unconditional, and payable upon demand; (iv) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L‑C Expiration Date") that is no less than one hundred twenty (120) days following the expiration of the Lease Term, as the same may be extended; (v) contain a provision that provides that the L-C shall be automatically renewed on an annual basis without amendment of the L-C unless the Bank delivers a written notice of cancellation to Landlord and Tenant at least sixty (60) days prior to the expiration of the L‑C, without any action whatsoever on the part of Landlord; (vi) be fully assignable by Landlord, its successors and assigns; (vii) permit partial draws and multiple presentations and drawings, and (viii) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant shall pay all expenses, points, and/or fees incurred by Tenant in obtaining the L‑C.  The term "Bank" referred to herein shall mean any of the following banks: (a) Wells Fargo Bank, N.A., (b) JPMorgan Chase Bank, N.A., (c) Bank of America, N.A. (d) US Bank or (e) Silicon Valley Bank, which (I) accepts deposits and maintains accounts; (II) that is chartered under the laws of the United States, any State thereof, or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (III) whose long-term issuer rating is no less than "Baa1" on Moody's (the "Bank's Credit Rating Threshold").

21.2    Landlord's Rights to Draw.  Landlord, or its then authorized representatives, shall have the right to draw down an amount up to the face amount of the L‑C if any of the following shall have occurred or be applicable:  (i) such amount is due to Landlord under the terms and conditions of this Lease; (ii) the Lease has terminated prior to the expiration of the Lease Term as a result of Tenant's breach or default of any term or provision of the Lease; (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code; (v) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code; (vi) the Bank has notified Landlord that the L‑C will not be renewed or extended through the L‑C Expiration Date; (vii) the Bank has failed to notify Landlord that the L-C will be renewed or extended on or before the date that is sixty (60) days before the applicable L-C expiration date; (viii) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; (ix) Tenant executes an assignment for the benefit of creditors; or (x) if (1) any of the Bank's rating has been reduced below the Bank's Credit Rating Threshold; or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L‑C Amount, within ten (10) days (such ten (10) day period is the "Rating Replacement Period") following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L‑C Draw Event").  Notwithstanding the foregoing, prior to drawing on the L-C due to an L-C Draw Event pursuant to (x) above, Landlord and Tenant shall meet during the ten (10) day period described in (x), and Tenant shall have the opportunity to discuss with Landlord the Bank's rating and whether drawing the L-C is prudent or reasonably necessary.  The L‑C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L‑C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, any state regulator, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L‑C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days (such ten (10) day period is the "FDIC Replacement Period") following Landlord's notice to Tenant of such receivership or conservatorship (the "L‑C FDIC Replacement Notice"), Tenant shall replace such L‑C with a substitute letter of credit from a different commercial bank (which commercial bank shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord) and that complies in all respects with the requirements of this Article 21.  Following a draw due to an L-C Draw Event pursuant to (x) above, if Tenant fails to replace such L‑C with a conforming, substitute letter of credit pursuant to the terms and conditions of Section 21.1, hereof, then, notwithstanding anything in this Lease to the contrary, following the lapse of an additional fifty (50) day notice and cure period (commencing as of the expiration of the Rating Replacement Period), Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid periods).  As required following receipt of the L-C FDIC Replacement Notice, if Tenant fails to replace such L‑C with a conforming, substitute letter of credit pursuant to the terms and conditions of Section 21.1, hereof, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid FDIC Replacement Period).  Tenant shall have no right to voluntarily replace the L-C without Landlord's prior written approval, in Landlord's sole and absolute discretion.  Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L‑C (including, without limitation, Landlord's reasonable attorneys' fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys' fees shall be payable by Tenant to Landlord within ten (10) days of billing.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's sole and absolute discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.  Within two (2) business days following Tenant's receipt of a written notice from Landlord, Tenant shall cause the Bank to deliver written confirmation to Landlord of the renewal or extension of the L‑C

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(unless the Bank has previously notified Landlord in writing that it shall not be renewing or extending the L‑C), or if so requested by Landlord, Tenant shall facilitate Landlord's direct communication with the Bank in order that Landlord may immediately confirm such renewal or extension directly with the Bank.

21.3    Application of L‑C Proceeds.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L‑C upon the occurrence of any L‑C Draw Event and apply the proceeds of the L-C in accordance with this Article 21.  In the event of any L‑C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.2(x) above), draw upon the L‑C, in part or in whole, and apply the proceeds of the L-C to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application, or retention of the L‑C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the L‑C, and such L‑C or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  No condition or term of this Lease shall be deemed to render the L‑C conditional to justify the issuer of the L‑C in failing to honor a drawing upon such L‑C in a timely manner.  Tenant agrees and acknowledges that: (i) the L‑C constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no property interest whatsoever in the L‑C or the proceeds thereof; (iv) Tenant has no right to assign or encumber the L‑C or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance; and (v) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim or rights to the L‑C or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code, any similar State or federal law, or otherwise.

21.3.1    Maintenance of L-C by Tenant.  If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.4.2 below.  If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term.  If the L‑C is not timely renewed, or if Tenant fails to maintain the L‑C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L‑C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease.  In the event Landlord elects to exercise its foregoing rights, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant's property or, in the event of a receivership, conservatorship, or bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant's bankruptcy estate) and need not be segregated from Landlord's other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L‑C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L‑C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.4    Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord's interest in this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith, provided that Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant's receipt of an invoice from Landlord therefor.

21.5    L-C Not a Security Deposit.  Landlord and Tenant: (i) acknowledge and agree that in no event or circumstance shall the L‑C, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended

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or succeeded (the "Security Deposit Laws"); (ii) acknowledge and agree that the L‑C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto; and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6    Non-Interference By Tenant.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C.  No condition or term of this Lease shall be deemed to render the L‑C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.  Tenant shall not request or instruct the Bank to refrain from paying sight draft(s) drawn under such L‑C.

21.7    Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L‑C:

21.7.1    A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under the L‑C or the Bank's honoring or payment of sight draft(s); or

21.7.2    Any attachment, garnishment, or levy in any manner upon either the proceeds of the L‑C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L‑C) based on any theory whatever.

21.8    Remedy for Improper Drafts.  Tenant's sole and exclusive remedy in connection with Landlord's improper draw against the L-C or Landlord's improper application or retention of any proceeds of the L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied or wrongfully held, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L‑C to the amount (if any) then required under the applicable provisions of this Lease.  Tenant acknowledges that Landlord's draw against the L‑C, application or retention of any proceeds thereof, or the Bank's payment under such L‑C, could not, under any circumstances, cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Default Rate from the next installment(s) of Base Rent.

21.9    Reduction of L-C Amount.  Subject to the terms of this Section 21.9, and Tenant's satisfaction of the L-C Reduction Condition, which is to be confirmed by Landlord, the L-C Amount shall be reduced (i) on the last day of the forty-second (42nd) full calendar month of the Lease Term (the "First Reduction Date"), by Tenant's delivery to Landlord of an amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, but in the amount of seventy-five percent (75%) of the original L-C Amount, and (ii) on the last day of the ninetieth (90th) full calendar month of the Lease Term (the "Second Reduction Date"), by Tenant's delivery to Landlord of an amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, but in the amount of fifty percent (50%) of the original L-C Amount.  If Tenant is not satisfying the L-C Reduction Condition as of the Reduction Date, then Tenant may reduce the L-C Amount as of such later date that Tenant is then satisfying the L-C Reduction Condition.  If Tenant is allowed to reduce the L-C Amount pursuant to the terms and conditions of this Section 21.9, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction.  For purposes of this Section 21.9, the "L-C Reduction Condition" shall mean that Tenant has been "cash flow positive," on a trailing twelve (12) month "Adjusted EBITDA" (i.e., after excluding from Net Income or Loss (i) other income (expense), net, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) income tax expense where applicable) basis during the twelve (12) month period ending on the last day of Tenant's most recently completed fiscal quarter ending prior to the measurement date.

ARTICLE 22

ROOFTOP AND RISER RIGHTS

22.1    Telecommunications Equipment.  At any time during the Lease Term, subject to the terms of this Lease, Tenant may for each of the Buildings, (i) install, at Tenant's sole cost and expense, two (2) communications dishes or up to 24" in diameter, or one (1) communications antenna or comparable communications equipment upon the roof of the Building not to exceed 48" in height, (ii) use the Building telecommunications rooms and risers to install (A) two (2) two inch (2") diameter ridged metal conduits from the Building MPOE to the Premises, and (B) one (1) two inch (2") conduit from the Premises to the roof for connection of Tenant's rooftop equipment to the

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Premises (all such equipment, installations and connections, collectively, the "Telecommunications Equipment").  The use of such areas of the Building for the installation of the Telecommunications Equipment shall be for the sole use of Tenant in connection with its business in the Premises, and shall be without the payment of any additional Base Rent or Direct Expenses with respect thereto.  The physical appearance and all specifications of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord (subject to Tenant's reasonable approval), and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord.  Tenant shall be responsible, at Tenant's sole cost and expense, for (i) obtaining all permits or other governmental approvals required in connection with the Telecommunications Equipment (including, without limitation, approval by the Federal Aviation Administration), (ii) installing, repairing and maintaining and causing the Telecommunications Equipment to comply with all Applicable Laws, and (iii) prior to the expiration or earlier termination of this Lease, removal of the Telecommunications Equipment and all associated wiring, and the restoration of all affected areas of the Building to the condition existing prior to the installation thereof, including restoration of any roof penetrations.  The Telecommunications Equipment shall constitute Mandatory Removal Items under Section 8.5 above.

22.2    Interference.  In no event shall Tenant permit the Telecommunications Equipment to interfere with the systems of any building in the Project or the Project or any other communications equipment at or servicing any building in the Project or the Project.  Except to the extent arising from or out of the negligence or willful misconduct of any of the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause related to Tenant's installation, use, repair or maintenance or any other matter relating to or in connection with the Telecommunications Equipment.  In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof.  Landlord agrees that it shall not install, and shall prohibit the installation and/or operation by any other party of, any microwave dishes/earth satellite disks, whip antennae, other communications devices, towers and/or other structures on the roof of the Building which would interfere with Tenant's use of the Telecommunications Equipment.

ARTICLE 23

SIGNS

23.1    Full Floors.  Tenant, if the Premises comprise an entire floor of the Buildings, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Buildings, and provided all signs are in keeping with the quality, design and style of the Building and Project.

23.2    Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

23.3    Prohibited Signage and Other Items.  Except for "Tenant's Signage" (as that term is defined below), any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Buildings), or other items visible from the exterior of the Premises or Buildings, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4    Tenant's Signage.  In addition to the signage rights expressly set forth above in this Article 23, Tenant, at Tenant's sole cost and expense, shall be entitled to (i) install up to two (2) exterior signs on each of the Buildings, (ii) install up to one (1) panel on any monument sign pertaining to Building 3 and/or Building 4, and (iii) paint Tenant's name and/or logo on the roof of either Building 3 or Building 4, but not both (in the locations more particularly identified on Exhibit I attached hereto) identifying Tenant's name and/or logo (the "Tenant's Signage") in connection with Tenant's lease of the Premises.

23.4.1    Specifications and Permits.  Tenant's Signage shall set forth Tenant's name and/or logo as determined by Tenant in its sole discretion, but subject to Landlord's reasonable approval, and in no event shall the Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.4.2, below.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact locations of Tenant's Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and Landlord's Building standard signage specifications.  In addition, the Tenant's Signage shall be subject to Tenant's receipt of all necessary governmental or quasi-governmental approvals and permits (collectively, "Governmental Approvals") and shall be subject to all Applicable Laws and the Underlying Documents.  Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary Governmental Approvals for the Tenant's Signage.  In the event Tenant does not receive the necessary Governmental Approvals for the Tenant's Signage, Tenant's and Landlord's rights and obligations under this Lease shall be unaffected.

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23.4.2    Objectionable Name.  To the extent Tenant desires to change the name and/or logo set forth on the Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name").  The parties hereby agree that the name "Roku" or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.4.3    Termination of Right to Tenant's Signage.  The rights contained in this Section 23.4 shall be personal to the Original Tenant or a Permitted Transferee Assignee, and may only be exercised and maintained by the Original Tenant or such Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of either of the Original Tenant's interest in the Lease) if the Original Tenant or such Permitted Transferee Assignee has not subleased more than thirty-five percent (35%) of the initial Premises and any other space leased by Tenant in the Project, and a default by Tenant under this Lease is not then occurring beyond the applicable notice and cure period.  In the event Tenant fails to comply with any of the requirements set forth hereinabove, the signage rights provided in this Section 23.4 shall automatically terminate.

23.4.4    Cost and Maintenance; Change and Replacement.  The actual costs of the Tenant's Signage and the installation, design, construction and any and all other costs associated with the Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant.  Should the Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth below) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion.  Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual cost of such work.  Subject to Tenant's agreement to comply with the terms of this Section 23.4, Tenant shall be permitted to change and/or replace the Tenant's Signage periodically in Tenant's reasonable discretion.  Upon the expiration or earlier termination of this Lease or upon any earlier termination of Tenant's rights to the Tenant's Signage as set forth herein, Tenant shall, at Tenant's sole cost and expense, cause the Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage except for (x) ordinary wear and tear, (y) damage by Casualty that is not Tenant's obligation to repair hereunder, or (z) repairs which are specifically made the responsibility of Landlord hereunder.  If Tenant fails to timely remove the Tenant's Signage or to restore the areas in which such the Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor.  The terms and conditions of this Section 23.4.4 shall survive the expiration or earlier termination of the Lease.

ARTICLE 24

COMPLIANCE WITH LAW

24.1    Tenant's Obligations.  Tenant shall not knowingly do anything or suffer anything to be done in or about the Premises or the Project which will in any way materially conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws").  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws (including the making of any alterations required to comply with Applicable Laws) which relate to (i) Tenant's use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any tenant improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by nontypical general office Alterations made by Tenant to the Premises, or any nontypical general office Tenant Improvements, or Tenant's use of the Premises for non‑general office use.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations as they relate to Tenant or to the Premises.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

24.2    Landlord's Obligations.   Landlord shall comply with all Applicable Laws (including Environmental Laws, as that term is defined in Exhibit G) relating to the Base Building and Project Common Areas (which compliance may include the remediation, removal or abatement of Hazardous Materials), provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease and provided further that such compliance is required by a governmental authority.  Without limiting the foregoing, Landlord's development and post-development activities in the Project shall materially comply with all requirements set forth in that certain April 2011 Soil Management Plan (the "SMP") prepared by the City of San Jose and approved by the Department of Toxic Substances Control of the California Environmental Protection Agency (the "DTSC").  Furthermore, Landlord shall (i) install a vapor barrier membrane in the Buildings and comply with all recommendations set forth in that certain Vapor Barrier Membrane Repair Manual dated April 3, 2018 prepared by Langan Engineering and Environmental Services Inc., and (ii) use commercially efforts to cause FMC Corporation to comply with all of its remediation, treatment and monitoring in the Project as required by Applicable Laws and any applicable governmental authority, including, without limitation the DTSC.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4.

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24.3    Certified Access Specialist.  Tenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Project nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree that any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after written notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount, but not in excess of Twenty-Five Thousand Dollars ($25,000), plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder.  Notwithstanding the foregoing, Landlord agrees to waive said late charge on the first occasion of such late payment of Rent during any consecutive twelve (12) calendar month period.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the "Default Rate") equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by Applicable Law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1    Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may upon an additional three (3) business days' notice to Tenant, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2    Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of invoices together with reasonable supporting evidence therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon no less than twenty-four (24) hours' prior notice to Tenant (except in the case of an emergency, in which case, no prior notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Buildings, or for structural alterations, repairs or improvements to the Buildings or the Buildings' systems and equipment; provided, however, except for (a) emergencies, (b) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (c) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided further that, with respect to items (b) and (c) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to

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perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or any Landlord Parties while the same are in the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant.  Notwithstanding anything to the contrary set forth in this Lease, Tenant may reasonably designate certain reasonable areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.  Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (x) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (y) as required by Applicable Law, or (z) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.  For purposes of this Article, an emergency situation is one that poses a threat of imminent bodily harm or property damage.  If Landlord makes an emergency entry onto the Premises when no authorized representative of Tenant is present, Landlord shall use commercially reasonable efforts to provide telephone notice to Tenant as soon as reasonably possible within twenty-four (24) hours after that entry and shall take reasonable steps to secure the Premises until a representative of Tenant arrives at the Premises.

ARTICLE 28

TENANT PARKING

28.1    Tenant's Use of Project Parking Facilities.  Tenant shall be entitled to use, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 8 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facilities, which shall include unreserved surface parking passes for parking in front of Building 3 and Building 4, as well as sixty-five (65) reserved parking passes for parking in the garage located at 1170 Champions Drive, San Jose, California (the "Parking Garage").  The location of the reserved parking spaces in the Parking Garage shall be designated by Landlord and are depicted on Exhibit N attached hereto.  During the initial Lease Term, Tenant shall not be obligated to pay to Landlord for automobile parking passes on a monthly basis; provided, however, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facilities by Tenant.  Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed in writing and delivered by written notice to Tenant from time to time for the orderly operation and use of the parking facilities where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the Project's parking facilities), Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease.  Tenant's use of the Project parking facilities shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities.  Tenant's rights hereunder, including reserved parking rights, are subject to the terms of any Underlying Documents, which include, without limitation, certain rights for use of the parking facilities and parking spaces in connection with events at the stadium located adjacent to the Project; provided that Tenant shall not be obligated to move or relocate vehicles in order to accommodate such events at the stadium.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes used by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

28.2    Electrical Vehicle Charging Stations.  Landlord shall install, at Landlord's sole cost and expense, forty-eight (48) dual head electrical vehicle charging stations ("EV Stations") in the Parking Garage (in the locations depicted on Exhibit N attached hereto), which shall be designated as reserved for Tenant's use, subject to use of the EV Station parking spaces in connection with events at the stadium located adjacent to the Project; provided that Tenant may, at Tenant's sole election, program the EV Stations to prevent use of the EV Stations by third parties.  Landlord shall promptly repair any damage to the EV Stations caused by third party use, at Landlord's sole cost and expense and without reimbursement by Tenant through Operating Expense or otherwise; provided that Tenant shall otherwise be solely responsible, at Tenant's sole cost and expense, for the use and maintenance of such EV Stations.  Landlord shall also provide, at Landlord's sole cost and expense, conduit and panel capacity for forty-eight (48) EV Stations in the Parking Garage, which EV Stations may be installed by Tenant, at Tenant's sole cost and expense, in the locations depicted on Exhibit N attached hereto, during the Lease Term if Tenant elects to install such EV Stations; provided that Tenant shall be solely responsible, at Tenant's sole cost and expense, for the installation, use and maintenance of such EV Stations utilizing such conduit and panel capacity.  In the event Tenant elects to install any such EV Stations, the same shall be designated for exclusive use by Tenant during the Lease Term, except as required by Applicable Laws and subject to use in connection with events at the stadium located adjacent to the Project.

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ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1    Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2    Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3    No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4    Bicycle Storage.  As part of the construction of the Base, Shell and Core, Landlord shall install secured bicycle storage area(s) (the "Bicycle Storage Area(s)"), in the locations within the Parking Garage or Common Areas of the Project as shown on Exhibit M attached to this Lease, that will accommodate no less than one hundred fifty (150) bicycles.  Tenant shall have the exclusive right to use the Bicycle Storage Area(s) for day-use parking of bicycles by Tenant and Tenant's employees, visitors, invitees and sublessees; provided that Tenant shall otherwise be solely responsible, at Tenant's sole cost and expense, for the use and maintenance the Bicycle Storage Area(s), and for providing janitorial and security services to the Bicycle Storage Area(s).  Tenant's exclusive use of the Bicycle Storage Area shall be proportionately reduced in connection with any reduction in Tenant's lease of the Premises (whether pursuant to Section 2.2 above, or otherwise).

29.5    Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Buildings and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of transfer (to the extent that such obligations are expressly assumed by the transferee) and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise or accrue after the date of transfer, including the return of any Security Deposit, and subject to the terms of Article 18 of this Lease, Tenant shall attorn to such transferee.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6    Recording.  Tenant shall have the right to record against the Project a memorandum providing record notice of the Lease, which shall be in the form of Exhibit L attached hereto (the "Memorandum").  The parties shall sign the Memorandum concurrently with the execution of this Lease.  In addition, within thirty (30) days after Landlord's written request following the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord in recordable form, termination of the Memorandum.  Tenant's obligation to execute and deliver such termination of the Memorandum shall survive the expiration or earlier termination of this Lease.  Tenant shall be solely responsible for all costs incurred under this Section 29.6.

29.7    Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8    Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9    Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10    Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately," "promptly," and/or "on demand," or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.

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29.11    Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12    No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13    Landlord Exculpation; No Consequential Damages.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project and the rents, issue, profits and proceeds therefrom, including, without limitation, any sales or insurance proceeds (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise).  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring; similarly, except with respect to Tenant's violations of the provisions of this Lease regarding Hazardous Materials and Tenant's holding over in the Premises following the expiration or sooner termination of this Lease, Tenant shall not be liable under any circumstances for injury or damage to, or interference with, Landlord's business, including, but not limited to, loss of profits or other revenues  (not including, however, loss of rents), loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14    Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15    Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Buildings or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Buildings or Project.  Landlord shall not, without the prior written consent of Tenant, which may be granted or withheld in Tenant’s sole and absolute discretion, enter into any lease or other occupancy agreement with, or consent to an assignment or subletting (except in the case of a “permitted transfer” to an affiliate entity or similar transfer for which Landlord’s prior consent is not required) to, any Tenant Competitor for the First Offer Space (for purposes of this section, referred to as the "Competitor Restricted Area") (or any portion thereof).  For purposes hereof, the term "Tenant Competitor" shall mean either Apple Inc. or Amazon.com, Inc., or any subsidiary of either Apple Inc. or Amazon.com, Inc. if such subsidiary's primary products or services compete with the products and services offered by Tenant as its primary business (as reasonably determined by Tenant and as such products and services may change and expand from time to time).  Notwithstanding anything herein to the contrary, Landlord shall not be deemed to have violated the terms of this Section 29.15 if: (i) any tenant or occupant merges or consolidates with or into, or acquires or is acquired by, any Tenant Competitor, (ii) Landlord is required to permit such lease pursuant to a court order, or (iii) Landlord, after a reasonable inquiry, in good faith believes that any prospective tenant is not a Tenant Competitor.  The prohibition on Landlord leasing space in the Competitor Restricted Area to Tenant Competitors under this Section 29.15 shall terminate upon the date that is the earliest to occur of: (a) the date that Original Tenant assigns this Lease to any entity other than a Permitted Transferee Assignee, (b) that date that Tenant subleases more than thirty-five percent (35%) of the Premises, (c) the date Tenant no longer occupies sixty-five percent (65%) of the greater of (i) the Premises initially leased to Tenant hereunder as of the date of this Lease, and (ii) the Premises leased to Tenant hereunder as modified subsequent to the date of this Lease, or (d) the date when less than fifteen (15) months remain in the then Lease Term (as the same may be extended), or upon any earlier date as of which Tenant has waived all rights to renew or extend the Lease Term.  Notwithstanding anything to the contrary in this Section 29.15, the prohibition on Landlord leasing space in the Competitor Restricted Area to Tenant Competitors under this Section 29.15 shall not apply to (A) any existing lease entered into by Landlord and any other tenant in the Project prior to the Effective Date, or (B) any lease entered into by Landlord and any other tenant in the Project for shared office workplaces offering certain office services incidental to the primary office uses (the "Co-Work Uses").  The "Co-Work Uses" shall include, without limitation, the design, development, marketing, operation and/or managing of:  (a) executive, administrative and general business offices and other lawful uses, (b) flexible workplace center use, (c) event space, and/or (d) other ancillary office related uses to such tenant's operations and services as the same may develop or expand over time, including, but not limited to, training centers, data centers, conference centers,

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kitchens, storage, office pantries, recreational areas, community facilities or common areas intended to serve the occupants and users of such tenant's co-working facility, including limited food service or sale, beer, wine and liquor service.  For so long as an Original Landlord is the Landlord under this Lease and an Original Landlord is also the owner of Building 5, Landlord's obligations under this Section 29.15 shall remain covenants binding on Original Landlord, and a default by the owner of Building 5 in the performance of the obligations under this Section 29.15 constitute a default by Original Landlord under this Lease.  Upon the transfer of Original Landlord's interest in the Premises and in this Lease to any third party (other than any other Original Landlord) or upon the transfer of Original Landlord's interest in Building 5 to any third party, Landlord shall automatically be released from all obligations under this Section 29.15 and Tenant agrees to look solely to the owner of Building 5 for the performance of the obligations under this Section 29.15 after the date of transfer.

29.16    Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, any Permit Delay (as that term is defined herein below), acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.  The term "Permit Delay" shall mean the inability of Landlord to obtain building permits required in connection with the construction of the Base, Shell and Core and Project within thirty (30) days after Landlord's submittal to the City for such permits, other than the City's refusal to issue such permits due to an incomplete or inaccurate submittal to the City by Landlord.

29.17    Intentionally Omitted.

29.18    Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, "notices" or "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

CAP OZ 34, LLC
10121 Miller Avenue, Suite 200
Cupertino, California 95014
Attention: Derek K. Hunter, Jr. and Sherri Prieb

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars
Suite 1800
Los Angeles, California 90067

Attention:  Anton N. Natsis, Esq.

29.19    Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20    Authority.  Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  Tenant shall, within ten (10) days after Landlord's request, deliver to Landlord satisfactory evidence of good standing in Tenant's state of incorporation.  Landlord warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

29.21    Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-47-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

29.22    Governing Law; Jurisdiction; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23    Submission of Lease.  Submission of this instrument for examination or signature by Tenant or Landlord does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until full execution and delivery by both Landlord and Tenant.

29.24    Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord agrees to pay the Brokers a commission pursuant to a separate written agreement entered into between Landlord and the Brokers in connection with this transaction.

29.25    Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord,  except as expressly set forth in this Lease to the contrary.

29.26    Project or Building Name and Signage.  Subject to Article 26 above, Landlord shall have the right at any time to change the name of the Project or any of the Buildings and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Buildings as Landlord may, in Landlord's sole discretion, desire.  Tenant shall not use the name of the Project or Buildings or use pictures or illustrations of the Project or Buildings in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, except that Tenant may use a picture of the Building on its web site and on announcements and the like to graphically show the location of the its offices so long as (i) it does not state or imply that Tenant owns the Building or Project, and (ii) the same is not presented in a manner which may damage the reputation or image of the Building or Project and is otherwise reflective of the first class nature of the Project.

29.27    Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28    Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.  Landlord acknowledges that the content of this Lease and any related documents are confidential information.  Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord's financial, legal and space planning consultants, or its directors, officers, employees, attorneys, accountants, prospective lenders, prospective purchasers, and current and potential partners. To the extent Landlord (or any Landlord Party) or Tenant is a publicly traded corporation, such party may be obligated to regularly provide financial information concerning Landlord, Tenant and/or its affiliates to the shareholders of its affiliates, to the Federal Securities and Exchange Commission and other regulatory agencies, and to auditors and underwriters, which information may include, without limitation, summaries of financial information concerning leases, rents, costs and results of operations of its business, including any financial obligations set forth in this Lease, and such required disclosures shall be permitted pursuant to the terms of this Section 29.28.  This provision shall survive the expiration or earlier termination of this Lease for one (1) year.

29.29    Development of the Project.

29.29.1    Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project; provided, however, that no such subdivision shall violate clauses (a) through (e) of Section 1.1.3 above.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-48-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

29.29.2    The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project; provided, however, that no such agreement shall violate clauses (a) through (e) of Section 1.1.3 above.  Nothing contained in this Section 29.29 shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

29.29.3    Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Project, or any part thereof and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project and/or the Premises.  Except as expressly set forth in Section 19.5.2, above, Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.  Landlord shall use commercially reasonable efforts to have all Renovations, once started, be completed reasonably expeditiously, with such work being organized and conducted in a manner which will minimize any interference to Tenant's business operations in the Premises and to not violate clauses (a) through (e) of Section 1.1.3 above.

29.29.4    Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.  In conducting such construction, Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant's business operations in the Premises and to not violate clauses (a) through (e) of Section 1.1.3 above.

29.30    No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.31    Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that (i) Tenant shall obtain Landlord's prior written consent (not to be unreasonably withheld conditioned or delayed), use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as reasonably determined by Landlord, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements").

29.32    Transportation Management.  Tenant shall fully comply with any governmentally required programs implemented by Landlord to manage parking, transportation or traffic in and around the Project and/or the Buildings, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.33    Office of Foreign Assets Control.  Landlord and Tenant each certifies to the other party that it is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control.  Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all Claims arising from or related to any breach of the foregoing certification.  Landlord hereby agrees to indemnify, defend and hold Tenant and the Tenant Parties harmless from any and all Claims arising from or related to any breach of the foregoing certification.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-49-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

29.34    Shuttle Service.  Subject to the provisions of this Section 29.34, Landlord shall provide and continuously operate (or cause a third party to operate) throughout the Lease Term a shuttle service (the "Shuttle Service") at the Project providing services to the nearest CalTrain station to Tenant's employees ("Shuttle Service Riders").  Tenant shall have the right to consult with Landlord on the number and size of shuttles, frequency, hours of use, routes and location of the drop-off and pick-up areas for the Shuttle Service, and Landlord shall implement any reasonable recommendations of Tenant.  The use of the Shuttle Service shall be subject to the reasonable rules and regulations established from time to time by Landlord and/or the operator of the Shuttle Service.  Landlord and Tenant acknowledge that the use of the Shuttle Service by the Shuttle Service Riders shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Shuttle Service Rider's use of the Shuttle Service.  The costs of operating, maintaining and repairing the Shuttle Service shall be included as part of Operating Expenses and no separate fees will be charged to the users of the Shuttle Service.

29.35    Rules and Regulations.  Wherever "rules and regulations" are referenced in this Lease, in all events Landlord shall not enforce, change or modify such rules and regulations in a discriminatory manner and Landlord agrees that the rules and regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business.  In the event of any conflict between any such rules and regulations and the other provisions of this Lease, the other provisions of this Lease shall control.

[Signatures follow on next page.]

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-50-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CAP OZ 34, LLC a Delaware limited liability company

By:	CAP OZ I, LLC, a Delaware limited liability company
Its:	Sole Member

By:	HS Airport 2, LLC, a California limited liability company
Its:	Manager

By:	/s/ Derek K. Hunter, Jr.
Name:	Derek K. Hunter, Jr.
Its:	Member

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-51-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

TENANT:

Roku, Inc. a Delaware corporation

By:	/s/ Steve Louden
Name:	Steve Louden
Title:	CFO

By:	/s/ Troy Fenner
Name:	Troy Fenner

Title:	SVP HR

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	-52-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT A

COLEMAN HIGHLINE

OUTLINE OF PREMISES

Building 3 1173 Coleman Ave 1st Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

7'-6"
125'-0"
16'-6"
16'-6"
240'-0"
BUILDING 3
2ND FLOOR
0
5
10
20
40
80
PLAN NORTH

1173 COLEMAN AVE **2ND FLOOR**

SAN JOSE, CA 95110

Building 3 1173 Coleman Ave 2nd Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Building 3 1173 Coleman Ave 3rd Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Building 3 1173 Coleman Ave 4th Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Building 3 1173 Coleman Ave 5th Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Building 3 1173 Coleman Ave 6th Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

16'-6"
240'-0"
BUILDING 4
1ST FLOOR
7'-6"
12'-2"
16'-6"
125'-0"
7'-6"
PLAN NORTH
0
5
10
20
40
80

1167 COLEMAN AVE.

1ST FLOOR

SAN JOSE, CA 95110

Building 4 1167 Coleman Ave 1st Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -7-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

16'-6"
240'-0"
BUILDING 4
2ND FLOOR
7'-6"
16'-6"
125'-0"
7'-6"
PLAN NORTH

1167 COLEMAN AVE.

SAN JOSE, CA 95110

2ND FLOOR

Building 4 1167 Coleman Ave 2nd Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

TO BUILDING 3
BUILDING 4
3RD FLOOR
16'-6"
240'-0"
7'-6"
12'-2"
16'-6"
125'-0"
7'-6"
PLAN NORTH

1167 COLEMAN AVE.

SAN JOSE, CA 95110

3RD FLOOR

Building 4 1167 Coleman Ave 3rd Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -9-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Building 4 1167 Coleman Ave 4th Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -10-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

16'-6"
240'-0"
BUILDING 4
5TH FLOOR
7'-6"
12'-2"
16'-6"
125'-0"
7'-6"
PLAN NORTH

1167 COLEMAN AVE.

SAN JOSE, CA 95110

5TH FLOOR

Building 4 1167 Coleman Ave 5th Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -11-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

88'-0"
AMENITY 2
1ST FLOOR
144'-1"
132'-11"
87'-8"
PLAN
NORTH
N
SCALE: 1/32" = 1'-0"

SAN JOSE,CA 95110

Amenity 2 1161 Coleman Ave Exhibit A-2: Premises 1st Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -12-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

88'-0"
AMENITY 2
2ND FLOOR
144'-1"
132'-11"
70'-0"
87'-8"
PLAN NORTH
N
SCALE: 1/32" = 1'-0"

SAN JOSE,CA 95110

Amenity 2 1161 Coleman Ave Exhibit A-2: Premises 2nd Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -13-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

88'-0"
144'-1"
132'-11"
AMENITY 2
3RD FLOOR
70'-0"
87'-8"
PLAN
NORTH
N
SCALE: 1/32" = 1'-0"

SAN JOSE,CA 95110

Amenity 2 1161 Coleman Ave Exhibit A-2: Premises 3rd Floor San Jose, Ca 95110

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A -14-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT A-1

COLEMAN HIGHLINE

SITE PLAN

1123 Coleman Ave Stadium Retail Pads 501 Earthquakes Way Hotel 595 1144 Project Amenities Building Phase 1 1193 Building 6 1185 Building 4 1167 Amenity 1149 Building 1 1143 Building 5 1179 Aviation Ave Building 3 1173 Building 2 1155 Building 8 1199 Amenity 1189 Amentiy 1161 Highline Drive598 Garage 1188 1170 1146 Champions Drive

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT A-1 -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT B

COLEMAN HIGHLINE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD'S INITIAL CONSTRUCTION OF THE BASE BUILDING

1.1    Construction of Base Building.  Landlord shall construct, at its sole cost and expense, in a good workmanlike manner and without deduction from the Tenant Improvement Allowance, the base, shell, and core of each Building (collectively, the "Base, Shell and Core" and/or "Base Building"), in accordance with the plans and specifications referenced in Schedule 1-C, attached hereto (the "Base Building Plans"), subject to Landlord Minor Changes, as that term is defined herein below.  Additionally, to the extent not set forth in the version of the Base Building Plans referenced in Schedule 1-C (the "Base Building Description"), Landlord shall make the necessary modifications to provide that the Base Building, as constructed by Landlord, shall comply with the Base Building Description set forth in Schedule 1-B, subject to Landlord Minor Changes.  In the event of a conflict between Schedule 1-C and Schedule 1-B, Schedule 1-B shall prevail.  As of the date hereof, the Base Building plans and specifications for Building A2 have not yet been prepared, and accordingly, Schedule 1-C only includes a description of the Base Building Plans for Building 2 and Building 3.  Landlord shall prepare the Base Building plans and specifications for Building A2 to be comply with the applicable Base Building Description set forth on Schedule 1-B, and upon completion the same shall constitute "Base Building Plans" for all purposes under this Lease. Landlord hereby reserves the right to modify each Base Building Description and the Base Building Plans, provided that such modifications (A) are required to comply with Applicable Laws, (B) will not (i) materially and adversely affect Tenant's Permitted Use of the applicable Premises and the Project, or (ii) result in the use of materials, systems or components which are not of a materially equivalent or better quality than the materials, systems and components set forth in the Base Building Description, or in the Lease, or (C) pertain to portions of the Project located outside of the Buildings (collectively, "Landlord Minor Changes").  The Base Building Condition shall have been constructed in a good and workmanlike manner, and in compliance with Applicable Laws for unoccupied space as of the date of the Lease to the extent required to allow Tenant, subject to Tenant's construction of the Tenant Improvements in accordance with Applicable Laws, to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use.  Within five (5) days after delivery of the Premises to Tenant, Landlord and Tenant shall have a "walk-through" of the delivered Premises to jointly create a punch-list setting forth any deviations between the required Base Building and the actual condition of the Premises (the "Delivery Punch List").  Landlord shall repair or correct the items set forth on the Delivery Punch List within a commercially reasonable period after the date of such walk through.

1.2    Delivery Condition.  The "Delivery Condition", with respect to a particular Building, shall occur at such time as Landlord delivers such Building to Tenant for commencement of construction of the Tenant Improvements, and in compliance with the conditions set forth in Schedule 1-D, attached hereto.  The date that the applicable Building shall be delivered to Tenant in the Delivery Condition is the "Delivery Date") with respect to such Building.  The parties acknowledge and agree that the Delivery Condition does not reflect all work necessary to cause each Building to be in substantially completed Base, Shell and Core condition.  As such, Landlord shall continue to be obligated to perform additional construction after the completion of the Delivery Condition to cause the Premises to be in Final Condition (as defined in Section 1.3 below).  From and after each Delivery Date, neither party shall unreasonably interfere with or delay the work of the other party or of other tenants and occupants of the Project and/or their contractors or consultants, and Landlord and Tenant shall mutually coordinate and cooperate with each other and with other tenants and occupants of the Project, and shall cause their respective employees, vendors, contractors, and consultants to work in harmony with and to mutually coordinate and cooperate with the other's employees, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party's work, including, without limitation, coordinating shared use of the Project loading dock and freight elevators.  Notwithstanding the foregoing, in the event of any irreconcilable conflict between the work of Landlord's workers, mechanics and contractors and the work of Tenant's workers, mechanics and contractors, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Tenant's remaining work as necessary to avoid the conflict or interference.

1.3    Final Condition.  The "Final Condition" shall mean that the Base, Shell and Core of the applicable Building has been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Tenant Work Letter) to the extent necessary for Landlord to obtain a certificate of occupancy or temporary certificate of occupancy, or legal equivalent (each, a "CofO"), for the applicable Base, Shell and Core, except to the extent Landlord's inability to obtain the CofO is caused by the Tenant Improvements not being designed per Code or because the Substantial Completion of the Tenant Improvements has not yet occurred, as those terms are defined below.  The date that Landlord causes the Final Condition to occur shall be referred to as the "Final Condition Date".  The Final Condition Date shall occur separately as to each Building and shall be deemed to occur on the date the Final Condition would have occurred but for any Tenant Delay (as defined below).  As used herein, the term "Tenant Delay" shall mean (i) the failure of Tenant to timely approve or disapprove any matter requiring Tenant's approval relating to the construction of the Base, Shell and Core; (ii)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

unreasonable (when judged in accordance with industry custom and practice) interference by Tenant, its agents or Tenant Parties (except as otherwise allowed by this Tenant Work Letter) with the substantial completion of the Base, Shell and Core and which objectively preclude or delay the construction of the Base, Shell and Core and the Delivery Date and (iii) Tenant's physical alteration of the items of the Base, Shell and Core on any floor of the Premises or Tenant's failure to complete or construct any portion of the Tenant Improvements (including temporary or permanent life-safety work or fire sprinkler work) (such altered item or item that Tenant fails to construct shall each be a "TI Item"), which altered or unconstructed TI Item interferes with Landlord's ability to cause the substantial completion of the Base, Shell and Core; provided that to the extent Landlord reasonably determines that the altered or unconstructed TI Item will delay the substantial completion of the Base, Shell and Core, Landlord may, upon prior notice to Tenant, modify such altered TI Item or construct the unconstructed TI Item, and deduct the cost thereof (as reasonably determined by Landlord) from the Tenant Improvement Allowance, in a manner necessary for Landlord to cause the substantial completion of the Base, Shell and Core.

SECTION 2

TENANT IMPROVEMENTS

2.1    Tenant Improvement Allowance.  Tenant shall be entitled to an improvement allowance (the "Tenant Improvement Allowance") in the amount Tenant shall be entitled to an improvement allowance (the "Tenant Improvement Allowance") (i) in the amount of $82.50 per RSF of the Building 3 Premises for the costs relating to the initial design and construction of the improvements which are permanently affixed to the Building 3 Premises, (ii) in the amount of $82.50 per RSF of the Building 4 Premises for the costs relating to the initial design and construction of the improvements which are permanently affixed to the Building 4 Premises, and (iii) in the amount of $82.50 per RSF of the Building A2 Premises for the costs relating to the initial design and construction of the improvements which are permanently affixed to the Building A2 Premises, (collectively, the "Tenant Improvements").  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in the event that Tenant fails to immediately pay any portion of the "Over-Allowance Amount," as defined in Section 4.2.1, nor shall Landlord be obligated to pay a total amount which exceeds the Tenant Improvement Allowance.  Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall be deemed Landlord's property under the terms of this Lease.  Any unused portion of the Tenant Improvement Allowance remaining as of the Lease Commencement Date, shall remain with Landlord and Tenant shall have no further right thereto.

2.2    Disbursement of the Tenant Improvement Allowance.

2.2.1    Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, including, without limitation, Landlord's receipt of invoices for all costs and fees described herein) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

2.2.1.1    Payment of (a) the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, (b) the fees of Tenant’s consultants for project management and other engineers and/or consultants for lighting, HVAC, generators, rooftop installation, audio video equipment, not to exceed Five and 00/100 Dollars ($5.00) per RSF, (c) the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter and (d) payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.2    The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.3    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code"); but to the extent changes are required because Landlord did not deliver the applicable building to Tenant in the condition required by Section 1, above, Landlord shall pay for such costs separate and apart from, and in addition to, the Tenant Improvement Allowance;

2.2.1.4    The "Landlord Supervision Fee", as that term is defined in Section 4.3.2 of this Tenant Work Letter.

2.2.1.5    The payment of plan check, plan check expeditor, permit and license fees relating to the construction of the Tenant Improvements;

2.2.1.6    The cost of construction of the Tenant Improvements, inclusive of supplemental HVAC and other backup power components, and including, without limitation, testing and inspection costs, after hours freight elevator usage (and services in connection with oversize or overweight items for which Landlord’s elevator warranty requires an on-site elevator operator), hoisting and trash removal costs, and contractors’ fees and general conditions;

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

2.2.1.7    The cost of connection of the Premises to the Building’s energy management systems, and for chilled water hook-up fees, if applicable for the Premises; and

2.2.1.8    Sales and use taxes and Title 24 fees.

2.2.2    Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall authorize the release of monies as follows.

2.2.2.1    Monthly Disbursements.  On or before the twentieth (20th) day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; and (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and/or 8138.  Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request.  Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant, or directly to Contractor at Landlord's sole discretion, in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") to the extent required pursuant to this Section 2.2.2.1 below, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.  Notwithstanding the foregoing, if Tenant's contract with the Contractor (as defined below) includes a retention, the retention withheld by Landlord in clause (A) of the preceding sentence shall be ten percent (10%) less the retention in Tenant's contract with the Contractor such that the aggregate percentage withheld between Landlord and the  Contractor equals ten percent (10%).  Notwithstanding anything to the contrary contained in this Section 2.2.2.1 and Section 2.2.2.2 below, any costs of constructing the Tenant Improvements that are not part of the Contract, such as permitting fees, and reimbursements to the Architect shall not be subject to the Final Retention.

2.2.2.2    Final Retention.  Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor, or directly to Contractor at Landlord's sole discretion, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be disbursed, (b) signed permits for all Tenant Improvements completed within the Premises, (c) properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Architect delivers to Landlord a "Certificate of Substantial Completion", in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant delivers to Landlord a "close-out package" in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (v) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

2.2.2.3    Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.3    Building Standards; LEED Standards.  Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Tenant Improvements in the Premises.  The quality of Tenant Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Building standards.  Landlord may make changes to said specifications for Building standards from time to time.  Removal requirements for Tenant Improvements are addressed in Article 8 of this Lease.  Tenant shall not be obligated to incur any costs associated with Landlord's construction of the Base Building to comply with any LEED requirements, or relating to any LEED certification obtained for the Base Building.

2.4    Offset Right.  Notwithstanding anything to the contrary contained herein, if Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, Tenant shall be entitled to deliver notice ("Payment Notice") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant.  If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord’s receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord’s reasons that Landlord

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

believes that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord ("Refusal Notice"), Tenant shall be entitled to offset the amount so funded, together with interest at the Interest Rate from the date Landlord was obligated to pay such amount until the date of offset, against Tenant’s next obligations to pay Rent; provided, however, Landlord shall be obligated to immediately disburse to Tenant any undisputed amounts.  However, if Tenant is in default under Section 19.1 of this Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured.  If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) days after Tenant’s receipt of a Refusal Notice, Tenant shall not be entitled to offset such amount against Rent unless and until such dispute is finally resolved by mutual agreement of the parties or pursuant to a final, non-appealable order issued by a court of competent jurisdiction.

SECTION 3

CONSTRUCTION DRAWINGS

3.1    Selection of Architect/Construction Drawings.  Tenant shall retain KSH as the architect/space planner (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1.  Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all engineering construction documents and specifications relating to the structural life safety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings."  All Construction Drawings shall comply with reasonable, industry standard drawing formats and specifications and may be submitted to Landlord on a building-by-building basis as such Construction Drawings are completed, and shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed; provided, that any components of the Construction Drawings which present a "Design Problem" (as that term is defined hereinbelow) shall be subject to Landlord's consent in its sole and absolute discretion (collectively, "Landlord's Consent Standard").  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.  A "Design Problem" is defined as and will be deemed to exist if such improvements (i) will affect the exterior appearance of the Buildings, (ii) will adversely affect the Base Building, (iii) will fail to comply with Applicable Laws, including without limitation the LEED certification requirements relating to the construction of the Tenant Improvements required by the City of San Jose, (iv) could adversely affect the CofO issued for the Buildings, (v) could delay the Final Condition Date, or (vi) are not consistent with the applicable Permitted Use.

3.2    Intentionally Omitted.

3.3    Final Working Drawings.  On or before the date set forth in Schedule 1-A, Tenant, the Architect and the Engineers shall complete the architectural and engineering documents for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Construction Drawings") and shall submit the same to Landlord for Landlord’s approval, which shall not be withheld except in the case of a Design Problem.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Construction Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Construction Drawings for the Premises if the same is incomplete in any material respect or if a Design Problem exists.  If Tenant is so advised, Tenant shall immediately revise the Final Construction Drawings to cause them to be complete and to eliminate any Design Problem.  If Landlord fails to respond to the Final Construction Drawings within the ten (10) business day period set forth above, Tenant may send Landlord a notice of setting forth such failure.

3.4    Permits; Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements.  Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building and other permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1-A, provided that such coordination does not delay permit plan submittal.  Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall be granted or withheld in accordance with Landlord's Consent Standard.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

3.5    Time Deadlines.  Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same.  The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1-A (the "Time Deadlines"), attached hereto.  Tenant agrees to comply with the Time Deadlines.

3.6    Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord may, in Landlord's sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant's representative identified in Section 5.1 of this Tenant Work Letter, or by any of the other means identified in Section 29.18 of this Lease.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1    Tenant's Selection of Contractors.

4.1.1    Contractor.  A general contractor shall be retained by Tenant to construct the Tenant Improvements.  Such general contractor (the "Contractor") shall be selected by Tenant, and reasonably approved by Landlord.  Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2    Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

4.2    Construction of Tenant Improvements by Tenant's Agents.

4.2.1    Construction Contract; Cost Budget.  Tenant shall engage the Contractor under a contract reasonably approved by Landlord (the "Contract").  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Anticipated Costs").  In the event that the Anticipated Costs are greater than the amount of the Tenant Improvement Allowance (the "Anticipated Over-Allowance Amount"), then, Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Tenant Work Letter, which percentage (the "Percentage") shall be equal to the Anticipated Over-Allowance Amount divided by the amount of the Anticipated Costs (after deducting from the Anticipated Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvements incurred prior to the commencement of construction of the Tenant Improvements), and such payments by Tenant (the "Over-Allowance Payments") shall be a condition to Landlord's obligation to pay any amounts from the Tenant Improvement Allowance (the "Tenant Improvement Allowance Payments").  After the initial determination of the Anticipated Costs, Tenant shall advise Landlord from time to time as such Anticipated Costs are further refined or determined or the costs relating to the design and construction of the Tenant Improvements otherwise change and the Anticipated Over-Allowance Amount, and the Over-Allowance Payments shall be adjusted such that the Tenant Improvement Allowance Payments by Landlord and the Over-Allowance Payments by Tenant shall accurately reflect the then-current amount of Anticipated Costs.

4.2.2    Tenant's Agents.

4.2.2.1      Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work.  Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule.  Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) two percent (2%) and (ii) the hard costs of constructing the Tenant Improvements.

4.2.2.2      Indemnity.  Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

4.2.2.3      Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4      Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2  Special Coverages.  Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense.  Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents.  All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter.  Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3    Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4    Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

4.2.5    Meetings.  Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor's current request for payment.

4.3    Notice of Completion; Copy of Record Set of Plans.  Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same as Tenant’s agent for such purpose, at Tenant's sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE

5.1    Landlord Caused Delays.  Each Lease Commencement Date shall occur as provided in Section 2.1 of this Lease, provided that each Lease Commencement Date shall be extended by the number of days of delay of the Substantial Completion of the Tenant Improvements, as that term is defined in Section 5.3, below, in the applicable portion of the Premises to the extent (i) caused by a Landlord Caused Delay, as that term is defined below, and (ii) the subject delay causes the Substantial Completion of the Tenant Improvements to occur after March 1, 2020.  As used herein, the term "Landlord Caused Delay" shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (a) material and unreasonable interference by Landlord, its agents or other Landlord Parties (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements which objectively precludes or delays the construction of Tenant Improvements, which interference relates to access by Tenant, or Tenant's Agents to the Building or any Critical Common Areas or service (including temporary power) during normal construction hours, or the use thereof during normal construction hours, and (b) delays due to the acts or failures to act of Landlord with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter).

5.2    Determination of Landlord Caused Delay.  If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing (the "Delay Notice") of the event which constitutes such Landlord Caused Delay.  If such actions, inaction or circumstance described in the Delay Notice are not cured by Landlord within one (1) business day of Landlord's receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends.  Notwithstanding the foregoing, an event shall constitute the basis for a Landlord Caused Delay only to the extent the effect of such Landlord Caused Delay cannot be mitigated in a reasonably practicable manner by Landlord on commercially reasonable terms (without requiring Landlord to incur any expense or overtime).  For purposes of this Section 5, "Substantial Completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

5.3    Delivery Date Delay.

5.3.1    Delivery Date Rent Abatement.  If Landlord has not caused any particular Delivery Date to occur on or before October 24, 2019 ("First Rent Abatement Date"), subject to extension by virtue of Force Majeure, and any Tenant Delays, then Tenant shall be entitled to a one-half-day-for-day abatement of Base Rent attributable to the applicable portion of the Premises for each day following the First Rent Abatement Date until the earlier to occur of:  (i) the applicable Delivery Date, and (ii) March 24, 2020.  If any particular Delivery Date has not occurred on or before March 25, 2020 (such day being the "Second Rent Abatement Date"), subject to extension by virtue of Force Majeure, and any Tenant Delays, Tenant shall be entitled to an abatement of Base Rent equal to twice the per diem Base Rent attributable to the applicable portion of the Premises for each day following the Second Rent Abatement Date until the applicable Delivery Date (the Base Rent abatements described herein are referred to herein, collectively, as the "Late Delivery Date Abatements").  Tenant shall immediately apply any accrued Late Delivery Date Abatements against payments of Rent as they become due.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -7-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

5.3.2    Delivery Date Termination Right.  Further, if no Delivery Date has occurred within eleven (11) months following the first anticipated Delivery Date (the "Delivery Termination Date"), subject to extension by virtue of Force Majeure, and, at Landlord's sole option, any Tenant Delays, Tenant and Landlord shall each have the right to terminate this Lease by written notice to the other party ("Delivery Termination Notice") effective upon the date occurring five (5) business days following receipt by the non-terminating party of the Delivery Termination Notice (the "Termination Effective Date"), in which event, Landlord shall return any prepaid Rent forthwith to Tenant.  Should any Delivery Date occur prior to Tenant's exercise of the foregoing termination right, however, such termination right shall, in such event, expire and be of no further force or effect upon such occurrence of any Delivery Date (provided that Tenant shall be entitled to receive all of the Late Delivery Date Abatements).  If Tenant delivers a Delivery Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Termination Effective Date for a period ending thirty (30) days after the Termination Effective Date by delivering written notice to Tenant, prior to the Termination Effective Date, that, in Landlord's reasonable, good faith judgment, the Delivery Date will occur within thirty (30) days after the Termination Effective Date.  If any Delivery Date is satisfied within such thirty (30) day suspension period, then the Delivery Termination Notice shall be of no force or effect, but if no Delivery Date does occurs within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period.  The Termination Effective Date shall be extended to the extent of any Force Majeure, and, at Landlord's sole option, any Tenant Delays.  Upon any termination as set forth in this Section 5.3.2, Landlord and Tenant shall be released from any and all liability to each other resulting under this Lease.  Tenant's rights to the Late Delivery Abatements and the right to terminate this Lease, as set forth in Section 5.3.1 above and this Section 5.3.2, shall be Tenant's sole and exclusive remedies at law or in equity for the failure of any Delivery Date to occur prior to or after any particular date.

SECTION 6

MISCELLANEOUS

6.1    Miscellaneous Items.  Prior to the Lease Commencement Date, during the construction of the Tenant Improvements, and subject to compliance with Landlord's TI Manual (as the same is in effect on the date of this Lease), and if and to the extent reasonably available, Tenant may use the following items, on a nonexclusive basis, and in a manner and to the extent reasonably necessary to perform the Tenant Improvements:  freight elevators, loading areas, non-potable water, temporary electrical services, and HVAC; provided, however, that Tenant shall be responsible, at Tenant's cost, for providing any security services required to facilitate operation of the foregoing after-hours, which security services shall be subject to Landlord's reasonable approval.

6.2    Tenant's Representative.  Tenant has designated Ernest Evans as its sole representative with respect to the matters set forth in this Tenant Work Letter (whose e-mail address for the purposes of this Tenant Work Letter is eevans@roku.com, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3    Landlord's Representatives.  Landlord has designated Curtis Leigh (whose e-mail address for the purposes of this Tenant Work Letter is curtis@hunterproperties.com), as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.4    Labor Harmony.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition, Tenant shall retain any union trades to the extent required by the Underlying Documents or Applicable Laws.

6.5    Time is of the Essence.  Time is of the essence under this Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.  If any item requiring approval is timely disapproved by the applicable party, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved.

6.6    Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in this Lease , if any default, after expiration of any applicable notice or cure period, as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and (ii) all other obligations of Landlord under the terms of the Lease and this Tenant Work Letter shall be forgiven until such time as such default is cured or waived pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such inaction by Landlord).

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT B -8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

SCHEDULE 1-A TO EXHIBIT B

TIME DEADLINES

Dates	Actions to be Performed
A. March 1, 2019	Final Space Plan to be completed by Tenant and delivered to Landlord.
B. June 14, 2019	Tenant to deliver Final Working Drawings to Landlord.
C. August 2, 2019	Tenant to deliver Permits to Contractor.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-A TO EXHIBIT B -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

SCHEDULE 1-B TO EXHIBIT B

COLEMAN HIGHLINE

BASE BUILDING DESCRIPTION

Buildings 3 and 4:

All references to "Code" below shall mean compliance with applicable Code to the extent necessary for Tenant to obtain and retain a CofO for the Premises for general office use.

1)	Site and Shell:

All landscape, site work, lighting, paving, striping, Code related signage, and utilities (sewer, water, gas).  Includes infrastructure for future communication and cable TV requirements.  Work includes all vaults, fees, backflow and monitoring devices.

2)	Shell:

All work required to obtain a shell permit final inspection (not a temporary certificate for occupancy).  All work shall conform to local Code for the shell.  Weather tight (air and water infiltration) shell complete with rain water distribution system.  Exterior doors with manual exit panic hardware.  2 sets of standard pre- engineered stairs for access and egress with one set to access the roof.  Fire riser and complete shell system, including "up heads" with capped tees for Tenant Improvements at all floors and roof monitors and PIV (monitoring system by Tenant).  Floor of the Buildings designed for 80 PSF uniform live load.  Steel framework shall be designed to accommodate shaft and elevator openings.  Includes roof screen.  Insulation at underside of roof deck provided, furring and drywall at perimeter walls and all columns are excluded.  10’ high ceiling for most open office space.  The Buildings are classified as Type II-A.  Exterior lobby door hardware to be electrified.

3)	Electrical:

All primary and secondary electrical services from the street to a location in the Buildings, including transformer pads, and house meter section.

4)	Core:

All work related to construction of core bathrooms, stairs shafts, HVAC shafts, electrical and phone rooms, janitor closets, elevators and shafts.  Work related to construction of main lobby and upper elevator lobbies are excluded.

a)

Core bathrooms (one set for men and women per floor) shall include multiple stalls with one (1) handicap stall per floor and provide +2 plumbing fixtures over code requirement for occupancy load.  Includes showers for men and women on first floor only.  Bathroom will receive tile flooring and wall tiles up to wainscot height at wet walls only (6’ above finished floor).  All other bathroom interior walls and gypsum board ceilings will be taped, finished, and painted.  All plumbing fixtures including water closets, urinals, lavatory sinks and faucets will be battery operated.  Toilet accessories including soap dispensers, toilet paper dispensers, toilet seat dispensers, trash receptacles, paper towel dispensers, napkin dispensers, and handicap grab bars are included.  Plastic laminate toilet partitions are included.  Granite countertops with under mount sinks are included.  All associated lighting, fire sprinklers, power receptacles, ventilation, venting, sewer piping, water piping and floor drains are included.  All associated lighting and fire sprinklers are included.

b)

Stair shafts will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type.  Stairs to be 1’ wider than Code required.  All interior walls facing the egress stairs will be taped, finished, and painted.  Gypsum board ceiling will be constructed at the top level.  No soffit on the underside of stairs.  Stair rails and stringers will be painted.  All associated lighting and fire sprinklers are included.

c)

Electrical and telephone rooms will receive sealed concrete with plywood backing on walls.  Electrical scope will include power distribution including transformer, conduit risers and electrical panels.  Conduit risers will be provided for phone service distribution.

d)

SVP transformer pad for each Building.  Main switchboard to be per CEC, Silicon Valley Power and City of San Jose requirements.  Meter main per Silicon Valley Power requirements, with utility metering section with CAT5E station cable to MPOE.  Provide a vertical 480/277V 3PH bus riser complete with bus plugs capable of supply full floor power, lighting and miscellaneous loads at electrical room on each floor for future tenant distribution.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-B TO EXHIBIT B -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

e)

Fully operational main electric service for the Buildings including main switchboard rated at 14 Watts per SF, 2500 AMP 480/277V 3PH, serving Tenant lighting, power and miscellaneous loads, as well as Base Building electrical and mechanical equipment loads.  Space sized for Tenant panels and transformers are included.  Includes bus duct for lighting and power for Core only.  Includes conduits and wire feeders for Mechanical.  Landlord to provide electrical panels for Tenant to use at electrical closet on each floor of the Premises.

f)

HVAC shall be air-cooled package rooftop VAV unit(s).  Units will be side discharge to a shaft location where ducts will extend down shaft and connect to fire smoke dampers at ceiling level for each floor.  Rooftop ductwork will be internally lined and ductwork inside shaft will be wrapped.  Duct loops at each floor are not included (risers and stubs on each floor only).  Design shall be for an indoor temperature of 74 F, and outdoor temperatures corresponding to the 0.4% ASHRAE design day: a winter temperature of 36 F, and a summer temperature of 92 F dry bulb and 67 F wet bulb.  Additionally, HVAC design shall comply with ASHRAE Standard 90.1, 62.1, and 55.  Landlord to provide mechanical HVAC pads on roof for Tenant-installed HVAC units, Landlord to coordinate conduit placement for electrical, data and AV during construction of Buildings 3 and 4 prior to pouring the concrete slab, provided that locations are identified by Tenant for Landlord in a timely manner and will not impact construction schedule.

g)	DDC controls for Base Building system (rooftop heating and cooling) with the availability of the addition of DDC controls should the future tenant require. Electrical monitoring is not included.

General Office Areas:

Lighting load (including task lighting):  Cooling system designed for 1.2 watts/RSF; Lighting designed to be restricted to .95 watts/RSF to conform to potential LEED goals

Non Core miscellaneous office equipment designed for cooling loads 3.0 watts/RSF (highly populated floor plates need more watts/SF)

Designated dry lab space:  Increased loads are a tenant expense performed by Landlord

Occupancy:  designed to accommodate 150 SF/person

h)

Hot water boiler system, including hot water pump(s), water treatment and all necessary piping specialties, serving one riser extending from the roof to the lower floor.  Supply and return valves to be located on each floor for future connection to hot water piping loop if required.  Piping loops on each floor are not included.

i)	Auxiliary cooling is not included.
j)	Domestic cold water main branch piping to each floor near the stair for future break rooms.
k)

Fire alarm system:  Buildings are fully sprinklered and monitored including the PIV as required by Code.  Life safety system distribution (smoke detectors, annunciators, strobes, etc) as required by Code for core and common areas.  Each floor is designated as one smoke zone.  Fire alarm to be expandable.

l)

Building telephone MPOE shall be separate from Main Electrical Room.  Roof pad to allow for future 24hr cooling tenant requirement and stacked IDF closets shall be included per Code.  Phone systems, switching equipment, connections etc., are not included.

m)

Elevators (quantity and size to meet code) shall be machine room less elevators with call buttons to meet ADA and fire code requirements.  Pit ladder(s), separation screens, sill angles, guide rails and separation beams will be installed, if required, in shaft.  Elevator vestibule walls will be fire taped for tenant improvement.  Flooring on upper level vestibule to be provided by T.I.  Excludes build out of main lobby and upper elevator lobbies.  Standard elevator cab finish will be provided.  Upgrades if required by Tenant.  Elevators to include security card-reader interface capacity.

n)	Emergency power; An inverter will be provided for the Buildings to power exterior egress lighting. All interior egress lights to be powered by self-contained emergency battery packs.
o)

Tenant generator provisions; Provisions will be made at exterior utility enclosure for a 500kW generator for the Buildings.  Provisions to include underground conduits for power, control and parasitic connections.  Balance of work to be NIC.

p)	All core walls will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type. Wall facing Tenant space will be fire taped.
788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-B TO EXHIBIT B -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Building A2:

1)	Site and Shell:

All landscape, site work, lighting, paving, striping, Code related signage, and utilities (sewer, water, gas).  Includes infrastructure for future communication and cable TV requirements.  Work includes all vaults, fees, backflow and monitoring devices.

2)	Shell:

All work required to obtain a shell permit final inspection (not a temporary certificate for occupancy).  All work shall conform to local Code for the shell.  Weather tight (air and water infiltration) shell complete with rain water distribution system.  Exterior doors with manual exit panic hardware.  3 exterior sets of standard pre- engineered stairs for access and egress.  Fire riser and complete shell system, including "up heads" with capped tees for Tenant Improvements at all floors and roof monitors and PIV (monitoring system by Tenant).  Floor of the Building designed for 80 PSF uniform live load.  Steel framework shall be designed to accommodate shaft openings.  Insulation at underside of roof deck provided, furring and drywall at perimeter walls and all columns are excluded.    The Building is classified as Type II-B.

3)	Electrical:

All primary and secondary electrical services from the street to a location in the Building, including transformer pads, and house meter section.

4)	Core:

All work related to construction of core bathrooms, stairs, HVAC shafts, electrical and phone rooms, janitor closets, elevators and shafts.

a)

Core bathrooms (one set for men and women on the first and second floor and one unisex toilet rooms on the third floor) shall include plumbing stub ups for in quantity and locations agreed upon by Landlord and Tenant for multiple stalls with one (1) handicap stall per floor and in compliance with code requirement for occupancy load.  All sewer piping, water piping and floor drains associated with stub ups are included.   All drywall demising partitions, fixtures, finishes, toilet partitions, toilet accessories, lighting, power receptacles, fire sprinklers and HVAC will be designed and installed as part of tenant fit out.

b)

If required for egress, interior stair shafts will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type.  All interior walls facing the egress stairs will be taped, finished, and painted.  Gypsum board ceiling will be constructed at the top level.  No soffit on the underside of stairs.  Stair rails and stringers will be painted.  All associated lighting and fire sprinklers are included.

c)

Electrical and telephone rooms will receive sealed concrete with plywood backing on walls.  Electrical scope will include power distribution including transformer, conduit risers and electrical panels.  Conduit risers will be provided for phone service distribution.

d)

SVP transformer pad for Building.  Main switchboard to be per CEC, Silicon Valley Power and City of San Jose requirements.  Meter main per Silicon Valley Power requirements, with utility metering section with CAT5E station cable to MPOE.  Provide a vertical 480/277V 3PH bus riser complete with bus plugs capable of supply full floor power, lighting and miscellaneous loads at electrical room on each floor for future tenant distribution.

e)

Fully operational main electric service for the Building including main switchboard rated at 14 Watts per SF, 2500 AMP 480/277V 3PH, serving Tenant lighting, power and miscellaneous loads, as well as Base Building electrical and mechanical equipment loads.  Space sized for Tenant panels and transformers not included.  Includes bus duct for lighting and power for Core only.  Includes conduits and wire feeders for Mechanical.

f)

HVAC equipment shall be housed in Utility Yard adjacent to Building.  Exterior ductwork will be internally lined and ductwork inside shaft will be wrapped.  Duct loops at each floor are not included (risers and stubs on each floor only).  Design shall be for an indoor temperature of 74 F, and outdoor temperatures corresponding to the 0.4% ASHRAE design day: a winter temperature of 36 F, and a summer temperature of 92 F dry bulb and 67 F wet bulb.  Additionally, HVAC design shall comply with ASHRAE Standard 90.1, 62.1, and 55.  Mechanical HVAC pads for shell provided HVAC equipment is included, all other pads by tenant.  Landlord to provide mechanical HVAC pads in the Utility Yard for Tenant-installed HVAC units, Landlord to coordinate conduit placement for electrical, data and AV during construction of Building A2 prior to pouring the concrete slab, provided that locations are identified by Tenant for Landlord in a timely manner and will not impact construction schedule.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-B TO EXHIBIT B -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

g)	DDC controls for Base Building system (rooftop heating and cooling) with the availability of for the addition of DDC controls should the future tenant require. Electrical monitoring is not included.

General Office Areas:

Lighting load (including task lighting):  Cooling system designed for 1.2 watts/RSF; Lighting designed to be restricted to .95 watts/RSF to conform to potential LEED goals

Non Core miscellaneous office equipment cooling loads 3.0 watts/RSF (highly populated floor plates need more watts/SF)

Occupancy:  150 SF/person

h)

Hot water boiler system, including hot water pump(s), water treatment and all necessary piping specialties, serving one riser extending from the roof to the lower floor.  Supply and return valves to be located on each floor for future connection to hot water piping loop if required.  Piping loops on each floor are not included.

i)	Auxiliary cooling is not included.
j)	Domestic cold water main branch piping to each floor near the stair for future break rooms.
k)

Fire alarm system:  Building is fully sprinklered and monitored including the PIV as required by Code.  Life safety system distribution (smoke detectors, annunciators, strobes, etc) as required by Code for core and common areas.  Each floor is designated as one smoke zone.  Fire alarm to be expandable.

l)

Building telephone MPOE shall be separate from Main Electrical Room.  Roof pad to allow for future 24hr cooling tenant requirement and stacked IDF closets shall be included per Code.  Phone systems, switching equipment, connections etc., are not included.

m)

Elevators (quantity and size to meet code) shall be machine room less elevators with call buttons to meet ADA and fire code requirements.  Pit ladder(s), separation screens, sill angles, guide rails and separation beams will be installed, if required, in shaft.  Elevator vestibule walls will be fire taped for tenant improvement.  Flooring on upper level vestibule to be provided by T.I.  Excludes build out of main lobby and upper elevator lobbies.  Standard elevator cab finish will be provided.  Upgrades if required by Tenant.  Elevators to include security card-reader interface capacity.

n)	Emergency power; An inverter will be provided for the Building to power exterior egress lighting. All interior egress lights to be powered by self-contained emergency battery packs.
p)	All core walls will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type. Wall facing Tenant space will be fire taped.
q)	Tenant to provide furniture for the rooftop terrace and the courtyard areas. Landlord to provide built-in benches and planters at Highline and planters on the rooftop terrace.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-B TO EXHIBIT B -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

SCHEDULE 1-C TO EXHIBIT B

BASE BUILDING PLANS FOR BUILDINGS 3 AND 4

COLEMAN HIGHLINE BUILDING 3 1173 COLEMAN AVE.,SAN JOSE SHEET NUMBER TITLE ARCHITECTURAL DRAWING DATE 3AO.O COVER SHEET - BUILDING 3 S/29/20183A0.1A CODE COMPLIANCE & EXIT DIAGRAM - 1ST FLOOR S/29/2018 3AO.lB CODE COMPLIANCE & EXIT DIAGRAM - 2ND FLOOR S/29/2018 3AO.lC CODE COMPLIANCE & EXIT DIAGRAM - 3RD FLOOR S/29/2018 3AO.lD CODE COMPLIANCE & EXIT DIAGRAM- 4TH FLOOR S/29/2018 3A0.2A TITLE24 S/29/2018 3A0.2B TITLE24 S/29/2018 3A0.3 CALGREEN 5/29/2018 3Al.O SITE PLAN - FOR REFERENCE ONLY 5/29/2018 3A2.1.1 BUILDING 3 - FIRST FLOOR PLAN S/29/2018 3A2.1.2 BUILDING 3 - SECOND FLOOR PLAN S/29/2018 3A2.1.3 BUILDING 3 - THIRD FLOOR PLAN S/29/2018 3A2.1.4 BUILDING 3 - FOURTH FLOOR PLAN S/29/2018 3A2.1.5 BUILDING 3 - FIFTH FLOOR PLAN S/29/2018 3A2.1.6 BUILDING 3 - SIXTH FLOOR PLAN S/29/2018 3A2.1.7 BUILDING 3 - ROOF PLAN S/29/2018 3A2.1.8 BUILDING 3 - PENTHOUSE ROOF PLAN S/29/2018 3A2.2 BUILDING 3 - DOOR SCHEDULE S/29/2018 3A2.3 BUILDING 3 - FINISH SCHEDULE/MATRIX S/29/2018 3A3.0A SITE ELEVATIONS - FOR REFERENCE ONLY S/29/2018 3A3.0B SITE ELEVATIONS - FOR REFERENCE ONLY S/29/2018 3A3.1 BUILDING 3 - NORTH ELEVATION S/29/2018 3A3.2 BUILDING 3 - EAST ELEVATION S/29/2018 3A3.3 BUILDING 3 - SOUTH AND WEST ELEVATIONS S/29/2018 3A3.4 BUILDING 3 - BUILDING SECTIONS S/29/2018 3A3.5 BUILDING 3 - WALL SECTIONS S/29/2018 3A3.6 BUILDING 3 - WALL SECTIONS 5/29/2018 3A4.1 BUILDING 3 - ENLARGED RESTROOM PLANS (TYP.) S/29/2018 3A4.2 BUILDING 3 - ENLARGED SHOWER ROOM PLANS 5/29/2018 3A6.1 BUILDING 3 - FIRST FLOOR/ HIGHLINE SOFFIT REFLECTED CEILING PLAN 5/29/2018 3A6.2 BUILDING 3 - SECOND FLOOR REFLECTED CEILING PLAN 5/29/2018 3A7.1 BUILDING 3 - STAIR #1ENLARGED PLANS S/29/2018 3A7.2 BUILDING 3 - STAIR #1SECTIONS S/29/2018 3A7.3 BUILDING 3 - STAIR #2 ENLARGED PLANS S/29/2018 3A7.4 BUILDING 3 - STAIR #2 SECTIONS S/29/2018 3A7.5 BUILDING 3 - STAIR DETAILS S/29/2018 3A7.6 BUILDING 3 - ENLARGED ELEVATOR PLANS S/29/2018 3A7.6A BUILDING 3 - ELEVATOR PIT PLANS S/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

3A7.7 BUILDING 3 - ELEVATOR SECTIONS 5/29/2018 3A7.8 BUILDING 3 - ELEVATOR DETAILS 5/29/2018 3A7.9 BUILDING 3 - TYPICAL EXTERIOR STAIRS AT HIGHLINE 5/29/2018 3A7.10 BUILDING 3 - TYPICAL EXTERIOR STAIRS AT HIGHLINE 5/29/2018 3A8.1 BUILDING 3 - EXTERIOR DETAILS 5/29/2018 3A8.2 BUILDING 3 - EXTERIOR DETAILS AT CANOPY 5/29/2018 3A8.3 BUILDING 3 - EXTERIOR DETAILS 5/29/2018 3A8.4 BUILDING 3 - EXTERIOR DETAILS 5/29/2018 3A8.5 BUILDING 3 - HANDSET PRECAST PANEL ELEVATIONS@ HIGHLINE 5/29/2018 3A8.6 BUILDING 3 - FIRST FLOOR- PLAN DETAILS 5/29/2018 3A8.7 BUILDING 3 - UPPER FLOORS- PLAN DETAILS 5/29/2018 3A8.8 HIGHLINE EXPANSION JOINT DETAILS 5/29/2018 3A8.9 HIGHLINE EXPANSION JOINT DETAILS 5/29/2018 3A8.12 BUILDING 3 - PARAPET DETAILS 5/29/2018 3A8.13 BUILDING 3 - DUCT HOUSE & STAIR EXTERIOR WALL DETAILS 5/29/2018 3A8.20 BUILDING 3 - EDGE OF SLAB FIRESAFING DETAILS 5/29/2018 3A8.21 BUILDING 3 - GYP.BD. PENETRATION DETAILS 5/29/2018 3A8.22 BUILDING 3 - GYP.BD. PENETRATION DETAILS 5/29/2018 3A9.3 BUILDING 3 - RESTROOM DETAILS 5/29/2018 3A9.4 BUILDING 3 - SHOWER DETAILS 5/29/2018 STRUCTURAL 351.01 GENERAL NOTES 5/29/2018 351.01 GENERAL NOTES 5/29/2018 351.01 LOADING DIAGRAMS 5/29/2018 351.02 TYPICAL CONCRETE DETAILS 5/29/2018 3Sl.02A TYPICAL CONCRETE DETAILS 5/29/2018 3Sl.02B TYPICAL CONCRETE DETAILS 5/29/2018 351.03 TYPICAL STEEL DECK DETAILS 5/29/2018 3Sl.03A TYPICAL STEEL DECK DETAILS 5/29/2018 351.04 TYPICAL STEEL DETAILS 5/29/2018 3Sl.04A TYPICAL STEEL DETAILS 5/29/2018 3Sl.04B TYPICAL STEEL DETAILS 5/29/2018 3Sl.04C TYPICAL STEEL DETAILS 5/29/2018 351.040 TYPICAL STEEL DETAILS 5/29/2018 352.01 BLDG 3- LE VEL 1(FOUNDATION PLAN) 5/29/2018 352.02 BLDG 3- LE VEL 2 FRAMING PLAN 5/29/2018 352.03 BLDG 3- LE VEL 3 FRAMING PLAN 5/29/2018 352.04 BLDG 3- LE VELS 4,5 AND 6 FRAMING PLAN 5/29/2018 352.05 BLDG 3- ROOF FRAMING PLAN 5/29/2018 352.06 BLDG 3- PENTHOUSE FRAMING PLAN 5/29/2018 353.01 BRACE FRAME ELEVATIONS 5/29/2018 353.02 BRACE FRAME DETAILS 5/29/2018 3S3.02A BRACE FRAME DETAILS 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

353.02B BRACE FRAME DETAILS 5/29/2018 354.01 FOUNDATION SECTIONS AND DETAILS 5/29/2018 354.01A FOUNDATION SECTIONS AND DETAILS 5/29/2018 354.02 NON-FRAME STEEL COLUMN SCHEDULE AND DETAILS 5/29/2018 355.01 SECTIONS AND DETAILS 5/29/2018 355.01A SECTIONS AND DETAILS 5/29/2018 355.01B SECTIONS AND DETAILS 5/29/2018 355.02 SECTIONS AND DETAILS 5/29/2018 356.01 PRECAST PANEL SUPPORT DETAILS 5/29/2018 356.01A PRECAST PANEL SUPPORT DETAILS 5/29/2018 MECHANICAL  3MO BUILDING 3 MECHANICAL COVER SHEET 5/29/2018 3M1 BUILDING 3 MECHANICAL SCHEDULES 5/29/2018 3M2.1 BUILDING 3 MECHANICAL 1ST FLOOR PLAN 5/29/2018 3M2.2 BUILDING 3 MECHANICAL 2ND FLOOR PLAN 5/29/2018 3M2.3 BUILDING 3 MECHANICAL 3RD FLOOR PLAN 5/29/2018 3M2.4 BUILDING 3 MECHANICAL 4TH FLOOR PLAN 5/29/2018 3M2.5 BUILDING 3 MECHANICAL 5TH FLOOR PLAN 5/29/2018 3M2.6 BUILDING 3 MECHANICAL 6TH FLOOR PLAN 5/29/2018 3M2.7R BUILDING 3 MECHANICAL ROOF PLAN 5/29/2018 3M3 BUILDING 3 MECHANICAL SECTIONS 5/29/2018 3M4.1 BUILDING 3 MECHANICAL DETAILS 5/29/2018 3M4.2 BUILDING 3 MECHANICAL DETAILS 5/29/2018 3M5 BUILDING 3 MECHANICAL TITLE 24 5/29/2018 ELECTRICAL  3EO.O COVER SHEET 5/29/2018 3E0.1 LUMINAIRE SCHEDULE 5/29/2018 3E0.2 T24 COMPLIANCE - BUILDING 3 5/29/2018 3E0.3 T24 COMPLIANCE - BUILDING 3 5/29/2018 3E0.4 T24 COMPLIANCE - BUILDING 3 5/29/2018 3EO.S T24 COMPLIANCE - BUILDING 3 5/29/2018 3E0.6 T24 COMPLIANCE - BUILDING 3 5/29/2018 3E0.7 T24 COMPLIANCE - BUILDING 3 5/29/2018 3E0.8 T24 COMPLIANCE - BUILDING 3 5/29/2018 3E2.1 BUILDING 31ST FLOOR ELECTRICAL PLAN 5/29/2018 3E2.2 BUILDING 3 2ND FLOOR ELECTRICAL PLAN 5/29/2018 3E2.3 BUILDING 3 3RD FLOOR ELECTRICAL PLAN 5/29/2018 3E2.4 BUILDING 34TH FLOOR ELECTRICAL PLAN 5/29/2018 3E2.5 BUILDING 35TH FLOOR ELECTRICAL PLAN 5/29/2018 3E2.6 BUILDING 36TH FLOOR ELECTRICAL PLAN 5/29/2018 3E2.7 BUILDING 3 ROOF ELECTRICAL PLAN 5/29/2018 3E4.1 BUILDING 3 SINGLE LINE DIAGRAM 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

3E4.2 BUILDING 3 SINGLE LINE DIAGRAM EMERGENCY SYSTEMS 5/29/2018 3E4.3 BUILDING 3 GROUND RISER DIAGRAM 5/29/2018 3E5.O SCHEDULES 5/29/2018 3E5.l BUILDING 3 PANEL SCHEDULES 5/29/2018 3E6.1 BUILDING 3 ENLARGED PLANS 5/29/2018 3E6.2 BUILDING 3 PARTIAL HIGHLINE PLAN 5/29/2018 3E6.3 BUILDING 3 ENLARGED PLANS 5/29/2018 PLUMBING 3Pl.O INDEX, LEGENDS AND SCHEDULE 5/29/2018 3P1.1 PLUMBING - PACIFIC GAS, ELECTRIC,& CALCULATIONS 5/29/2018 3P1.2 PLUMBING - FIRE STOPPING CUT SHEETS 5/29/2018 3P2.1U PLUMBING - FIRST FLOOR PLAN UNDERGROUND 5/29/2018 3P2.1U PLUMBING - FIRST FLOOR PLAN PIPING 5/29/2018 3P2.2 PLUMBING - SECOND FLOOR PLAN 5/29/2018 3P2.3 PLUMBING - THIRD FLOOR PLAN 5/29/2018 3P2.4 PLUMBING - FOURTH FLOOR PLAN 5/29/2018 3P2.5 PLUMBING - FIFTH FLOOR PLAN 5/29/2018 3P2.6 PLUMBING - SIXTH FLOOR PLAN 5/29/2018 3P2.7 PLUMBING - ROOF PLAN 5/29/2018 3P2.8 PLUMBING - PENTHOUSE ROOF PLAN 5/29/2018 3P3.1 PLUMBING - ENLARGED FLOOR PLANS- WASTE AND VENT 5/29/2018 3P3.2 PLUMBING - ENLARGED FLOOR PLANS - HOT AND COLD WATER 5/29/2018 3P4.1 PLUMBING - DIAGRAMS 5/29/2018 3P4.2 PLUMBING - DIAGRAMS RAIN WATER 5/29/2018 3P4.3 PLUMBING - DOMESTIC HOT & COLD WATER 5/29/2018 3P4.4 PLUMBING - DIAGRAMS 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

COLEMAN HIGHLINE BUILDING 4 1167 COLEMAN AVE.,SAN JOSE SHEET NUMBER TITLE DRAWING DATE ARCHITECTURAL 4AO.O  COVER SHEET • BUILDNI G 4  5/29/2018 4A0.1A CODE COMPLIANCE & EXIT DIAGRAM- 1ST FLOOR 5/29/2018 4AO.lB CODE COMPLIANCE & EXIT DIAGRAM- 2ND FLOOR 5/29/2018 4AO. C CODE COMPLIANCE & EXIT DIAGRAM- 3RD FLOOR & HIGHLINE 5/29/2018 4A0.1D CODE COMPLIANCE & EXIT DIAGRAM- TYPICAL UPPER FLOORS 5/29/2018 4A0.2A TITlE 24 5/29/2018 4A0.2B TITlE 24 5/29/2018 4A0.3 CALGREEN 5/29/2018 4A.Ol SITE PLAN• FOR REFERENCE ONLY 5/29/2018 4A2.1.1 BUILDING 4• FIRST FLOOR PLAN 5/29/2018 4A2.1.2 BUILDING 4• SECOND FLOOR PLAN 5/29/2018 4A2.1.3 BUILDING 4 • THIRD FLOOR PLAN 5/29/2018 4A2.1.4 BUILDING 4 • FOURTH FLOOR PLAN 5/29/2018 4A2.1.5 BUILDING 4 • FIFTH FLOOR PLAN 5/29/2018 4A2.1.7 BUILDING 4 • ROOF PLAN 5/29/2018 4A2.1.8 BUILDING 4 • PENTHOUSE ROOF PLAN 5/29/2018 4A2.2 BUILDING 4 • DOOR SCHEDULE 5/29/2018 4A2.3 BUILDING 4 • FINISH SCHEDULE/MATRIX 5/29/2018 4A3.0A SITE ELEVATIONS• FOR REFERENCE ONLY 5/29/2018 4A3.0B SITE ELEVATIONS• FOR REFERENCE ONLY 5/29/2018 4A3.1 BUILDNI G 4• SOUTH ELEVATION 5/29/2018 4A3.2 BUILDNI G 4• WEST ELEVATION 5/29/2018 4A3.3 BUILDNI G 4• NORTH & EAST ELEVATIONS 5/29/2018 4A3.4 BUILDNI G 4• BUILDNI G SECTIONS 5/29/2018 4A3.5 BUILDING 4• WALL SECTIONS 5/29/2018 4A3.6 BUILDING 4• WALL SECTIONS 5/29/2018 4A4.1 BUILDING 4• ENLARGED RESTROOM PLANS (TYP.) 5/29/2018 4A4.2 BUILDING 4• ENLARGED SHOWER ROOM PLANS 5/29/2018 4A6.1 BUILDING 4• FIRST FLOOR/ HIGHLINE SOFFIT REFLECTED CEILING PLAN 5/29/2018 4A6.2 BUILDING 4• SECOND FLOOR REFLECTED CEILING PLAN 5/29/2018 4A7.1 BUILDING 4• STAIR #1ENLARGED PLANS 5/29/2018 4A7.2 BUILDING 4• STAIR #1SECTIONS 5/29/2018 4A7.3 BUILDING 4• STAIR #2 ENLARGED PLANS 5/29/2018 4A7.4 BUILDING 4 • STAIR #2 SECTIONS 5/29/2018 4A7.5 BUILDING 4 • STAIR DETAILS 5/29/2018 4A7.6 BUILDING 4 • ENLARGED ELEVATOR PLANS 5/29/2018 4A7.6A BUILDING 4 • ELEVATOR PIT PLANS 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

STRUCTURAL

4S1.01	GENERAL NOTES	5/29/2018
4S1.01	GENERAL NOTES	5/29/2018
4S1.01	LOADING DIAGRAMS	5/29/2018
4S1.02	TYPICAL CONCRETE DETAILS	5/29/2018
4S1.02A	TYPICAL CONCRETE DETAILS	5/29/2018
4S1.02B	TYPICAL CONCRETE DETAILS	5/29/2018
4S1.03	TYPICAL STEEL DECK DETAILS	5/29/2018
4S1.03A	TYPICAL STEEL DECK DETAILS	5/29/2018
4S1.04	TYPICAL STEEL DETAILS	5/29/2018
4S1.04A	TYPICAL STEEL DETAILS	5/29/2018
4S1.04B	TYPICAL STEEL DETAILS	5/29/2018
4S1.04C	TYPICAL STEEL DETAILS	5/29/2018
4S1.04D	TYPICAL STEEL DETAILS	5/29/2018
4S2.01	BLDG 3 - LEVEL 1 (FOUNDATION PLAN)	5/29/2018
4S2.02	BLDG 3 - LEVEL 2 FRAMING PLAN	5/29/2018
4S2.03	BLDG 3 - LEVEL 3 FRAMING PLAN	5/29/2018
4S2.04	BLDG 3 - LEVELS 4 AND 5 FRAMING PLAN	5/29/2018
4S2.05	BLDG 3 - ROOF FRAMING PLAN	5/29/2018
4S2.06	BLDG 3 - PENTHOUSE FRAMING PLAN	5/29/2018
4S3.01	BRACE FRAME ELEVATIONS	5/29/2018
4S3.02	BRACE FRAME DETAILS	5/29/2018
4S3.02A	BRACE FRAME DETAILS	5/29/2018
4S3.02B	BRACE FRAME DETAILS	5/29/2018

4A7.7 BUILDING 4 - ELEVATOR SECTIONS 5/29/2018 4A7.8 BUILDING 4 - ELEVATOR DETAILS 5/29/2018 4A7.9 BUILDING 4 - TYPICAL EXTERIOR STAIRS AT HIGHLINE 5/29/2018 4A7.10 BUILDING 4 - TYPICAL EXTERIOR STAIRS AT HIGHLINE 5/29/2018 4A8.1 BUILDING 4 - EXTERIOR DETAILS 5/29/2018 4A8.2 BUILDING 4 - EXTERIOR DETAILS AT CANOPY 5/29/2018 4A8.3 BUILDING 4 - EXTERIOR DETAILS 5/29/2018 4A8.4 BUILDING 4 - EXTERIOR DETAILS 5/29/2018 4A8.5 BUILDING 4 - HANDSET PRECAST PANEL ELEVATIONS@ HIGHLINE 5/29/2018 4A8.6 BUILDING 4 - FIRST FLOOR - PLAN DETAILS 5/29/2018 4A8.7 BUILDING 4 - UPPER FLOORS - PLAN DETAILS 5/29/2018 4A8.8 HIGHLINE EXPANSION JOINT DETAILS 5/29/2018 4A8.9 HIGHLINE EXPANSION JOINT DETAILS 5/29/2018 4A8.12 BUILDING 4 - PARAPET DETAILS 5/29/2018 4A8.13 BUILDING 4 - DUCT HOUSE & STAIR EXTERIOR WALL DETAILS 5/29/2018 4A8.20 BUILDING 4 - EDGE OF SLAB FIRESAFING DETAILS 5/29/2018 4A8.21 BUILDING 4- GYP. BD. PENETRATION DETAILS 5/29/2018 4A8.22 BUILDING 4 - GYP. BD. PENETRATION DETAILS 5/29/2018 4A9.3 BUILDING 4 - RESTROOM DETAILS 5/29/2018 STRUCTURAL  451.01 GENERAL NOTES 5/29/2018 451.01 GENERAL NOTES 5/29/2018 451.01 LOADING DIAGRAMS 5/29/2018 451.02 TYPICAL CONCRETE DETAILS 5/29/2018 45l.02A TYPICAL CONCRETE DETAILS 5/29/2018 45l.02B TYPICAL CONCRETE DETAILS 5/29/2018 451.03 TYPICAL STEEL DECK DETAILS 5/29/2018 45l.03A TYPICAL STEEL DECK DETAILS 5/29/2018 451.04 TYPICAL STEEL DETAILS 5/29/2018 45l.04A TYPICAL STEEL DETAILS 5/29/2018 45l.04B TYPICAL STEEL DETAILS 5/29/2018 4Sl.04C TYPICAL STEEL DETAILS 5/29/2018 451.040 TYPICAL STEEL DETAILS 5/29/2018 452.01 BLDG 3 - LEVEL 1{FOUNDATION PLAN) 5/29/2018 452.02 BLDG 3 - LEVEL 2 FRAMlNG PLAN 5/29/2018 452.03 BLDG 3 - LEVEL 3 FRAMlNG PLAN 5/29/2018 452.04 BLDG 3 - LEVELS 4 AND 5 FRAMING PLAN 5/29/2018 452.05 BLDG 3 - ROOF FRAMING PLAN 5/29/2018 452.06 BLDG 3 - PENTHOUSE FRAMING PLAN 5/29/2018 453.01 BRACE FRAME ELEVATIONS 5/29/2018 453.02 BRACE FRAME DETAILS 5/29/2018 453.02A BRACE FRAME DETAILS 5/29/2018 453.02B BRACE FRAME DETAILS 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

454.01 FOUNDATION SECTIONS AND DETAILS 5/29/2018 454.01A FOUNDATION SECTIONS AND DETAILS 5/29/2018 454.02 NON-FRAME STEEL COLUMN SCHEDULE AND DETAILS 5/29/2018 455.01 SECTIONS AND DETAILS 5/29/2018 455.01A SECTIONS AND DETAILS 5/29/2018 455.01B SECTIONS AND DETAILS 5/29/2018 455.02 SECTIONS AND DETAILS 5/29/2018 456.01 PRECAST PANEL SUPPORT DETAILS 5/29/2018 456.01A PRECAST PANEL SUPPORT DETAILS 5/29/2018 MECHANICAL  4M0 BUILDING 4 MECHANICAL COVER SHEET 5/29/2018 4M1 BUILDING 4 MECHANICAL SCHEDULES 5/29/2018 4M2.1 BUILDING 4 MECHANICAL 1ST FLOOR PLAN 5/29/2018 4M2.2 BUILDING 4 MECHANICAL 2ND FLOOR PLAN 5/29/2018 4M2.3 BUILDING 4 MECHANICAL 3RD FLOOR PLAN 5/29/2018 4M2.4 BUILDING 4 MECHANICAL 4TH FLOOR PLAN 5/29/2018 4M2.5 BUILDING 4 MECHANICAL 5TH FLOOR PLAN 5/29/2018 4M2.6 BUILDING 4 MECHANICAL 6TH FLOOR PLAN 5/29/2018 4M2.7R BUILDING 4 MECHANICAL ROOF PLAN 5/29/2018 4M3 BUILDING 4 MECHANICAL SECTIONS 5/29/2018 4M4.1 BUILDING 4 MECHANICAL DETAILS 5/29/2018 4M4.2 BUILDING 4 MECHANICAL DETAILS 5/29/2018 4M5 BUILDING 4 MECHANICAL TITLE 24 5/29/2018 ELECTRICAL  4E0.0 COVER SHEET 5/29/2018 4E0.1 LUMINAIRE SCHEDULE 5/29/2018 4E0.2 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E0.3 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E0.4 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E0.5 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E0.6 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E0.7 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E0.8 T24 COMPLIANCE - BUILDING 4 5/29/2018 4E2.1 BUILDING 41ST FLOOR ELECTRICAL PLAN 5/29/2018 4E2.2 BUILDING 4 2ND FLOOR ELECTRICAL PLAN 5/29/2018 4E2.3 BUILDING 4 3RD FLOOR ELECTRICAL PLAN 5/29/2018 4E2.4 BUILDING 44TH FLOOR ELECTRICAL PLAN 5/29/2018 4E2.5 BUILDING 45TH FLOOR ELECTRICAL PLAN 5/29/2018 4E2.7 BUILDING 4 ROOF ELECTRICAL PLAN 5/29/2018 4E4.1 BUILDING 4 SINGLE LINE DIAGRAM 5/29/2018 4E4.2 BUILDING 4 SINGLE LINE DIAGRAM EMERGENCY SYSTEMS 5/29/2018 4E4.3 BUILDING 4 GROUND RISER DIAGRAM 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -7-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

4E5.0 SCHEDULES 5/29/2018 4E5.1 BUILDING 4 PANEL SCHEDULES 5/29/2018 4E6.1 BUILDING 4 ENLARGED PLANS 5/29/2018 4E6.2 BUILDING 4 PARTIAL HIGHLINE PLAN 5/29/2018 4E6.3 BUILDING 4 ENLARGED PLANS 5/29/2018  PLUMBING 4P.Ol  INDEX, LEGENDS AND SCHEDULE 5/29/2018 4P1.1 PLUMBING - PACIFIC GAS, ELECTRIC,& CALCULATIONS 5/29/2018 4P1.2 PLUMBING - FIRE STOPPING CUT SHEETS 5/29/2018 4P2.1U PLUMBING - FIRST FLOOR PLAN UNDERGROUND 5/29/2018 4P2.1U PLUMBING - FIRST FLOOR PLAN PIPING 5/29/2018 4P2.2 PLUMBING - SECOND FLOOR PLAN 5/29/2018 4P2.3 PLUMBING - THIRD FLOOR PLAN 5/29/2018 4P2.4 PLUMBING - FOURTH FLOOR PLAN 5/29/2018 4P2.5 PLUMBING - FIFTH FLOOR PLAN 5/29/2018 4P2.6 PLUMBING - SIXTH FLOOR PLAN 5/29/2018 4P2.7 PLUMBING - ROOF PLAN 5/29/2018 4P2.8 PLUMBING - PENTHOUSE ROOF PLAN 5/29/2018 4P3.1 PLUMBING - ENLARGED FLOOR PLANS - WASTE AND VENT 5/29/2018 4P3.2 PLUMBING - ENLARGED FLOOR PLANS - HOT AND COLD WATER 5/29/2018 4P4.1 PLUMBING - DIAGRAMS 5/29/2018 4P4.2 PLUMBING - DIAGRAMS RAIN WATER 5/29/2018 4P4.3 PLUMBING - DOMESTIC HOT & COLD WATER 5/29/2018 4P4.4 PLUMBING - DIAGRAMS 5/29/2018

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-C TO EXHIBIT B -8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

SCHEDULE 1-D TO EXHIBIT B

DELIVERY CONDITION

Each applicable Building shall be in "Delivery Condition" following the substantial completion of the following portions of the Base, Shell and core on each floor of the applicable portion of the Premises.

1.	Structural steel with spray applied fireproofing (where such spray is required).
2.	Unfinished mechanical shaft construction.
3.	Fire sprinkler risers and distribution for complete shell system, including “up heads”.
4.	Tenant sleeves at electrical/data closets.
5.	Completed core restrooms.
6.	Building exit stairs.
7.	Floors in broom-swept condition.
8.	Temporary or permanent power to support construction activities related to the Improvements.
9.

Freight elevator or hoist accessible to TI contractor.  Contractor will follow set protocol for use of freight elevator during construction including coordination with Base Building contractor during construction.

10.	Roof installed on the Building.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	SCHEDULE 1-D TO EXHIBIT B -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT C

COLEMAN HIGHLINE

NOTICE OF LEASE TERM DATES

To:	_______________________ _______________________ _______________________ _______________________

Re:    Office Lease dated ____________, 20__ between ____________________, a _____________________ (“Landlord”), and _______________________, a _______________________ (“Tenant”) concerning Suite ______ on floor(s) __________ of the office building located at _____________________.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.	Rent commenced to accrue on ____________, in the amount of ____________.
3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to __________ at ______________.

“Landlord”:

,
a
By:
Its:

Agreed to and Accepted as of , 20_ .

"Tenant":

a
By:
Its:

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT C -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT D

COLEMAN HIGHLINE

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the other provisions of this Lease shall control.  Landlord will not discriminate against Tenant in the enforcement of the Rules and Regulations.

1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2.    Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Premises.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3.    The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

4.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

5.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

6.    Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.

7.    Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material.  Tenant shall provide material safety data sheets for any hazardous material or substance used or kept on the Premises.

8.    Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

9.    Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

10.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

11.    Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall participate in recycling programs undertaken by Landlord.

12.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

13.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT D -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

14.    Tenant must comply with applicable "NO-SMOKING" ordinances and all related, similar or successor ordinances, rules, regulations or codes.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.  In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas.  Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles.  No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project.  Cigarettes shall be extinguished only in ashtrays.  Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Project, or (y) within two hundred feet (200') of the main entrance of the Building or the main entrance of any of the adjacent buildings, or (z) within seventy-five feet (75') of any other entryways into the Building.

15.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

16.    No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

17.    No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

18.    Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any heat producing equipment, and any equipment which uses flammable materials or gases in the Premises.

Landlord reserves the right at any time to reasonable change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project; provided further, however, Landlord shall not discriminate against Tenant in the enforcement of any of the Rules and Regulations.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT D -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT E

COLEMAN HIGHLINE

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 20_   by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at _____________________, certifies as follows:

1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.    The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.    Base Rent became payable on ____________.

4.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.    Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

8.    To the undersigned's actual current knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.    No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.    As of the date hereof, to the undersigned's actual current knowledge, there are no existing defenses or offsets, or, to the undersigned's actual current knowledge, claims or any basis for a claim, that Tenant has against Landlord.

11.    Tenant hereby represents and warrants that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.    There are no actions pending against Tenant under the bankruptcy or similar laws of the United States or any state.

13.    Other than in compliance with all Applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.    To the undersigned's actual current knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 20__.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT E -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

"Tenant":

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788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT E -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT F

COLEMAN HIGHLINE

MARKET RENT DETERMINATION

When determining Market Rent, the following rules and instructions shall be followed.

1.    RELEVANT FACTORS.  The "Market Rent," as used in this Lease, shall be equal to the annual rent per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the Option Term, provided that timing adjustments shall be made to reflect any changes in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the applicable Option Term, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises containing RSF equal to or in excess of one hundred thousand (100,000) RSF for a term of five (5) years, in an arm's-length transaction, which comparable space is located in "Comparable Buildings" (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions").  The terms of the Comparable Transactions shall be calculated as a "Net Equivalent Lease Rate" pursuant to the terms of this Exhibit F, and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any (and taking into consideration that Tenant is provided parking without charge and the availability and type of parking), (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (v) any "Renewal Allowance," as defined herein below, to be provided by Landlord in connection with the Option Term as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises (or Reduced Premises, as applicable), such value to be based upon the age, design, quality of finishes, and layout and use of the existing improvements, and (vi) all other monetary concessions (including the value of any signage, availability of amenities and services), if any, being granted such tenants in connection with such Comparable Transactions.  Notwithstanding any contrary provision hereof, in determining the Market Rent, no consideration shall be given to (A) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of improvements, or (B) any commission paid or not paid in connection with such Comparable Transaction.  The Market Rent shall include adjustment of the stated size of the Premises (or Reduced Premises, as applicable) based upon the standards of measurement utilized in the Comparable Transactions; provided, however, the size of the Premises shall, notwithstanding the foregoing, be at least equal to the greater of: (i) the square footages set forth in this Lease, and (ii) the square footage of the Premises determined pursuant to the standards of space measurement used in the Comparable Transactions.

2.    TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as an enhanced security deposit, a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants, and giving reasonable consideration to Tenant's prior performance history during the Lease Term).

3.    RENEWAL IMPROVEMENT ALLOWANCE.  Notwithstanding anything to the contrary set forth in this Exhibit F, once the Market Rent for the Option Term is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises, (the total dollar value of such allowance shall be referred to herein as the "Renewal Allowance"), Landlord shall pay the Renewal Allowance to Tenant pursuant to a commercially reasonable disbursement procedure determined by Landlord and the terms of Article 8 of this Lease, and, as set forth in Section 5, below, of this Exhibit F, the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Tenant will receive payment of such Renewal Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.

4.    COMPARABLE BUILDINGS.  For purposes of this Lease, the term "Comparable Buildings" shall mean the other buildings in the Project and other first-class multi-tenant and single-tenant occupancy office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation), quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, with similar access to public transit and are located in the following area (the "Comparable Area"): downtown San Jose, the West Valley area of San Jose and the City of Santa Clara.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT F -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

5.    METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  For purposes of this Section 5, the term "Comparable Transactions" shall include any proposed transactions with third parties for the First Offer Space (pursuant to Section 1.2 of this Lease).  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent and in order to evaluate the value of the Economic Terms (pursuant to Section 1.2 of this Lease), and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions.  By taking this approach, a "Net Equivalent Lease Rate" for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions.

5.1.    The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term.  All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with this Lease.  This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2    Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3    The resultant net cash flow from the lease should then be discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.

5.4    From the net present value, up front inducements (improvements allowances and other concessions) should be deducted.  These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5    The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis.  This calculation will result in a hypothetical level or even payment over the option period, termed the "Net Equivalent Lease Rate" (or constant equivalent in general financial terms).

6.    USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a "NNN" lease rate applicable to each year of the Option Term.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT F -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT G

COLEMAN HIGHLINE

HAZARDOUS MATERIALS

1.    Prohibitions.  Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant's employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's HazMat Agents") will produce, use, store or generate any Hazardous Materials, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises.  If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is intentionally false, intentionally incomplete, or intentionally misleading in any material respect, the same shall be deemed a default by Tenant under this Lease.  Tenant shall deliver to Landlord an updated Environmental Questionnaire upon request.  Landlord's prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord's sole discretion.  Tenant shall not install or permit any underground storage tank on the Premises.  In addition, Tenant agrees that it:  (i) shall not cause or suffer to occur, the Release of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises.  For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls ("PCBs"), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Environmental Laws.  The term "Hazardous Materials" for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a "hazardous material" under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises.  For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

2.    Notices.  Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible, but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury.  Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims".  Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims.  Additionally, Tenant shall promptly advise Landlord in writing of Tenant's discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any Environmental Laws.  Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord's prior written consent.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.  For purposes of this Lease, "Environmental Laws" means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (A) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (B) all requirements pertaining to the health and safety of employees or the public.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT G -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.  "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Laws.

3.    Releases of Hazardous Materials.  If Tenant or any of Tenant’s HazMat Agents causes any Release of any Hazardous Material in, on, under, from or about the Premises at any time during the Lease Term, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Exhibit G, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises is remediated to the condition existing prior to such Release, all in accordance with the provisions and requirements of this Section 3.  Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material caused by Tenant or any of Tenant’s HazMat Agents to the appropriate governmental authority, identifying Tenant as the responsible party.  Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.  Tenant's obligations under this Section 3 shall not apply to Existing Hazardous Materials and any Landlord Hazardous Materials (as those terms are defined in Section 4.2 below).  Nothing in this Lease shall impose any liability on Tenant for any Existing Hazardous Materials or Hazardous Materials brought onto the Project or any portion thereof after the date of this Lease by any third parties other than Tenant's HazMat Agents.

4.    Indemnification.

4.1    In General.  Without limiting in any way Tenant's obligations under any other provision of this Lease, but subject to Section 4.2 below, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise before, during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's HazMat Agents.  The foregoing obligations of Tenant shall include, including without limitation:  (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith.

4.2    Limitations.  Notwithstanding anything in Section 4.1, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 4.1, above, shall not be applicable to claims based upon Hazardous Materials which (i) may exist in, on or about the Project or any portion thereof as of the date of this Lease ("Existing Hazardous Materials") or (ii) were brought onto the Project or any portion thereof by Landlord or any other Landlord Parties ("Landlord Hazardous Materials"), except, in each instance to the extent that Tenant's construction activities and/or Tenant's other acts or omissions (including Tenant's failure to remove, remediate or otherwise treat or "Clean-up," as that term is defined in Section 9, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim.

5.    Compliance with Environmental Laws.  Without limiting the generality of Tenant's obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws.  Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant's use of Hazardous Materials.  Upon request of Landlord,  Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant's activities involving Hazardous Materials and showing to Landlord's satisfaction compliance with all Environmental Laws and the terms of this Lease.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT G -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

6.    Assurance of Performance.

6.1    Environmental Assessments In General.  Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform "Environmental Assessments," as that term is defined below, to ensure Tenant's compliance with the requirements of this Lease with respect to Hazardous Materials.  For purposes of this Lease, "Environmental Assessment" means an assessment including, without limitation:  (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the "all appropriate inquiries" requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment, including, without limitation:  (A) an asbestos survey conducted according to the standards of the Asbestos Hazard Emergency Response Act protocol; (B) testing of any transformers on the Premises for PCBs; (C) testing for lead-based paints; (D) soil and groundwater sampling to measure the effect of any actual or suspected release or discharge of Hazardous Materials on the Premises; and (E) such other sampling and testing reasonably necessary to determine the environmental condition of the Premises.

6.2    Costs of Environmental Assessments.  All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Exhibit G, then all of the costs and expenses of such Environmental Assessment directly related to Tenant's failure shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

6.3    Other Matters.  Each Environmental Assessment conducted by Landlord shall be conducted:  (i) only after Landlord has provided to Tenant notice reasonably detailing the extent of Landlord's access requirement at least ten (10) days prior to the date of such Environmental Assessment; and (ii) in a manner reasonably designed to minimize the interruption of Tenant's use of the Premises.  Tenant shall have the right to reasonably approve the timing of Landlord's entry onto the Premises in order to minimize the interruption of Tenant's use of the Premises.  Landlord shall repair any damage caused by the performance of the Environmental Assessment, and shall restore the Premises to the condition existing immediately prior to the Environmental Assessment, unless response actions are required of Tenant pursuant to the provisions of this Lease based on the findings of the Environmental Assessment.

7.    Clean-up.

7.1    Environmental Reports; Clean-Up.  If any written report, including any report containing results of any Environmental Assessment (an "Environmental Report") shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Exhibit G, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the "Clean-up") of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord's written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises is restored to the conditions required by this Lease.  Upon Landlord's approval of the Clean-up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease.  If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

7.2    No Rent Abatement.  Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

7.3    Surrender of Premises.  Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender.  Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises ("Closure Letter").  Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

7.4    Failure to Timely Clean-Up.  Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Exhibit G.

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8.    Confidentiality.  Unless compelled to do so by Applicable Laws, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any person or entity (other than Tenant's consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord.  In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord ten (10) days' advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order.  Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties' written agreement to be bound by the terms of this Exhibit G.

9.    Copies of Environmental Reports.  Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant's activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof.  Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

10.    Signs, Response Plans, Etc.  Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws.  Tenant shall also complete and file any business response plans or inventories required by any applicable laws.  Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

11.    Survival.  Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Exhibit G shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant's obligations under this Exhibit G have been completely performed and satisfied.

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SCHEDULE 1 TO EXHIBIT G

COLEMAN HIGHLINE

FORM OF ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions:  The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location.  Please print clearly and attach additional sheets as necessary.

1.0PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0HAZARDOUS MATERIALS

Are hazardous materials used or stored?  If so, continue with the next question.  If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.)  If so, complete this section.  If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)
2–2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below.  If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2–3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0HAZARDOUS WASTES

Are hazardous wastes generated?Yes ☐ No ☐

If yes, continue with the next question.  If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)
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3–2.	List and quantify the materials identified in Question 3‑1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3–3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable. Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3–4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?Yes ☐ No ☐
3–5.	If so, please describe.

4.0USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?Yes___No___

If not, continue with section 5.0.  If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures.  Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection
4–2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
4–3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes ☐ No ☐ If so, please attach a copy of the required permits.
4–4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4–5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4–6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?

Yes ☐ No ☐

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If yes to either question, please describe.

5.0ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property.  If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material.  All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials.  Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0REGULATORY

6–1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes ☐ No ☐ If so, please attach a copy of this permit.
6–2.	Has a Hazardous Materials Business Plan been developed for the site? Yes ☐ No ☐ If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire.  By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge.  I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

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EXHIBIT H-1

COLEMAN HIGHLINE

FORM OF SNDA FROM GROUND LANDLORD

ROKU, Inc.

c/o Friedman & Associates, Inc.

1100 Glendon Avenue, Suite PH9

Los Angeles, CA 90024-3526

Attention:  Jason Perscheid, Esq.

(Space Above For Recorder's Use)

SUBORDINATION, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Ground Lease)

THIS SUBORDINATION, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made as of August 1, 2018 by and among CAP PHASE 1, LLC, a Delaware limited liability company, owner of the real property hereinafter described ("Ground Landlord"), CAP OZ 34, LLC, a Delaware limited liability company ("Landlord") and ROKU, INC., a Delaware corporation ("Tenant"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successor, assigns, designees and any future holder of a mortgage or deed of trust lien encumbering the Property, "Fee Lender").

R E C I T A L S

A.

Ground Landlord is the owner of certain real property located in the City of San Jose, County of Santa Clara, State of California and more particularly described on Exhibit A-1 hereto (the “Fee Estate”).

B.

The Fee Estate is currently encumbered by that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 29, 2015 (the “Fee Deed of Trust”), executed by Ground Landlord, in favor of the trustee named therein, for the benefit of Fee Lender, and recorded in the Official Records of Santa Clara County, California on December 29, 2015 as Document No. 2383228.

C.

Pursuant to the terms and provisions of a ground lease of approximately an even date herewith ("Ground Lease"), Ground Landlord granted to Landlord a leasehold estate in and to the portion of the Fee Estate more particularly described on Exhibit A-2 attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

D.

Pursuant to the terms and provisions of a lease of even date herewith (“Lease”), Landlord granted to Tenant a leasehold estate in and to certain premises located (or to be located) on the Property, as more particularly described in the Lease (the “Leased Premises”).

E.	Subject to the terms and conditions of this Agreement, Ground Landlord, Landlord and Tenant have agreed to the subordination, attornment, non-disturbance and other agreements herein contained.

NOW THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, Ground Landlord, Landlord and Tenant hereby agree as follows:

-1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

1.	SUBORDINATION. Ground Landlord, Landlord and Tenant hereby agree that:
1.1	Prior Lien. The Ground Lease, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain prior and superior to the Lease; and
1.2

Whole Agreement.  This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the Ground Lease and shall supersede and cancel, but only insofar as would affect the priority between the Ground Lease and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a ground lease (but only as to the Ground Lease described herein, and not to any future ground lease).

2.	ESTOPPEL.
2.1	Tenant Estoppel. Tenant acknowledges and represents, to Tenant's actual knowledge as of the date of this Agreement, that:
2.1.1

Entire Agreement.  The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property and Tenant claims no rights with respect to the Property or the Fee Estate other than as set forth in the Lease;

2.1.2

No Default.  As of the date of this Agreement:  (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease; and

2.1.3

Lease Effective.  The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no amendments, modifications or additions to the Lease, written or oral.

In no event shall the issuance of the foregoing statements subject Tenant to any liability whatsoever (other than to create an estoppel as between Tenant and Ground Landlord), despite the failure of Tenant to disclose correct or relevant information.  The foregoing statements shall not serve as an estoppel as between Tenant and Landlord.

2.2	Ground Landlord Estoppel. Ground Landlord acknowledges and represents, to Ground Landlord's actual knowledge as of the date of this Agreement, that:
2.2.1	Entire Agreement. The Ground Lease constitutes the entire agreement between Ground Landlord and Landlord with respect to the Property;
2.2.2

No Default.  As of the date of this Agreement:  there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Ground Lease; and

2.2.3

Lease Effective.  The Ground Lease has been duly executed and delivered by Ground Landlord and, subject to the terms and conditions thereof, the Ground Lease is in full force and effect, the obligations of the parties thereunder are valid and binding and there have been no amendments, modifications or additions to the Ground Lease, written or oral.

In no event shall the issuance of the foregoing statements subject Ground Landlord to any liability whatsoever (other than to create an estoppel as between Ground Landlord and Tenant), despite the failure of Tenant to disclose correct or relevant information.  The foregoing statements shall not serve as an estoppel as between Ground Landlord and Landlord.

-2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

3.	ATTORNMENT. In the event of termination of the Ground Lease, Ground Landlord (including for this purpose any successor to the Ground Landlord’s interest in the Property) and Tenant agree as follows:
3.1	Payment of Rent. Tenant shall pay to Ground Landlord all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease.
3.2

Continuation of Performance.  Tenant shall be bound to Ground Landlord in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Ground Landlord as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon termination of the Ground Lease.

3.3

Subsequent Transfer.  Ground Landlord, by succeeding to the interest of the landlord under the Lease, shall become obligated to perform the covenants of landlord thereunder.  Upon any further transfer of the landlord’s interest under the Lease by Ground Landlord, all of such obligations accruing thereafter shall terminate as to Ground Landlord so long as all such obligations are assumed in writing by such successor owner.

4.	ADDITIONAL AGREEMENTS. Landlord and Tenant covenant and agree that, at all such times as the Ground Lease is in effect:
4.1

Modification.  Ground Landlord shall not be bound by any material modification or amendment to the Lease made without Ground Landlord’s prior written consent except where such modifications or amendments solely memorialize Tenant’s exercise of expansion or extension options or other rights expressly provided in the Lease.  For purposes of this Section 4.1, a “material” modification or amendment of the Lease means a modification or amendment that reduces the rent, term, size of Tenant’s premises or Tenant’s obligation to pay operating expenses or other reimbursements, common area charges or any of its other financial obligations under the Lease, adds options on the part of the Tenant to extend the term of the Lease or expand Tenant’s premises or to purchase the Property or any portion thereof, or otherwise materially increases Lender’s obligations or materially decreases Tenant’s obligations under the Lease.

4.2

No Advance Rents.  Tenant will not make, nor shall Landlord accept, payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease, except for the prepayment of the first (1st) month's Base Rent, as set forth in Section 3.1 of the Lease.

4.3	Limitation on Liability. Ground Landlord will not be liable for any act, omission or obligation of Landlord.
4.4

Representations and Warranties.  Ground Landlord shall not be obligated or liable with respect to any representations or warranties contained in the Lease, or any indemnity obligations owed by Landlord to Tenant thereunder.

5.

NO OFFSET.  Except for any of Tenant’s offset rights expressly set forth in the Lease, including, without limitation, Tenant’s offset rights resulting from Tenant’s actual performance and payment pursuant to Tenant’s exercise of its rights under Section 19.5.3 of the Lease, Ground Landlord shall not be liable for, or subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease.

6.

LIMITATION ON LIABILITY.  Tenant agrees to look solely to Ground Landlord’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Ground Landlord, and in no event shall Ground Landlord or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

-3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

7.	NON-DISTURBANCE.
7.1

Termination of Ground Lease.  In the event of termination of the Ground Lease, Ground Landlord agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated, but rather the Lease shall continue in full force and effect and Ground Landlord shall recognize and accept Tenant as tenant under the Lease subject to and in accordance with the terms and provisions of the Lease.

In the event of a foreclosure under the Fee Deed of Trust, so long as there shall then exist no breach, default, or event of default (in each case, beyond any applicable notice and cure periods) on the part of Landlord under the Ground Lease, Fee Lender agrees for itself and its successors and assigns that the leasehold interest of Landlord under the Ground Lease shall not be extinguished or terminated, but rather the Ground Lease shall continue in full force and effect and Fee Lender shall recognize and accept Landlord as tenant under the Ground Lease subject to the terms and provisions of the Ground Lease, except as modified by this Agreement (it being acknowledged and agreed that, following the exercise of the remedy of sale by foreclosure (or conveyance in lieu thereof) under the Fee Deed of Trust, the provisions of this Agreement benefiting Ground Landlord shall inure to the benefit of Fee Lender as Ground Landlord’s successor-in-interest); provided, however, that Landlord and Fee Lender agree that the following provisions of the Ground Lease (if any) shall not be binding on Fee Lender nor its successors and assigns:  any option to purchase or right of first refusal to purchase with respect to the Property.

In addition, if the Ground Lease is not then in effect, in the event of a foreclosure under the Fee Deed of Trust, so long as there shall then exist no breach, default, or event of default (in each case, beyond any applicable notice and cure periods) on the part of Tenant under the Lease, Fee Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated, but rather the Lease shall continue in full force and effect and Fee Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease, except as modified by this Agreement; provided, however, that Tenant and Fee Lender agree that the following provisions of the Lease (if any) shall not be binding on Fee Lender nor its successors and assigns:  any option to purchase or right of first refusal to purchase with respect to the Property.

8.

LIMITATION ON FEE LENDER LIABILITY.  Ground Landlord and Landlord acknowledge that, as of the date hereof, the Fee Deed of Trust encumbers the Fee Estate, which Fee Estate is subject to the Ground Lease.  In the event of a foreclosure under the Fee Deed of Trust Landlord, as tenant under the Ground lease agrees that, notwithstanding anything to the contrary in this Agreement, or the Ground Lease or to the contrary, Fee Lender (including, for this purpose, any transferee of Fee Lender or any transferee of Ground Landlord’s title in and to the Fee Estate by Fee Lender's exercise of the remedy of sale by foreclosure (or conveyance in lieu thereof) under the Fee Deed of Trust) shall:

(a)	not be liable for any act, omission or obligation of Ground Landlord;
(b)	not be subject to any offsets or defenses which Landlord might have against Ground Landlord;
(c)	not be obligated or liable with respect to any representations or warranties contained in the Ground Lease, or any indemnity obligations owed by Ground Landlord to Landlord thereunder; and
(d)	not be bound by any amendment or modification of the Ground Lease which is entered into without Fee Lender’s prior written consent.
-4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

9.	MISCELLANEOUS.
9.1

Notices.  All notices, demands, or other communications under this Agreement shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid.  Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Ground Landlord:	Cap Phase 1, LLC 10121 Miller Avenue, Suite 200 Cupertino, CA 95014 Attention: Derek K. Hunter, Jr. and Sherri Prieb
With a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.
Landlord:	CAP OZ 34, LLC 10121 Miller Avenue, Suite 200 Cupertino, California 95104 Attention: Derek K. Hunter, Jr.
With a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.
Tenant:	ROKU, Inc. 150 Winchester Circle Los Gatos, California 95032 Attn: Director of Real Estate
With a copy to:	ROKU, Inc. 150 Winchester Circle Los Gatos, California 95032 Attention: General Counsel

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

9.2

Heirs, Successors and Assigns.  Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

-5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

9.3	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.
9.4

Counterparts.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

9.5	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

-6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

"GROUND LANDLORD"

CAP Phase 1, LLC,

a Delaware limited liability company

By:	Coleman Airport Partners, LLC, a California limited liability company
Its:	Sole Member

By:	HS Airport, LLC, a California limited liability company
Its:	Manager

By:
Name:	Derek K. Hunter, Jr.
Its:	Member

By:
Name:	Edward D. Storm
Its:	Member

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________ SS.

On __________________________________________________________________ before me, _____________________________________________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                               .

./ -///	-7-

"LANDLORD"

CAP OZ 34, LLC,

a Delaware limited liability company

By:
Name:
Its:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________ SS.

On __________________________________________________________________ before me, _____________________________________________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                               .

-8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

"TENANT"

ROKU, INC.,

a Delaware corporation

By:
Name:
Its:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________ SS.

On __________________________________________________________________ before me, _____________________________________________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                               .

-9-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

FEE LENDER ACKNOWLEDGMENT

TO

SUBORDINATION, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Ground Lease)

Fee Lender acknowledges and agrees to the foregoing Agreement.  The foregoing Agreement shall not alter, waive or diminish any of Ground Landlord’s obligations under the Fee Deed of Trust.

“FEE LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:	Richard W. Daniel
Title:	Senior Vice President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF                                      SS.

On ______________________________________ before me, ______________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                               .

-10-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT A-1 - DESCRIPTION OF FEE ESTATE

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:  (LOT 1)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF ADJUSTED PARCEL B AS DESCRIBED IN THE LOT LINE ADJUSTMENT PERMIT RECORDED ON JUNE 22, 1999 AS DOCUMENT NO. 14867793, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF SAID ADJUSTED PARCEL B, SAID CORNER BEING ON THE SOUTHWESTERLY LINE OF COLEMAN AVENUE, SHOWN AS "PROPOSED COLEMAN AVE." ON THE RECORD OF SURVEY RECORDED ON JANUARY 25, 1960 IN BOOK 116 OF MAPS, AT PAGE 18, RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, ALSO BEING SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 613.02 FEET TO THE MOST NORTHERLY CORNER OF THE PROPERTY DESCRIBED IN THE GRANT DEED RECORDED ON NOVEMBER 14, 2012 AS DOCUMENT NO. 21950036, OFFICIAL RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE GENERAL NORTHWESTERLY LINE OF SAID GRANT DEED, SOUTH 32° 25' 10" WEST 12.46 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID GENERAL NORTHWESTERLY LINE OF SAID GRANT DEED THE FOLLOWING FOUR COURSES:

SOUTH 32° 25' 10" WEST 914.47 FEET TO THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 790.00 FEET, A RADIAL LINE TO SAID CURVE BEARS NORTH 46° 30' 54" EAST;

ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 8° 56' 30", AN ARC LENGTH OF 123.29 FEET;

SOUTH 34° 32' 36" EAST 137.61 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 810.00 FEET;

ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 19° 32' 12", AN ARC LENGTH OF 276.19 FEET TO THE SOUTHWESTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE ALONG SAID SOUTHWESTERLY LINE OF ADJUSTED PARCEL B, NORTH 57° 34' 50" WEST 830.92 FEET TO THE MOST WESTERLY CORNER OF SAID ADJUSTED PARCEL B;

THENCE ALONG THE NORTHWESTERLY LINE OF SAID ADJUSTED PARCEL B, NORTH 32° 25' 10" EAST 265.72 FEET TO A POINT BEING 817.36 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, SOUTH 57° 34' 50" EAST 255.23 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT, CONCAVE NORTHERLY, HAVING A RADIUS OF 40.00 FEET;

THENCE ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 62.83 FEET TO A POINT BEING 637.79 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, NORTH 32° 25' 10" EAST 735.36 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT, CONCAVE SOUTHERLY, HAVING A RADIUS OF 30.00 FEET;

THENCE ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 79° 57' 34", AN ARC LENGTH OF 41.87 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:  (NEW LOT 2)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING ALL OF LOT 2 AND A PORTION OF LOTS 3 AND 5, AS DESCRIBED IN THAT CERTAIN "GRANT DEED" RECORDED MARCH 05, 2015 AS DOCUMENT NO. 22873576, OFFICIAL RECORDS OF SANTA CLARA COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY CORNER OF SAID LOT 3;

THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 3, NORTH 57°34'50" WEST, 119.42 FEET;

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

THENCE LEAVING SAID SOUTHWESTERLY LINE, NORTH 32°25'10" EAST, 513.86 FEET TO A POINT ON THE NORTHEASTERLY LINE OF SAID LOT 5;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOTS 5 AND 2, SOUTH 57°34'50" EAST, 89.42 FEET;

THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 30.00 FEET, THROUGH A CENTRAL ANGLE OF 90°00'00" FOR AN ARC DISTANCE OF 47.12 FEET;

THENCE SOUTH 32°25'10" WEST, 483.86 FEET TO THE POINT BEGINNING.

BEING NEW LOT 2, AS SHOWN ON THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED FEBRUARY 8, 2018 AS INSTRUMENT NO. 23864278 OF OFFICIAL RECORDS.

PARCEL THREE:  (NEW LOT 3)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF LOT 3, AS DESCRIBED IN THAT CERTAIN "GRANT DEED" RECORDED MARCH 05, 2015 AS DOCUMENT NO. 22873576, OFFICIAL RECORDS OF SANTA CLARA COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY CORNER OF SAID LOT 3,

THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 3, NORTH 57°34'50" WEST, 119.42 FEET; TO THE TRUE POINT OF BEGINNING

THENCE CONTINUING ALONG SAID SOUTHWESTERLY LINE, NORTH 57°34'50" WEST, 187.00 FEET;

THENCE LEAVING SAID SOUTHWESTERLY LINE, NORTH 32°25'10" EAST, 158.42 FEET;

THENCE SOUTH 57°34'50" EAST, 187.00 FEET;

THENCE SOUTH 32°25'10" WEST, 158.42 FEET TO THE TRUE POINT OF BEGINNING.

BEING NEW LOT 3, AS SHOWN ON THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED FEBRUARY 8, 2018 AS INSTRUMENT NO. 23864278 OF OFFICIAL RECORDS.

PARCEL FOUR:  (LOT 4)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF ADJUSTED PARCEL B AS DESCRIBED IN THE LOT LINE ADJUSTMENT PERMIT RECORDED ON JUNE 22, 1999 AS DOCUMENT NO. 14867793, OFFICIAL RECORDS OF SANTA CLARA COUNTY AND A PORTION OF PARCEL ONE AS DESCRIBED IN THE GRANT DEED RECORDED ON JANUARY 19, 2011 AS DOCUMENT NO. 21052358, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF SAID ADJUSTED PARCEL B, SAID CORNER BEING ON THE SOUTHWESTERLY LINE OF COLEMAN AVENUE, SHOWN AS "PROPOSED COLEMAN AVE." ON THE RECORD OF SURVEY RECORDED ON JANUARY 25, 1960 IN BOOK 116 OF MAPS, AT PAGE 18, RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, ALSO BEING SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 613.02 FEET TO THE MOST NORTHERLY CORNER OF THE PROPERTY DESCRIBED IN THE GRANT DEED RECORDED ON NOVEMBER 14, 2012 AS DOCUMENT NO. 21950036, OFFICIAL RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE GENERAL NORTHWESTERLY LINE OF SAID GRANT DEED, SOUTH 32° 25' 10" WEST 12.00 FEET TO A POINT BEING 12.00 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 144.77 FEET TO A POINT OF CUSP, SAID POINT BEING ALSO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT, CONCAVE WESTERLY, HAVING A RADIUS OF 30.00 FEET;

THENCE ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 47.12 FEET TO A POINT BEING 727.79 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, SOUTH 32° 25' 10" WEST 483.86 FEET TO THE POINT OF BEGINNING, SAID POINT BEING 525.86 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 309.42 FEET TO A POINT BEING 1,037.21 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, SOUTH 32° 25' 10" WEST 230.50 FEET TO A POINT BEING 756.36 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, SOUTH 57° 34' 50" EAST 289.42 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT, CONCAVE NORTHERLY, HAVING A RADIUS OF 20.00 FEET;

THENCE ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 31.42 FEET TO A POINT BEING 727.79 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, NORTH 32° 25' 10" EAST 210.50 FEET TO THE POINT OF BEGINNING.

PARCEL FIVE:  (NEW LOT 5)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF LOTS 3, 5 AND 6, AS DESCRIBED IN THAT CERTAIN "GRANT DEED" RECORDED MARCH 05, 2015 AS DOCUMENT NO. 22873576, OFFICIAL RECORDS OF SANTA CLARA COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY CORNER OF SAID LOT 6;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOT 6, SOUTH 57°34'50" EAST, 117.95 FEET TO THE TRUE POINT OF BEGINNING;

THENCE LEAVING SAID NORTHEASTERLY LINE, SOUTH 32°25'10" WEST, 221.94 FEET;

THENCE SOUTH 57°34'50" EAST, 179.56 FEET;

THENCE SOUTH 32°25'10" WEST, 52.50 FEET;

THENCE SOUTH 57°34'50" EAST, 4.00 FEET;

THENCE SOUTH 32°25'10" WEST, 26.50 FEET;

THENCE SOUTH 57°34'50" EAST, 11.50 FEET;

THENCE SOUTH 32°25'10" WEST, 19.38 FEET;

THENCE SOUTH 57°34'50" EAST, 18.50 FEET;

THENCE SOUTH 32°25'10" WEST, 35.12 FEET;

THENCE SOUTH 57°34'50" EAST, 187.00 FEET;

THENCE NORTH 32°25'10" EAST, 355.44 FEET TO THE NORTHEASTERLY LINE OF LOT 5;

THENCE ALONG THE NORTHEASTERLY LINE OF LOT 5 AND LOT 6, NORTH 57°34'50" WEST 400.56 FEET TO THE TRUE POINT OF BEGINNING.

BEING NEW LOT 5, AS SHOWN ON THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED FEBRUARY 8, 2018 AS INSTRUMENT NO. 23864278 OF OFFICIAL RECORDS.

PARCEL SIX:  (NEW LOT 6)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF LOTS 3, 5 AND 6, AS DESCRIBED IN THAT CERTAIN "GRANT DEED" RECORDED MARCH 05, 2015 AS DOCUMENT NO. 22873576, OFFICIAL RECORDS OF SANTA CLARA COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER OF SAID LOT 6;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOT 6, SOUTH 57°34'50" EAST, 117.95 FEET;

THENCE LEAVING SAID NORTHEASTERLY LINE, SOUTH 32°25'10" WEST, 221.94 FEET;

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

THENCE SOUTH 57°34'50" EAST, 179.56 FEET;

THENCE SOUTH 32°25'10" WEST, 52.50 FEET;

THENCE SOUTH 57°34'50" EAST, 4.00 FEET;

THENCE SOUTH 32°25'10" WEST, 26.50 FEET;

THENCE SOUTH 57°34'50" EAST, 11.50 FEET;

THENCE SOUTH 32°25'10" WEST, 19.38 FEET;

THENCE SOUTH 57°34'50" EAST, 18.50 FEET;

THENCE SOUTH 32°25'10" WEST, 193.54 FEET TO A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 3;

THENCE ALONG THE SOUTHWESTERLY LINE OF LOT 3 AND LOT 6, NORTH 57°34'50" WEST, 331.50 FEET;

THENCE NORTH 32°25'10" EAST, 513.86 FEET TO THE POINT OF BEGINNING.

BEING NEW LOT 6, AS SHOWN ON THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED FEBRUARY 8, 2018 AS INSTRUMENT NO. 23864278 OF OFFICIAL RECORDS.

PARCEL SEVEN:  (LOT 7)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF PARCEL ONE AS DESCRIBED IN THE GRANT DEED RECORDED ON JANUARY 19, 2011 AS DOCUMENT NO. 21052358, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF ADJUSTED PARCEL B AS DESCRIBED IN THE LOT LINE ADJUSTMENT PERMIT RECORDED ON JUNE 22, 1999 AS DOCUMENT NO. 14867793, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID CORNER BEING ON THE SOUTHWESTERLY LINE OF COLEMAN AVENUE, SHOWN AS "PROPOSED COLEMAN AVE." ON THE RECORD OF SURVEY RECORDED ON JANUARY 25, 1960 IN BOOK 116 OF MAPS, AT PAGE 18, RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, ALSO BEING SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 613.02 FEET TO THE MOST NORTHERLY CORNER OF THE PROPERTY DESCRIBED IN THE GRANT DEED RECORDED ON NOVEMBER 14, 2012 AS DOCUMENT NO. 21950036, OFFICIAL RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE GENERAL NORTHWESTERLY LINE OF SAID GRANT DEED, SOUTH 32° 25' 10" WEST 12.00 FEET TO A POINT BEING 12.00 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 424.19 FEET TO THE POINT OF BEGINNING, SAID POINT BEING 1,037.21 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE PARALLEL WITH THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, SOUTH 32° 25' 10" WEST 513.86 FEET TO THE POINT OF BEGINNING, SAID POINT BEING 525.86 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE.

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 328.50 FEET TO A POINT BEING 1,365.71 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, SOUTH 32° 25' 10" WEST 230.50 FEET TO A POINT BEING DISTANT 756.36 FEET SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, SOUTH 57°34' 50" EAST 328.50 FEET TO A POINT BEING 1,037.21 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, NORTH 32° 25' 10" EAST 230.50 FEET TO THE POINT OF BEGINNING.

PARCEL EIGHT:  (LOT 8)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF PARCEL ONE AS DESCRIBED IN THE GRANT DEED RECORDED ON JANUARY 19, 2011 AS DOCUMENT NO. 21052358, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF ADJUSTED PARCEL B AS DESCRIBED IN THE LOT LINE ADJUSTMENT PERMIT RECORDED ON JUNE 22, 1999 AS DOCUMENT NO. 14867793, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID CORNER BEING ON THE SOUTHWESTERLY LINE OF COLEMAN AVENUE, SHOWN AS "PROPOSED COLEMAN AVE." ON THE RECORD OF SURVEY RECORDED ON JANUARY 25, 1960 IN BOOK 116 OF MAPS, AT PAGE 18, RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, ALSO BEING SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 613.02 FEET TO THE MOST NORTHERLY CORNER OF THE PROPERTY DESCRIBED IN THE GRANT DEED RECORDED ON NOVEMBER 14, 2012 AS DOCUMENT NO. 21950036, OFFICIAL RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE GENERAL NORTHWESTERLY LINE OF SAID GRANT DEED, SOUTH 32° 25' 10" WEST 12.00 FEET TO A POINT BEING 12.00 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 752.69 FEET TO THE POINT OF BEGINNING, SAID POINT BEING 1,365.71 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B SOUTH 32° 25' 10" WEST 513.86 FEET TO A POINT BEING 525.86 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 513.68 FEET TO A POINT BEING 1,879.39 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, NORTH 32° 25' 10" EAST 483.86 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT, CONCAVE SOUTHERLY, HAVING A RADIUS OF 30.00 FEET;

THENCE ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC DISTANCE OF 47.12 FEET TO A POINT BEING 12.00 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, SOUTH 57° 34' 50" EAST 483.68 FEET TO THE POINT OF BEGINNING.

PARCEL NINE:  (LOT 9)

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF PARCEL ONE AS DESCRIBED IN THE GRANT DEED RECORDED ON JANUARY 19, 2011 AS DOCUMENT NO. 21052358, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF ADJUSTED PARCEL B AS DESCRIBED IN THE LOT LINE ADJUSTMENT PERMIT RECORDED ON JUNE 22, 1999 AS DOCUMENT NO. 14867793, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID CORNER BEING ON THE SOUTHWESTERLY LINE OF COLEMAN AVENUE, SHOWN AS "PROPOSED COLEMAN AVE." ON THE RECORD OF SURVEY RECORDED ON JANUARY 25, 1960 IN BOOK 116 OF MAPS, AT PAGE 18, RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE NORTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, ALSO BEING SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 613.02 FEET TO THE MOST NORTHERLY CORNER OF THE PROPERTY DESCRIBED IN THE GRANT DEED RECORDED ON NOVEMBER 14, 2012 AS DOCUMENT NO. 21950036, OFFICIAL RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG THE GENERAL NORTHWESTERLY LINE OF SAID GRANT DEED, SOUTH 32° 25' 10" WEST 12.00 FEET TO A POINT BEING 12.00 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57° 34' 50" WEST 752.69 FEET TO A POINT BEING 1,365.71 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE PARALLEL WITH THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B, SOUTH 32° 25' 10" WEST 513.86 FEET TO THE POINT OF BEGINNING, SAID POINT BEING 525.86 FEET DISTANT

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, SOUTH 32° 25' 10" WEST 230.50 FEET TO A POINT BEING 756.36 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, NORTH 57°34' 50" WEST 493.68 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT, CONCAVE EASTERLY, HAVING A RADIUS OF 20.00 FEET;

THENCE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 31.42 FEET TO A POINT BEING 1,879.39 FEET DISTANT NORTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM THE SOUTHEASTERLY LINE OF SAID ADJUSTED PARCEL B;

THENCE PARALLEL WITH SAID SOUTHEASTERLY LINE OF ADJUSTED PARCEL B, NORTH 32° 25' 10" EAST 210.50 FEET TO A POINT BEING 525.86 FEET DISTANT SOUTHWESTERLY, MEASURED AT A RIGHT ANGLE, FROM SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE;

THENCE PARALLEL WITH SAID SOUTHWESTERLY LINE OF COLEMAN AVENUE, SOUTH 57°34' 50" EAST 513.68 FEET TO THE POINT OF BEGINNING.

PARCEL TEN:

NON-EXCLUSIVE EASEMENTS AS CONTAINED IN THAT CERTAIN "AMENDED AND RESTATED RECIPROCAL EASEMENT AGREEMENT" RECORDED MARCH 5, 2015 AS INSTRUMENT NO. 22873580 OF OFFICIAL RECORDS.

APNs:  230-46-075 (Affects Parcel One), 230-46-076 (Affects a portion of Parcel Two), 230-46-077 (Affects a portion of Parcels Two, Three, Five and Six), 230-46-078 (Affects Parcel Four), 230-46-079 (Affects a portion of Parcels Two, Five and Six), 230-46-080 (Affects a portion of Parcels Five and Six), 230-46-081 (Affects Parcel Seven), 230-46-082 (Affects Parcel Eight) and 230-46-083 (Affects Parcel Nine)

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:  (Lot 8)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel One as described in the Grant Deed recorded on January  11, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as “Proposed Coleman Ave.” on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 15, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25’ 10” West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 752.69 feet to the Point of Beginning, said point being 1,365.71 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said Southeasterly line of Adjusted Parcel B South 32° 25’ 10” West 513.86 feet to a point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34’ 50” West 513.68 feet to a point being 1,879.39 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said Southeasterly line of Adjusted Parcel B, North 32° 25’ 10” East 483.86 feet to the beginning of a tangent curve to the right, concave southerly, having a radius of 30.00 feet;

Thence along said curve through a central angle of 90° 00’ 00”, an arc distance of 47.12 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34’ 50” East 483.68 feet to the Point of Beginning.

PARCEL TWO:  (Lot 9)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel One as described in the Grant Deed recorded on January 11, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as “Proposed Coleman Ave.” on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 15, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25’ 10” West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 752.69 feet to a point being 1,365.71 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with the Southeasterly line of said Adjusted Parcel B, South 32° 25’ 10” West 513.86 feet to the Point of Beginning, said point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25’ 10” West 230.50 feet to a point being 756.36 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57°34’ 50” West 493.68 feet to the beginning of a tangent curve to the right, concave easterly, having a radius of 20.00 feet;

Thence along said curve, through a central angle of 90° 00’ 00”, an arc length of 31.42 feet to a point being 1,879.39 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, North 32° 25’ 10” East 210.50 feet to a point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57°34’ 50” East 513.68 feet to the Point of Beginning.

PARCEL THREE:

Non-exclusive easements as contained in that certain “Second Amended and Restated Reciprocal Easement Agreement” recorded March 15, 2018 as Instrument No. 23888777 of Official Records.

APN:  230-46-082 (Affects Parcel One) and 230-46-083 (Affects Parcel Two)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -7-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT A-2 - DESCRIPTION OF PROPERTY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:  (Lot 8)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel One as described in the Grant Deed recorded on January  11, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as “Proposed Coleman Ave.” on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 15, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25’ 10” West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 752.69 feet to the Point of Beginning, said point being 1,365.71 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said Southeasterly line of Adjusted Parcel B South 32° 25’ 10” West 513.86 feet to a point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34’ 50” West 513.68 feet to a point being 1,879.39 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said Southeasterly line of Adjusted Parcel B, North 32° 25’ 10” East 483.86 feet to the beginning of a tangent curve to the right, concave southerly, having a radius of 30.00 feet;

Thence along said curve through a central angle of 90° 00’ 00”, an arc distance of 47.12 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34’ 50” East 483.68 feet to the Point of Beginning.

PARCEL TWO:  (Lot 9)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel One as described in the Grant Deed recorded on January 11, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as “Proposed Coleman Ave.” on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 15, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25’ 10” West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34’ 50” West 752.69 feet to a point being 1,365.71 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with the Southeasterly line of said Adjusted Parcel B, South 32° 25’ 10” West 513.86 feet to the Point of Beginning, said point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25’ 10” West 230.50 feet to a point being 756.36 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57°34’ 50” West 493.68 feet to the beginning of a tangent curve to the right, concave easterly, having a radius of 20.00 feet;

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Thence along said curve, through a central angle of 90° 00’ 00”, an arc length of 31.42 feet to a point being 1,879.39 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, North 32° 25’ 10” East 210.50 feet to a point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57°34’ 50” East 513.68 feet to the Point of Beginning.

PARCEL THREE:

Non-exclusive easements as contained in that certain “Second Amended and Restated Reciprocal Easement Agreement” recorded March 15, 2018 as Instrument No. 23888777 of Official Records.

APN:  230-46-082 (Affects Parcel One) and 230-46-083 (Affects Parcel Two)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H-1 -9-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT H-2

COLEMAN HIGHLINE

FORM OF SNDA FOR CONSTRUCTION FINANCING

Wells Fargo Bank, National Association

Commercial Real Estate

1512 Eureka Rd., Suite 350

Roseville, CA 95661

Attention:  Jackie DeSimone

Loan No.:  1015366

(Space Above For Recorder's Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Security Instrument)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made as of _________, 20__ by and among CAP OZ 34, LLC, a Delaware limited liability company, owner of the real property hereinafter described ("Landlord"), ROKU, INC., a Delaware corporation ("Tenant") and Wells Fargo Bank, National Association (collectively with its successors or assigns, "Lender").

R E C I T A L S

A.

Pursuant to the terms and provisions of a lease dated August 1, 2018 ("Lease"), Landlord granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.

Landlord has executed that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 29, 2015, and recorded in the Official Records of Santa Clara County, California on December 29, 2015 as Document No. 23183228 (the "Security Instrument") securing, among other things, that certain Promissory Note Secured by Deed of Trust (the "Note") in the principal sum of Ninety-Seven Million Three Hundred Fifty Thousand and No/100ths Dollars ($97,350,000.00), in favor of Lender ("Loan").

C.

As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Subject to the terms and conditions of this Agreement, Landlord and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Landlord and Tenant hereby agree, for the benefit of Lender, as follows:

1.	SUBORDINATION. Landlord and Tenant hereby agree that:
1.1

Prior Lien.  The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and
1.3

Whole Agreement.  This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4

Use of Proceeds.  Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5

Waiver, Relinquishment and Subordination.  Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Landlord in favor of Lender.
3.	ESTOPPEL. Tenant acknowledges and represents, to Tenant's actual knowledge as of the date of this Agreement, that:
3.1

Entire Agreement.  The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as set forth in Section 3.1 of the Lease.
3.3

No Default.  As of the date of this Agreement:  (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4

Lease Effective.  The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no amendments, modifications or additions to the Lease, written or oral; and

3.5

No Broker Liens.  Neither Tenant nor Landlord has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as set forth in Section 29.24 of the Lease.

In no event shall the issuance of the foregoing statements subject Tenant to any liability whatsoever (other than to create an estoppel as between Tenant and Lender), despite the failure of Tenant to disclose correct or relevant information.  The foregoing statements shall not serve as an estoppel as between Tenant and Landlord.

4.	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the beneficiary under the Security Instrument:
4.1

Modification, Termination and Cancellation.  Except as expressly permitted by the Lease, Tenant will not enter into any agreement to terminate or cancel the Lease (in whole or in part) without Lender’s prior written consent and, except as expressly permitted by the Lease, will not make any payment to Landlord in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent.  Additionally, Lender shall not be bound by any material modification or amendment to the Lease made without Lender’s prior written consent except where such modifications or amendments solely memorialize Tenant’s exercise of expansion or extension options or other rights expressly provided in the Lease.  For purposes of this Section 4.1, a “material” modification or amendment of the Lease means a modification or amendment that reduces the rent, term, size of Tenant’s premises or Tenant’s obligation to pay operating expenses or other reimbursements, common area charges or any of its other financial obligations under the Lease, adds options on the part of the Tenant to extend the term of the Lease or expand Tenant’s premises or to purchase the Property or any portion thereof, or otherwise materially increases Lender’s obligations or materially decreases Tenant’s obligations under the Lease.

4.2

Notice of Default.  Tenant will notify Lender in writing concurrently with any notice given to Landlord of any default by Landlord under the Lease that gives or could give Tenant the right to terminate or cancel the Lease, claim a partial or total eviction, or offset or abate rent, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

expiration of the time period provided in the Lease for the cure thereof by Landlord ; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence.  Notwithstanding the foregoing, nothing in this agreement shall preclude Tenant from immediately exercising Tenant’s rights under Section 19.7 of the Lease following Landlord’s failure to perform Landlord’s repair and maintenance obligations within the applicable notice and cure periods set forth in Section 19.7 of the Lease;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease;
4.4

Assignment of Rents.  Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Landlord to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and Landlord hereby agrees that Tenant shall not be required to determine whether Landlord is in default under the Loan and/or the Security Instrument, and Landlord further agrees that all such payments by Tenant to Lender shall satisfy Tenant’s obligations under the Lease with respect to such payments.

4.5

Insurance and Condemnation Proceeds.  In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control.

5.

ATTORNMENT.  In the event of a foreclosure under the Security Instrument, the parties (including for this purpose any transferee of Lender or any transferee of Landlord's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Security Instrument) agree as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;
5.2

Continuation of Performance.  Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Landlord's interest in the Lease and giving written notice thereof to Tenant;

5.3

No Offset.  Except for any of Tenant’s offset rights expressly set forth in the Lease, including, without limitation, Tenant’s offset rights resulting from Tenant’s actual performance and payment pursuant to Tenant’s exercise of its rights under Section 19.7 of the Lease, Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease, to the extent the act or omission occurred prior to the date Lender became the Landlord under the Lease, except that Lender shall be obligated to cure any breach or default under the Lease which continues beyond the date that Lender acquires title to, and possession of, the Property, to the extent Tenant has provided Lender with prior written notice of such breach or default and an opportunity to cure as provided herein, and such breach or default is reasonably susceptible to cure by Lender (e.g. does not require the performance of an obligation personal to the prior owner); nor shall Lender be liable for the return of any sums which Tenant may have paid to Landlord under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Lender.

5.4

Subsequent Transfer.  Lender, by succeeding to the interest of Landlord under the Lease, shall become obligated to perform the covenants of Landlord thereunder to the extent the covenants accrue during the period Lender is the “Landlord” under this Lease.  Upon any further transfer of Landlord's interest by Lender, all of such obligations accruing thereafter shall terminate as to Lender so long as all such obligations are assumed in writing by such successor owner.

5.5

Limitation on Lender's Liability.  Tenant agrees to look solely to Lender's interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6

No Representation.  Lender shall not be liable with respect to any representations from Landlord, whether pursuant to the Lease or otherwise, including, but not limited to, any representation related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

6.

NON-DISTURBANCE.  In the event of a foreclosure under the Security Instrument (or deed in lieu thereof), so long as there shall then exist no breach, default, or event of default (in each case, beyond any applicable notice and cure periods) on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or

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terminated, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease, except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender nor its successors and assigns:  any option to purchase or right of first refusal to purchase with respect to the Property.

7.	MISCELLANEOUS.
7.1

Remedies Cumulative.  All rights of Lender herein to collect rents on behalf of Landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and pursuant to this Agreement and the Lease.

7.2

NOTICES.  All notices, demands, or other communications under this Agreement shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid.  Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Landlord:	CAP OZ 34, LLC 10121 Miller Avenue, Suite 200 Cupertino, CA 95014 Attention: Derek K. Hunter, Jr. and Sherri Prieb
With a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.
Tenant:	ROKU, Inc. 150 Winchester Circle Los Gatos, California 95032 Attn:Director of Real Estate
With a copy to:	ROKU, Inc. 150 Winchester Circle Los Gatos, California 95032 Attn:General Counsel
Lender:	Wells Fargo Bank, National Association Commercial Real Estate (AU #2961) 420 Montgomery Street, 6th Floor San Francisco, CA 94104 Attention: Sarah S. Carroll Loan #: 1015366
With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center MAC N9303-110 600 South Fourth Street, 9th Floor Minneapolis, MN 55415 Attention: Melanie Robertson Loan #: 1015366

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

7.3

Heirs, Successors and Assigns.  Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

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7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.
7.5

Counterparts.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

NOTICE:THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

"LANDLORD" CAP OZ 34, LLC a Delaware limited liability company

By:	CAP OZ I, LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	HS Airport 2, LLC,
a California limited liability company
	Its:	Manager

By:
		Name:	Derek K. Hunter, Jr.
		Its:	Member

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________ SS.

On __________________________________________________________________ before me, _____________________________________________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                    .

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"TENANT"

ROKU, INC.,

a Delaware corporation

By:
Name:
Its:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________ SS.

On __________________________________________________________________ before me, _____________________________________________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                    .

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H -7-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

"LENDER"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________ SS.

On __________________________________________________________________ before me, _____________________________________________________________, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                    .

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT H -8-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT A - DESCRIPTION OF PROPERTY

Real property in the City of San Jose, County of Santa Clara,State of California,described as follows:  PARCEL ONE: (Lot 8)  All that certain real property situate in the City of San Jose, County of Santa Clara,State of California, beingportion of Parcel One as described in the Grant Deed recorded on January 11, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:  Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22,1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;  Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 15, 2012 as Document No. 21950036, Official Records of Santa Clara County;  Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle,from said Southwesterly line of Coleman Avenue;  Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 752.69 feet to the Point of Beginning, said point being 1,365.71 feet distant northwesterly, measured at a right angle,from the southeasterly line of said Adjusted Parcel B;  Thence parallel with said Southeasterly line of Adjusted Parcel B South 32° 25' 10" West 513.86 feet to a point being 525.86 feet distant southwesterly, measured at a right angle,from said southwesterly line of Coleman Avenue;  Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 513.68 feet to a point being 1,879.39 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;  Thence parallel with said Southeasterly line of Adjusted Parcel B, North 32° 25' 10" East 483.86 feet to the beginning of a tangent curve to the right, concave southerly,having a radius of 30.00 feet;  Thence along said curve through a central angle of 90° 00' 00", an arc distance of 47.12 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;  Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34' 50" East 483.68 feet to the Point of Beginning.  PARCEL TWO: (Lot 9)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT I -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

All that certain real property situate in the Oty of San Jose,County of Santa Clara,State of California,being a portion of ParcelOne as described in the Grant Deed recorded on January 11, 2011 as Document No. 21052358, Official Records of Santa Clara County,said property being more particularly described as follows: Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue,shown as "Proposed Coleman Ave." on the Record of Swvey recorded on January 25, 1960 in Book 116 of 1aps, at Page 18, Records of Santa Clara County; Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 15, 2012 as Document No. 21950036, Official Records of Santa Clara County; Thence along the general Northwesterly line of said Grant Deed,South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly,measured at a right angle,from said Southwesterly line of Coleman Avenue; Thence parallel with said Southwesterly line of Coleman Avenue,North 57° 34' 50" West 752.69 feet to a point being 1,365.71feet distant northwesterly,measured at a right angle,from the southeasterly line of said Adjusted Parcel B; Thence parallel with the Southeasterly line of said Adjusted Parcel B,South 32° 25' 10" West 513.86 feet to the Point of Beginning, said point being 525.86 feet distant southwesterly, measured at a right angle,from said southwesterly line of Coleman Avenue; Thence parallel with said southeasterly line of Adjusted Parcel B,South 32° 25' 10" West 230.50 feet to a point being 756.36 feet distant southwesterly, measured at a right angle,from said southwesterly line of Coleman Avenue; Thence parallel with said southwesterly line of Coleman Avenue,North 57°34' 50" West 493.68 feet to the beginning of a tangent curve to the right,concave easterly,having a radius of 20.00 feet• ' Thence along said curve,through a centralangle of 90° 00' 00", an arc length of 31.42 feet to a point being 1,879.39 feet distant northwesterly,measured at a right angle, from the southeasterly line of said Adjusted Parcel B; Thence parallel with said southeasterly line of Adjusted Parcel B,North 32° 25' 10" East 210.50 feet to a point being 525.86 feet distant southwesterly, measured at a right angle,from said southwesterly line of Coleman Avenue; Thence parallel with said southwesterly line of Coleman Avenue,South 57°34'50" East 513.68 feet to the Point of Beginning. PARCEL THREE: Non-exclusive easements as contained in that certain "Second Amended and Restated Reciprocal Easement Agreement" recorded IVlarch 15, 2018 as Instrument No. 23888777 of Official Records.  APN: 230-46-082 (Affects Parcel One) and 230-46-083 (Affects ParcelTwo)

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT I -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT I

COLEMAN HIGHLINE

LOCATIONS OF TENANT'S SIGNAGE

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788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT I -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Tenant's logo:

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT I -5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT J

COLEMAN HIGHLINE

FORM OF RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

MALLORY & NATSIS LLP

1901 Avenue of the Stars, 18th Floor

Los Angeles, California 90067

Attention: Anton N.  Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this "Agreement") is entered into as of the __ day of ________, 20___, by and between __________________ ("Landlord"), and ________________ ("Tenant"), with reference to the following facts:

A.

Landlord and Tenant entered into that certain Office Lease dated _____, 20__ (the "Lease").  Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "Premises") located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the "Property").

B.

The Premises is located in an office building located on real property which is part of an area owned by Landlord containing approximately ___ (__) acres of real property located in the City of ____________, California (the "Project"), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C.

Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "Declaration"), dated ________________, 20___, in connection with the Project.

D.	Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1.

Tenant's Recognition of Declaration.  Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2.	Miscellaneous.

2.1This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing.  The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

2.7If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8Time is of the essence of this Agreement.

2.9The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

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SIGNATURE PAGE OF RECOGNITION OF
COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

"Landlord":

,
a

By:
Its:

"Tenant": ROKU, INC., a Delaware corporation

By:
Its:

By:
Its:

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT J -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT K

COLEMAN HIGHLINE

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:
BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]
LETTER OF CREDIT NO.
EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.	THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.
2.	BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT K -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___(120 days from the Lease Expiration Date) ___.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT).  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________."

We hereby agree with you that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day.  If drafts are presented to [Insert Bank Name] under this Letter of Credit after [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day.  As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close.  If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT K -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile.  Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, [Insert Fax Number – (___) ___-____], attention:  [Insert Appropriate Recipient], with telephonic confirmation of our receipt of such facsimile transmission at our telephone number [Insert Telephone Number – (___) ___-____] or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number.  We agree to notify you in writing, by NATIONALLY RECOGNIZED OVERNIGHT courier service, of any change in such direction.  Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [Insert Bank Name] at the applicable address for presentment pursuant to the paragraph FOLLOWING this one.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT K -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT L

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

ROKU, Inc.

c/o Friedman & Associates, Inc.

1100 Glendon Avenue, Suite PH9

Los Angeles, CA 90024-3526

Attention:  Jason Perscheid, Esq.

(space above this line for recorder’s use)

MEMORANDUM OF LEASE

This Memorandum of Lease ("Memorandum") is made and entered into as of August 1, 2018, for the purpose of recording, by and between CAP OZ 34, LLC, a Delaware limited liability company ("Landlord"), and Roku, Inc., a Delaware corporation ("Tenant").

1.    Defined Terms; Exhibits.  All capitalized terms used in this Memorandum and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease (as defined below).  All Exhibits referenced herein are attached hereto, and are incorporated herein by this reference.

2.    Premises; Building; Project.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, pursuant to the terms and conditions of that certain Office Lease dated as of August 1, 2018 (as amended, the "Lease"), those certain premises described in the Lease, consisting of a total of 380,951 rentable square feet of space (the "Premises"), depicted on Exhibit A attached to the Lease.  The Premises consists of (i) the entirety of the building located at 1173 Coleman Avenue, San Jose, California, (ii) the entirety of the building located at 1167 Coleman Avenue, San Jose, California, and (iii) the entirety of the building located at 1161 Coleman Avenue, San Jose, California (the "Buildings").  The Buildings are located on the land legally described on Exhibit A to this Memorandum.

3.    Lease Term.  The term of the Lease ("Lease Term") is for a period of approximately one hundred forty (140) calendar months, starting on the Lease Commencement Date and ending one hundred forty (140) calendar months thereafter, subject to adjustment as provided in the Lease.  The Lease Commencement Date is expected to occur on or about March 1, 2020, subject to adjustment as provided in the Lease.

4.    Extension Options.  Pursuant to the Lease, Landlord grants to Tenant one (1) option to extend the Lease Term for a period of seven (7) years.

5.    Right of First Offer.  Pursuant to the Lease, Landlord grants to Tenant a one-time right of first offer to lease office space in the Building and that certain building in the Project located at 1179 Coleman Avenue.

6.    Lease Incorporated.  All the other terms, conditions and covenants of the Lease are incorporated herein by this reference.  In the event of a conflict between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall govern.

7.    Counterparts. This Memorandum may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement.  This Memorandum is solely for notice and recording purposes and shall not be construed to alter, modify, expand, diminish or supplement the provisions of the Lease.

8.    Successors and Assigns.  The terms, covenants and provisions of the Lease, the terms of which are hereby incorporated by reference into this Memorandum, shall extend to and be binding upon the respective executors, administrators, heirs, successors and assigns of Tenant and Landlord.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT L -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be executed the day and date first above written.

"LANDLORD" CAP OZ 34, LLC a Delaware limited liability company

By:	CAP OZ I, LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	HS Airport 2, LLC,
a California limited liability company
	Its:	Manager

By:
		Name:	Derek K. Hunter, Jr.
		Its:	Member

"TENANT" Roku, Inc. a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT L -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of                                    )

County of                                                      )

On                                         , before me,                                                                                 ,

                                         (insert name of notary)

Notary Public, personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                                                          (Seal)

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of )

County of ______________________)

On _________________________, before me,                                                              ,

                                                       (insert name of notary)

Notary Public, personally appeared                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                                    (Seal)

[ATTACH LEGAL DESCRIPTION]

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT L -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT A TO EXHIBIT L

LEGAL DESCRIPTION

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -1-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBIT M

DEPICTION OF BICYCLE STORAGE AREA(S)

EXHIBIT N

RESERVED PARKING AND ELECTRICAL VEHICLE CHARGING STATIONS

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -2-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

RAMP UP AT 6.00% SLOPE
RAMP DN AT 6.00% SLOPE
Provide conduit path for future EV stations

Ground Level

Ground Level Parking Stalls: 337

Electrical Vehicle Charging Stations

*Landlord's transformer for the parking garage to be sized to accommodate future EV stations based on current and future EV Stations

COLEMAN HIGHLINE PARKING STRUCTURE

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -3-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Provide conduit path for future EV stations
RAMP UP
RAMP DN

Second Level

Second Level Parking Stalls: 371

Electrical Vehicle Charging Stations

COLEMAN HIGHLINE PARKING STRUCTURE

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -4-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

RAMP UP AT 5.00% SLOPE
RAMP DN AT 5.00% SLOPE
Provide conduit path for future EV stations
N

Third Level

Third Level Parking Stalls: 368

Electrical Vehicle Charging Stations

COLEMAN HIGHLINE PARKING STRUCTURE

PLANS

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -5-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Fourth Level

Fourth Level Parking Stalls: 371

Electrical Vehicle Charging Stations

# COLEMAN HIGHLINE PARKING STRUCTURE

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	EXHIBIT N -6-	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

OFFICE LEASE

COLEMAN HIGHLINE

CAP OZ 34, LLC,

a Delaware limited liability company,

as Landlord,

and

ROKU, INC.,

a Delaware corporation,

as Tenant.

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

EXHIBITS

EXHIBIT A	OUTLINE OF PREMISES
EXHIBIT A-1	SITE PLAN
EXHIBIT B	TENANT WORK LETTER
SCHEDULE 1-A TO EXHIBIT B	TIME DEADLINES
SCHEDULE 1-B TO EXHIBIT B	BASE BUILDING DESCRIPTION
SCHEDULE 1-C TO EXHIBIT B	BASE BUILDING PLANS FOR BUILDINGS 3 AND 4
SCHEDULE 1-D TO EXHIBIT B	DELIVERY CONDITION

EXHIBIT C	FORM OF NOTICE OF LEASE TERM DATES
EXHIBIT D	RULES AND REGULATIONS
EXHIBIT E	FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT F	MARKET RENT DETERMINATION
EXHIBIT G	HAZARDOUS MATERIALS
SCHEDULE 1 TO EXHIBIT G	ENVIRONMENTAL QUESTIONNAIRE
EXHIBIT H-1	FORM OF SNDA FOR GROUND LANDLORD
EXHIBIT H-2	FORM OF SNDA FOR CONSTRUCTION FINANCING
EXHIBIT I	LOCATIONS OF TENANT'S SIGNAGE
EXHIBIT J	FORM OF RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS
EXHIBIT K	FORM OF LETTER OF CREDIT
EXHIBIT L	FORM OF MEMORANDUM OF LEASE
EXHIBIT M	DEPICTION OF BICYCLE STORAGE AREA(S)
EXHIBIT N	RESERVED PARKING AND ELECTRICAL VEHICLE CHARGING STATIONS

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	(i)	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

INDEX

Page(s)
Abatement Event	35
Accountant	17
Additional Notice	6
Additional Rent	10
Advocate Arbitrators.	8
Alterations	22
Anticipated Over-Allowance Amount	Exhibit B
Appealable Tax Expenses	14
Appeals Notice	14
Applicable Laws	40
Arbitration Agreement	8
Audit Period	17
Bank	36
Bank Prime Loan	41
Bankruptcy Code	36
Bank's Credit Rating Threshold	36
Base Building	22, Exhibit B
Base Building Description	Exhibit B
Base Building Plans	Exhibit B
Base Rent	10
Base Rent Abatement	10
Base Rent Abatement Period	10
Base, Shell and Core	Exhibit B
BB HVAC System	19
Briefs	9
Brokers	46
BS/BS Exception	21
Building	Summary
Building 1	4
Building 2	4
Building 2 Lease	5
Building 3	Summary
Building 3 Premises	Summary
Building 4	Summary
Building 4 Premises	Summary
Building A2	Summary
Building A2 Premises	Summary
Building Structure	21
Building Systems	21
Buildings	Summary
Cafeteria	17
Cafeteria Users	17
Clean-up	Exhibit G
Closure Letter	Exhibit G
CofO	Exhibit B
Common Areas	5
Comparable Area	Exhibit F
Comparable Buildings	Exhibit F
Comparable Transactions	Exhibit F
Competitor Restricted Area	44
Control,	31
Controllable Operating Expenses	16
Cosmetic Alterations	22
Cost Pools	15
Co-Work Uses	45
Default Rate	41
Delay Notice	Exhibit B
Deliver Punch List	Exhibit B
Delivery Condition	Exhibit B
Delivery Date	Exhibit B
Delivery Termination Date	Exhibit B
Delivery Termination Notice	Exhibit B
Deviation	6
Direct Expenses	10
Economic Terms	5
Eligibility Period	35
Emergency	36
Environmental Assessment	2
Environmental Laws	Exhibit G
788287.02/WLA 375755-00007/7-26-18/mjh/ejw	(ii)	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Page(s)
Environmental Permits	Exhibit G
Environmental Questionnaire	19
Environmental Report	Exhibit G
Estimate	15
Estimate Statement	15
Estimated Excess	15
EV Stations	43
Exchanged Market Rents	8
Exercise Notice	8
Existing CC&Rs	19
Existing Hazardous Materials	Exhibit G
Existing Lender	19
Existing Loan	19
Existing Underlying Documents	19
Expense Year	10
Extension Option	7
FDIC Replacement Period	36
Final Condition	Exhibit B
Final Condition Date	Exhibit B
First Offer Commencement Date	6
First Offer Lease	6
First Offer Notice	5
First Offer Space	5
First Offer Term	6
First Rebuttals	9
First Reduction Date	38
First Rent Abatement Date	Exhibit B
Fitch	31
Fitness Center	17
Fitness Center Users	17
Force Majeure	45
Future Ground Lease	19
Future Underlying Documents	19
Governmental Approvals	40
Ground Landlord	19
Ground Lease	19
Hazardous Materials	Exhibit G
Hazardous Materials Claims	Exhibit G
HVAC	19
Identification Requirements	47
Interest Notice	8
Landlord	Summary
Landlord Caused Delay	Exhibit B
Landlord Contribution	27
Landlord Hazardous Materials	Exhibit G
Landlord Minor Changes	Exhibit B
Landlord Parties	24
Landlord Response Notice	8
Landlord's Initial Statement	9
Landlord's Option Rent Calculation	8
Landlord's Set-Off Notice	36
Landlord's Warranty	4
Late Delivery Date Abatements	Exhibit B
L‑C	36
L‑C Amount	36
L‑C Draw Event	36
L‑C Expiration Date	36
L‑C FDIC Replacement Notice	37
L-C Reduction Condition	39
Lease	Summary
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lenders	33
Lines	47
Mail	45
Mandatory Removal Items	23
Market Rent	Exhibit F
Measuring Expense Year	16
Memorandum	43
Moody's	31
788287.02/WLA 375755-00007/7-26-18/mjh/ejw	(iii)	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Page(s)
Net Equivalent Lease Rate	Exhibit F
Neutral Arbitrator	8
New Offer Terms	6
Nondisturbance Agreement	33
Notice of Lease Term Dates	7
Notices	45
Objectionable Name	40
Operating Expenses	11
Option Rent	8
Option Term	7
Original Improvements	25
Original Landlord	6
Original Tenant	5
Other Improvements	47
Outside Agreement Date	8
Over-Allowance Payments	Exhibit B
PCBs	Exhibit G
Percentage	Exhibit B
Permit Delay	45
Permitted Capital Items	11
Permitted Transferee	31
Permitted Transferee Assignee.	31
Premises	4
Project	4
Proposition 13	14
Rating Replacement Period	36
Reduced Premises	7
Release	Exhibit G
Reminder Notice	22
Renewal Allowance	Exhibit F
Renovations	47
Rent.	10
Right of First Offer	5
Roof Deck	4
RSF	Summary
Rules and Regulations	18
Ruling	9
S&P	31
Second Rebuttals	9
Second Reduction Date	39
Second Rent Abatement Date	Exhibit B
Secured Areas	42
Security Deposit Laws	38
Shuttle Service	48
Shuttle Service Riders	48
Specialty Improvements	23
Statement	15
Subject Space	28
Substantial Completion of the Tenant Improvements	Exhibit B
Summary	Summary
Superior Leases	5
Tax Expenses	13
Telecommunications Equipment	39
Tenant	Summary
Tenant Competitor	44
Tenant Damage	4
Tenant Delay	Exhibit B
Tenant Facility Coordinator	20
Tenant HVAC System	19
Tenant Improvement Allowance Payments	Exhibit B
Tenant Improvements,	25
Tenant Parties	24
Tenant Party	24
Tenant Work Letter	4
Tenant's First Offer Exercise Notice	5
Tenant's HazMat Agents	Exhibit G
Tenant's Initial Statement	9
Tenant's Occupants	31
Tenant's Option Rent Calculation	8
Tenant's Rebuttal Statement	9
Tenant's Security Personnel	20
788287.02/WLA 375755-00007/7-26-18/mjh/ejw	(iv)	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.

Page(s)
Tenant's Security System	21
Tenant's Share	10
Tenant's Signage	40
Termination Effective Date	Exhibit B
Third Party Lease	5
Third Party Operator	17
TI Item	Exhibit B
TI Manual	22
Transfer	28
Transfer Costs	30
Transfer Notice	28
Transfer Premium	29
Transferee	28
Transfers	28
Underlying Documents	19
Unusable Area	35

788287.02/WLA 375755-00007/7-26-18/mjh/ejw	(v)	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Roku, Inc.